Exhibit 99.3

1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We have audited Cablevision Systems Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Cablevision Systems Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting in Item 9A. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, Cablevision Systems Corporation and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated February 28, 2008 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP
Melville, New York
February 28, 2008

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Cablevision Systems Corporation:

We have audited the accompanying consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007.  In connection with our audits of the consolidated financial statements, we also have audited the related financial statement schedule listed in Item 15(a)(2).  These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cablevision Systems Corporation and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 2 to the accompanying consolidated financial statements, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, as of January 1, 2006, adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006, and adopted the provisions of FASB Interpretation  No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Cablevision Systems Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2008 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP
Melville, New York
February 28, 2008, except for Notes 2, 4, 5, 8 and 19 which are as of May 27, 2008

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

(Dollars in thousands)

	2007	2006
ASSETS

Current Assets:

Cash and cash equivalents	$360,662	$524,401
Restricted cash	58,416	11,390
Accounts receivable, trade (less allowance for doubtful accounts of $12,683 and $17,257)	543,151	516,533
Prepaid expenses and other current assets	189,306	157,003
Program rights, net	133,146	124,778
Deferred tax asset	232,984	184,032
Investment securities pledged as collateral	196,090	18,981
Derivative contracts	30,532	81,140
Assets held for sale	—	49,189
Total current assets	1,744,287	1,667,447

Property, plant and equipment, net of accumulated depreciation of $6,956,699 and $6,254,510	3,472,203	3,713,030
Investments in affiliates	—	49,950
Notes and other receivables	40,874	29,659
Investment securities pledged as collateral	668,438	1,080,229
Derivative contracts	43,020	—
Other assets	79,740	80,273
Program rights, net	420,923	375,700
Deferred carriage fees, net	151,507	173,059
Franchises	731,848	731,848
Affiliation, broadcast and other agreements, net of accumulated amortization of $448,392 and $390,324	339,614	397,682
Other intangible assets, net of accumulated amortization of $102,487 and $77,255	316,830	325,291
Excess costs over fair value of net assets acquired	1,023,480	1,024,168
Deferred financing and other costs, net of accumulated amortization of $88,011 and $68,705	107,813	117,409
Assets held for sale	—	79,112
	$9,140,577	$9,844,857

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2007 and 2006

(Dollars in thousands, except share and per share amounts)

	2007	2006
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current Liabilities:

Accounts payable	$370,044	$389,400
Accrued liabilities:
Interest	171,204	224,135
Employee related costs	291,268	388,474
Other accrued expenses	371,902	410,879
Deferred revenue	198,658	162,463
Program rights obligations	110,128	121,890
Liabilities under derivative contracts	2,893	6,568
Bank debt	110,000	93,750
Collateralized indebtedness	219,073	102,268
Capital lease obligations	5,351	7,069
Notes payable	1,017	17,826
Senior notes and debentures	500,000	499,952
Liabilities held for sale	—	6,024
Total current liabilities	2,351,538	2,430,698

Defined benefit plan and other postretirement plan obligations	57,596	82,517
Deferred revenue	12,691	14,337
Program rights obligations	307,185	312,344
Liabilities under derivative contracts	132,647	204,887
Other liabilities	264,446	251,437
Deferred tax liability	326,736	73,724
Bank debt	4,778,750	4,898,750
Collateralized indebtedness	628,081	819,306
Notes payable	—	1,017
Capital lease obligations	60,056	54,389
Senior notes and debentures	4,995,148	5,494,004
Senior subordinated notes	323,311	497,011
Minority interests	1,182	49,670
Liabilities held for sale	—	19
Total liabilities	14,239,367	15,184,110

Commitments and contingencies

Stockholders’ Deficiency:
Preferred Stock, $.01 par value, 50,000,000 shares authorized, none issued	—	—
CNYG Class A common stock, $.01 par value, 800,000,000 shares authorized, 255,648,391 and 250,927,804 shares issued and 231,007,266 and 228,643,568 shares outstanding	2,556	2,509
CNYG Class B common stock, $.01 par value, 320,000,000 shares authorized, 63,265,676 and 63,736,814 shares issued and outstanding	633	637
RMG Class A common stock, $.01 par value, 600,000,000 shares authorized, none issued	—	—
RMG Class B common stock, $.01 par value, 160,000,000 shares authorized, none issued	—	—
Paid-in capital	130,791	57,083
Accumulated deficit	(4,806,543)	(5,027,473)
	(4,672,563)	(4,967,244)
Treasury stock, at cost (24,641,125 and 22,284,236 CNYG Class A common shares)	(429,084)	(360,059)
Accumulated other comprehensive income (loss)	2,857	(11,950)
Total stockholders’ deficiency	(5,098,790)	(5,339,253)
	$9,140,577	$9,844,857

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands, except per share amounts)

	2007	2006	2005

Revenues, net	$6,484,481	$5,828,493	$5,082,045

Operating expenses:
Technical and operating (excluding depreciation, amortization and impairments shown below)	2,891,337	2,651,890	2,249,367
Selling, general and administrative	1,558,455	1,471,366	1,283,938
Restructuring expense (credits)	4,733	(3,484)	(537)
Depreciation and amortization (including impairments)	1,118,888	1,119,829	1,074,711
	5,573,413	5,239,601	4,607,479

Operating income	911,068	588,892	474,566

Other income (expense):
Interest expense	(940,852)	(928,202)	(764,539)
Interest income	40,154	36,528	15,874
Equity in net income of affiliates	4,377	6,698	3,219
Gain on sale of programming and affiliate interests, net	183,286	—	64,968
Gain (loss) on investments, net	(214,257)	290,052	(138,312)
Gain (loss) on derivative contracts, net	138,144	(253,712)	119,180
Write-off of deferred financing costs	(2,919)	(14,083)	—
Loss on extinguishment of debt	(19,113)	(13,125)	—
Minority interests	321	1,614	5,221
Miscellaneous, net	2,636	2,845	650
	(808,223)	(871,385)	(693,739)
Income (loss) from continuing operations before income taxes	102,845	(282,493)	(219,173)
Income tax benefit (expense)	(79,181)	140,462	82,219
Income (loss) from continuing operations	23,664	(142,031)	(136,954)
Income from discontinued operations, net of taxes (including net gain from the sale of Fox Sports Net Bay Area of $186,281 in 2007 and primarily from the Regional Programming Partners restructuring of $269,428 in 2005)	195,235	16,428	226,274
Income (loss) before cumulative effect of a change in accounting principle	218,899	(125,603)	89,320
Cumulative effect of a change in accounting principle, net of taxes	(443)	(862)	—
Net income (loss)	$218,456	$(126,465)	$89,320

INCOME (LOSS) PER SHARE:

Basic net income (loss) per share:

Income (loss) from continuing operations	$0.08	$(0.50)	$(0.49)

Income from discontinued operations	$0.68	$0.06	$0.80

Cumulative effect of a change in accounting principle	$—	$—	$—

Net income (loss)	$0.76	$(0.45)	$0.32

Basic weighted average common shares (in thousands)	288,271	283,627	281,936

Diluted net income (loss) per share:

Income (loss) from continuing operations	$0.08	$(0.50)	$(0.49)

Income from discontinued operations	$0.66	$0.06	$0.80

Cumulative effect of a change in accounting principle	$—	$—	$—

Net income (loss)	$0.74	$(0.45)	$0.32

Diluted weighted average common shares (in thousands)	294,604	283,627	281,936

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	CNYG	CNYG	RMG	RMG				Accumulated
	Class A	Class B	Class A	Class B				Other
	Common	Common	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Total
Balance at December 31, 2004	$2,438	$658	$—	$—	$1,243,612	$(3,530,287)	$(359,750)	$(3,935)	$(2,647,264)
Net income	—	—	—	—	—	89,320	—	—	89,320
Minimum pension liability adjustment, net of taxes	—	—	—	—	—	—	—	182	182
Foreign currency translation, net of taxes	—	—	—	—	—	—	—	191	191
Comprehensive income									89,693
Proceeds from exercise of options	20	—	—	—	13,925	—	—	—	13,945
Recognition of equity-based stock compensation arrangements	—	—	—	—	32,259	—	—	—	32,259
Conversion of CNYG Class B common stock to CNYG Class A common stock	16	(16)	—	—	—	—	—	—	—
Treasury stock acquired from forfeiture of restricted shares	—	—	—	—	—	—	(3)	—	(3)
Contribution from CNYG Class B shareholder	—	—	—	—	6,337	—	—	—	6,337
Gain on issuance of members’ interest by subsidiary, net	—	—	—	—	10,397	—	—	—	10,397
Tax benefit related to stock options	—	—	—	—	1,256	—	—	—	1,256
Balance at December 31, 2005	2,474	642	—	—	1,307,786	(3,440,967)	(359,753)	(3,562)	(2,493,380)
Cumulative effect of adjustments resulting from the adoption of SAB No. 108, net of taxes (Note 2)	—	—	—	—	—	121,668	—	—	121,668
Adjusted balance at January 1, 2006	2,474	642	—	—	1,307,786	(3,319,299)	(359,753)	(3,562)	(2,371,712)

Net loss	—	—	—	—	—	(126,465)	—	—	(126,465)
Minimum pension liability adjustment, net of taxes	—	—	—	—	—	—	—	(1,484)	(1,484)
Comprehensive loss									(127,949)
Adjustment related to initial application of FASB Statement No. 158, net of taxes (Note 14)	—	—	—	—	—	—	—	(6,904)	(6,904)
Proceeds from exercise of options	30	—	—	—	15,610	—	—	—	15,640
Recognition of equity-based stock compensation arrangements	—	—	—	—	59,914	—	—	—	59,914
Treasury stock acquired from forfeiture and acquisition of restricted shares	—	—	—	—	—	—	(306)	—	(306)
Conversion of CNYG Class B common stock to CNYG Class A common stock	5	(5)	—	—	—	—	—	—	—
Special cash dividend paid to CNYG Class A and CNYG Class B shareholders	—	—	—	—	(1,326,227)	(1,581,709)	—	—	(2,907,936)
Balance at December 31, 2006	2,509	637	—	—	57,083	(5,027,473)	(360,059)	(11,950)	(5,339,253)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY AND COMPREHENSIVE INCOME (LOSS) (continued)

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	CNYG	CNYG	RMG	RMG				Accumulated
	Class A	Class B	Class A	Class B				Other
	Common	Common	Common	Common	Paid-in	Accumulated	Treasury	Comprehensive
	Stock	Stock	Stock	Stock	Capital	Deficit	Stock	Income (Loss)	Total
Net income	—	—	—	—	—	218,456	—	—	218,456
Minimum pension liability and post-retirement plan adjustments, net of taxes	—	—	—	—	—	—	—	14,807	14,807
Comprehensive income									233,263
Proceeds from exercise of options	43	—	—	—	30,751	—	—	—	30,794
Recognition of equity-based stock compensation arrangements	—	—	—	—	53,787	—	—	—	53,787
Treasury stock acquired from forfeiture and acquisition of restricted shares	—	—	—	—	—	—	(69,025)		(69,025)
Conversion of CNYG Class B common stock to CNYG Class A common stock	4	(4)	—	—	—	—	—	—	—
Special cash dividends paid in connection with employee stock option exercises, net of forfeitures related to restricted shares	—	—	—	—	(10,830)	2,916			(7,914)
Adjustment related to initial application of FASB Interpretation No. 48 (Note 11)	—	—	—	—	—	(442)	—	—	(442)
Balance at December 31, 2007	$2,556	$633	$—	$—	$130,791	$(4,806,543)	$(429,084)	$2,857	$(5,098,790)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	2007	2006	2005
Cash flows from operating activities:

Income (loss) from continuing operations	$23,664	$(142,031)	$(136,954)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,118,888	1,119,829	1,074,711
Equity in net income of affiliates	(4,377)	(6,698)	(3,219)
Minority interests	(321)	(1,614)	(5,221)
Gain on sale of programming and affiliate interests, net	(183,286)	—	(64,968)
Loss (gain) on investments, net	214,257	(284,542)	138,312
Write-off of deferred financing costs	2,919	14,083	—
Unrealized loss (gain) on derivative contracts, net	(149,868)	218,740	(156,082)
Loss on extinguishment of debt	19,113	13,125	—
Share-based compensation expense related to equity classified awards	53,077	63,675	28,870
Deferred income tax	52,576	(150,008)	(91,712)
Amortization and write-off of program rights	145,072	123,827	113,926
Amortization of deferred financing costs and discounts on indebtedness	50,151	50,150	61,232
Amortization of other deferred costs	34,324	27,696	22,359
Provision for doubtful accounts	52,165	41,386	34,507
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(79,071)	(107,635)	(76,984)
Notes and other receivables	(19,840)	48,280	11,496
Inventory, prepaid expenses and other assets	(23,861)	195	(10,680)
Advances/payables to affiliates	(190)	(1,263)	1,223
Program rights	(198,663)	(137,196)	(142,703)
Other deferred costs	(26,431)	(13,349)	(99,203)
Accounts payable	(17,054)	40,661	29,533
Accrued liabilities	(117,943)	60,671	87,538
Program rights obligations	(16,921)	(29,630)	(731)
Deferred revenue	36,929	(4,141)	25,499
Deferred carriage payable	(25,569)	(17,336)	45,371
Minority interests	—	—	243

Net cash provided by operating activities	939,740	926,875	886,363

Cash flows from investing activities:
Capital expenditures	(781,306)	(885,833)	(768,652)
Payments for acquisitions, net of cash acquired	—	—	(4,231)
Proceeds from sale of equipment, net of costs of disposal	3,336	17,704	5,407
Distribution from (contribution to) equity method investees	24,506	(1,000)	(420)
Proceeds from sale of affiliate interests	212,904	—	—
Decrease (increase) in investment securities and other investments	277	907	(9,520)
Decrease (increase) in restricted cash	5,812	(2,936)	27,342
Additions to other intangible assets	(16,771)	(1,551)	(12,886)

Net cash used in investing activities	(551,242)	(872,709)	(762,960)

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	2007	2006	2005
Cash flows from financing activities:
Proceeds from bank debt	73,000	5,463,000	554,614
Repayment of bank debt	(176,750)	(2,322,000)	(1,192,614)
Redemption of senior subordinated notes and debentures	(693,158)	(263,125)	—
Proceeds from collateralized indebtedness	—	595,035	210,973
Repayment of collateralized indebtedness	—	(548,867)	(222,623)
Dividend distribution to common stockholders	(67,319)	(2,840,780)	—
Proceeds from derivative contracts	—	6,496	6,462
Settlement of derivative contracts	—	(50,864)	—
Proceeds from stock option exercises	30,794	15,334	13,942
Payments on capital lease obligations and other debt	(7,285)	(8,739)	(11,956)
Deemed repurchase of restricted stock	(69,025)	—	—
Deemed net capital contribution from shareholder	—	—	6,337
Additions to deferred financing and other costs	—	(47,540)	(70)
Distributions to minority partners	(13,549)	(14,709)	(9,659)

Net cash used in financing activities	(923,292)	(16,759)	(644,594)

Effect of exchange rate changes on cash and cash equivalents	—	—	191
Net increase (decrease) in cash and cash equivalents from continuing operations	(534,794)	37,407	(521,000)
Cash flows of discontinued operations:
Net cash provided by (used in) operating activities	17,771	109,956	(27,854)
Net cash provided by investing activities	328,823	4,003	79,534
Net change in cash classified in assets held for sale	24,461	3,660	85,350
Net effect of discontinued operations on cash and cash equivalents	371,055	117,619	137,030

Cash and cash equivalents at beginning of year	524,401	369,375	753,345

Cash and cash equivalents at end of year	$360,662	$524,401	$369,375

See accompanying notes to consolidated financial statements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

NOTE 1.                                                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Related Matters

Cablevision Systems Corporation and its majority-owned subsidiaries (“Cablevision” or the “Company”) own and operate cable television systems and through its subsidiary, Rainbow Media Holdings LLC, have ownership interests in companies that produce and distribute national entertainment, regional news and sports programming services, including Madison Square Garden, L.P. The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters, and through April 30, 2005, provided direct broadcast satellite service.  The Company classifies its business interests into three reportable segments:  Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional television programming networks, including AMC, IFC, WE tv, News 12 and the VOOM HD Networks; and Madison Square Garden, consisting principally of its professional sports teams, a regional sports programming business and an entertainment business, as well as the operations of Fuse, a national programming network effective January 1, 2008.  Prior to January 1, 2008, Fuse was included in the Rainbow segment.  Prior period segment information has been reclassified and reported on a comparable basis for information included in Notes 2, 4, 5, 8 and 19.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries.  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes video, high-speed data, Voice over Internet Protocol, and telephony revenues as the services are provided to subscribers.  Installation revenue for the Company’s video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to its customers for franchise and regulatory fees as a component of revenue.

The Company’s programming businesses recognize affiliate fee revenue from cable system operators, direct broadcast satellite operators and telecommunications companies as the programming is provided.  Advertising revenues are recognized when commercials are aired.

In some advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote.

Revenues derived from other sources are recognized when services are provided or events occur.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company may enter into affiliation agreements which are documented in one or more contracts; however negotiated contemporaneously.  Amounts paid/received by the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Gross Versus Net Revenue Recognition

In the normal course of business, the Company is assessed non-income related taxes by governmental authorities, including franchising authorities, and collects such taxes from its customers. The Company’s policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to the governmental authorities and amounts received from the customers are recorded on a gross basis. That is, amounts paid to the governmental authorities are recorded as technical and operating expenses and amounts received from the customer are recorded as revenues. For the years ended December 31, 2007, 2006 and 2005, the amount of franchise fees included as a component of net revenue aggregated $111,398, $101,213, and $91,546, respectively.

Technical and Operating Expenses

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

Programming Costs

The Company’s cable television business included in the Telecommunications Services segment has received, or may receive, incentives from programming distributors for carriage of the distributors’ programming.  The Company recognizes these incentives as a reduction of programming costs in technical and operating expense, generally over the term of the programming agreement.

Program Rights

Rights acquired to broadcast various professional sports teams’ events and programming for exhibition on the Company’s networks, are expensed on a straight-line basis (except for owned original programming) over the contract or license period.  Estimated future revenues are reviewed regularly and write-downs to net realizable value of the Company’s program rights costs are made as required.  Estimates of total gross revenues can change due to a variety of factors, including the level of advertising rates and subscriber fees.  Accordingly, revenue estimates related to the Company’s program rights are reviewed periodically and amortization is adjusted as necessary.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Rights to programming, including feature films and episodic series, acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed or the license period has begun, unless there is uncertainty with respect to either cost, acceptability or availability, then when the uncertainty is resolved.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  The Company periodically reviews the programming usefulness of its program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness of exhibition.  If it is determined that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films is recorded in technical and operating expense.

See Note 5 for a discussion of the Company’s review of the programming usefulness of its program rights inventory and impairment charges.

Owned original programming is produced for the Company by independent production companies.  Any owned original programming costs qualifying for capitalization are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue.  Projected program usage is based on the historical performance of similar content.  Estimated cash flows can change based upon programming market acceptance, levels of affiliate fee revenue and advertising revenue, and program usage.  Accordingly, the Company periodically reviews revenue estimates and planned usage and revises its assumptions if necessary which could impact the timing of amortization expenses.

Advertising Expenses

Advertising costs are charged to expense when incurred.  Advertising costs amounted to $254,387, $221,158 and $202,618 for the years ended December 31, 2007, 2006 and 2005, respectively.

Cash and Cash Equivalents

Cash is invested in money market funds, bank time deposits or in obligations of the U.S. Treasury.  The Company’s cash investments are placed with money market funds or financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Services.  The Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

Restricted Cash

Restricted cash at December 31, 2007 and 2006 amounted to $58,416 and $11,390, respectively.  The December 31, 2007 balance includes a cash collateralized bond in the amount of $52,159 relating to a judgment against the Company relating to a contract dispute with Loral Space and Communications Holding Corporation (see Notes 6 and 17). In addition, restricted cash at December 31, 2007 included cash required to be set aside under operating agreements between Madison Square Garden and the National Hockey League, and for collateralized letters of credit entered into by Madison Square Garden.  At December 31, 2006 restricted cash included cash required to be set aside pursuant to operating agreements between Madison Square Garden, the National Hockey League, the Hartford Civic Center and Rentschler Field, and for collateralized letters of credit entered into by Madison Square Garden.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income (loss).

The Company’s interests in less than majority-owned entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method.  Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investees’ net income or loss, additional contributions made and distributions received and amortization of basis differences.  The Company recognizes a loss if it is determined that an other than temporary decline in the value of the investment exists.

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliation relationships, broadcast rights and other agreements (primarily cable television system programming agreements), season ticket holder relationships, suite holder contracts and relationships, advertising relationships, other intangibles and excess costs over fair value of net assets acquired.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Excess costs over fair value of net assets acquired (“goodwill”) and the value of franchises, trademarks and certain other intangibles acquired in purchase business combinations which have indefinite useful lives are not amortized.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Program Rights Obligations

Amounts payable subsequent to December 31, 2007 related to program rights obligations are as follows:

Years Ending December 31,

2008	$110,128
2009	85,225
2010	65,887
2011	44,699
2012	37,135
Thereafter	74,239

Deferred Carriage Fees

Deferred carriage fees represent amounts principally paid or payable to cable system operators, direct broadcast operators and telecommunications companies to guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related guarantee (1 to 15 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense using the straight-line method over the life of the related debt.

Income Taxes

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires the asset and liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.  Interest expense related to income tax liabilities recognized in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (adopted on January 1, 2007) (“FIN 48”) is included in income tax expense, consistent with the Company’s historical policy prior to adopting FIN 48.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Common Stock of Cablevision

Each holder of Cablevision NY Group Class A  (“Class A”) common stock has one vote per share while holders of Cablevision NY Group Class B  (“Class B”) common stock have ten votes per share.  Class B shares can be converted to Class A common stock at anytime with a conversion ratio of one Class A common share for one Class B common share.  The Class A stockholders are entitled to elect 25% of Cablevision’s Board of Directors.  Class B stockholders have the right to elect the remaining members of Cablevision’s Board of Directors.  In addition, Class B stockholders entered into an agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block.

	Shares Outstanding
	Class A Common Stock	Class B Common Stock

Balance at December 31, 2004	221,986,022	65,817,742
Conversion of CNYG Class B common stock to CNYG Class A common stock	1,657,478	(1,657,478)
Employee and non-employee director stock transactions	1,625,214	—
Balance at December 31, 2005	225,268,714	64,160,264
Conversion of Class B common stock to Class A common stock	423,450	(423,450)
Employee and non-employee director stock transactions	2,951,404	—

Balance at December 31, 2006	228,643,568	63,736,814
Conversion of Class B common stock to Class A common stock	471,138	(471,138)
Employee and non-employee director stock transactions	1,892,560	—

Balance at December 31, 2007	231,007,266	63,265,676

Dividends

Cablevision may pay dividends on its capital stock only from surplus as determined under Delaware law.  If dividends are paid on the Cablevision NY Group common stock, holders of the Class A common stock and Class B common stock are entitled to receive dividends, and other distributions in cash, stock or property, equally on a per share basis, except that stock dividends with respect to Class A common stock may be paid only with shares of Class A common stock and stock dividends with respect to Class B common stock may be paid only with shares of Class B common stock.  Cablevision’s senior notes and debentures, as well as certain senior notes and debentures of CSC Holdings and its subsidiaries restrict the amount of dividends and distributions in respect of any equity interests that can be made.

Special Dividend Payment

On April 7, 2006, the Board of Directors of Cablevision declared a special cash dividend of $10.00 per share on each outstanding share of its Class A common stock and Class B common stock.  The dividend was paid on April 24, 2006 to holders of record at the close of business on April 18, 2006.  The dividend was paid from the proceeds of a distribution of approximately $3,000,000 held in cash and cash equivalents from CSC Holdings to Cablevision.  The CSC Holdings distribution was funded from the proceeds of its term B loan facility which closed on March 29, 2006 (see Note 9).  The dividend payment on all outstanding shares of Cablevision common stock and certain common stock equivalents amounted to $2,834,649.  In addition, up to $126,838 representing $10.00 for each outstanding restricted share and each stock appreciation right and stock option vested as of December 31, 2004, would be payable when, and if, the restrictions lapse on each restricted share and when, and if, such stock appreciation rights and stock options are exercised.  At December 31, 2007, approximately $37,133 of the $126,838 is still

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

outstanding.  Cablevision recorded a decrease in additional paid in capital of $1,326,227 and an increase in accumulated deficit of $1,581,709 in connection with the payment of the special dividend through December 31, 2006.

Income (Loss) Per Common Share

Basic net income per common share for Cablevision is computed by dividing net income by the weighted average number of common shares outstanding during the period.  Diluted net income per common share for Cablevision reflects the dilutive effects of stock options, restricted stock, restricted stock units and other potentially dilutive financial instruments.

A reconciliation of the denominator of the basic and diluted net income per share calculation for Cablevision for the year ended December 31, 2007 is as follows:

(in thousands)
Basic weighted average shares outstanding	288,271

Effect of dilution:
Stock options	3,008
Restricted stock awards	3,325
Diluted weighted average shares outstanding	294,604

Anti-dilutive shares (options whose exercise price exceeds the average market price of Cablevision’s common stock during the period) totaling 417 have been excluded from diluted weighted average shares outstanding for the year ended December 31, 2007.

Basic and diluted net loss per common share are computed by dividing net loss by the weighted average number of common shares outstanding during the period.  Potential dilutive common shares are not included in the diluted computation as their effect would be anti-dilutive.

Since Cablevision generated a loss from continuing operations for the years ended December 31, 2006 and 2005, the outstanding common stock equivalents during each of these periods were excluded from the computation of net loss per share as the impact would have been anti-dilutive.

Comprehensive Income (Loss)

Comprehensive income (loss), which is reported in the accompanying consolidated statements of shareholders’ deficiency consist of net income (loss) and other gains and losses affecting shareholders’ deficiency or attributed net assets that, under U.S. generally accepted accounting principles (“GAAP”), are excluded from net income (loss).  These components of accumulated other comprehensive income (loss) consist primarily of minimum pension liability adjustments, net of taxes and foreign currency translation gains (losses), net of taxes, in 2005.

In 2007 and 2005, the fair value of plan assets of certain of the Company’s defined benefit plans and post-retirement medical plans exceeded the plans’ net accumulated benefit obligations and the Company recorded a non-cash gain to accumulated comprehensive income, net of taxes, of $3,792 and $182, respectively.  In 2006, the net accumulated benefit obligation of certain of the Company’s defined benefit plans and post-retirement medical plans exceeded the fair value of the plans’ assets. As a result, the Company recorded a non-cash charge to accumulated comprehensive loss, net of taxes, of $1,484 as required by SFAS No. 87, Employers’ Accounting for Pensions (“Statement No. 87”).  Additionally,

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

during 2007, the Company “froze” two of its defined benefit plans resulting in a non-cash related benefit to accumulated comprehensive income (loss) of $11,015 ($18,803, net of taxes of $7,788) as described in Note 14.   As of December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“Statement No. 158”) as described in Note 14.  As a result of adopting Statement No. 158 in 2006, the Company recognized an additional loss of $6,904, net of taxes, which was also charged to accumulated other comprehensive income (loss), net of taxes.

Share-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123R, Share-Based Payment (“Statement No. 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  Statement No. 123R eliminates the ability to account for share-based compensation transactions, as Cablevision formerly did, using the intrinsic value method as prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair-value-based method and recognize such fair value of share-based payments as expenses in the consolidated statement of operations.

Cablevision adopted Statement No. 123R using the modified prospective method as of January 1, 2006. Cablevision’s consolidated financial statements as of and for the year ended December 31, 2006 reflect the impact of adopting Statement No. 123R.  In accordance with the modified prospective method, Cablevision’s consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of Statement No. 123R.

Share-based compensation expense recognized during the period is based on the fair value of the portion of share-based payment awards that are ultimately expected to vest.  Share-based compensation expense recognized in Cablevision’s consolidated statements of operations during the years ended December 31, 2007 and 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005, that were adjusted for estimated forfeitures. As of December 31, 2005 share-based compensation expense was based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS No. 123, Accounting for Stock-Based Compensation (“Statement No. 123”).  For these awards, the Company continues to recognize compensation expense using the accelerated attribution method under FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans.  For options and performance based option awards granted after January 1, 2006, Cablevision recognizes compensation expense based on the estimated grant date fair value using the Black-Scholes valuation model using a straight-line amortization method.

For restricted shares and restricted stock units granted after January 1, 2006, Cablevision recognizes compensation expense using a straight-line amortization method, based on the grant date price of Class A common stock over the vesting period, except for restricted stock units granted to non-employee directors which vest 100% and are expensed at the date of grant.

For stock appreciation rights granted after January 1, 2006, Cablevision recognizes compensation expense using a straight-line amortization method based on the estimated fair value at each reporting period using the Black-Scholes valuation model.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

As share-based compensation expense recognized in Cablevision’s statements of operations for the years ended December 31, 2007 and 2006 are based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.  Statement No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under Statement No. 123 for the periods prior to January 1, 2006, Cablevision accounted for forfeitures as they occurred.

Cash Flows

During 2007, 2006 and 2005, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2007	2006	2005
Non-Cash Investing and Financing Activities:
Continuing Operations
Acquisition of the 40% minority interest in certain Regional Programming Partners entities in exchange for the Company’s interests in Fox Sports Net Ohio, Fox Sports Net Florida, National Sports Partners and National Advertising Partners	$—	$—	$604,080
Notes payable, including interest, contributed by News Corporation to Regional Programming Partners for no consideration	—	—	152,907
Capital lease obligations	11,234	11,751	180
Asset retirement obligations	29	136	10,870
Leasehold improvements paid by landlord	7,892	1,960	—
Redemption of collateralized indebtedness with restricted cash and related prepaid forward contracts	—	—	116,544
Redemption of collateralized indebtedness with related prepaid forward contracts and stock	102,469	290,943	247,647
Redemption of collateralized indebtedness with related prepaid forward contracts	—	31,385	43,604
Rights payments offset with repayment of a note receivable	—	—	40,000
Dividends payable on equity classified share-based awards	—	67,156	—

Discontinued Operations
Make whole payment obligation, including interest, to Loral	—	50,898	—

Supplemental Data:
Cash interest paid - continuing operations	943,404	831,026	698,215
Cash interest paid - discontinued operations	—	8	59
Income taxes paid (refunded), net - continuing operations	28,686	11,184	(4,005)
Income taxes paid (refunded), net - discontinued operations	—	—	18

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“Statement No. 133”).  Statement No. 133 requires that an entity recognize all derivatives, as defined, as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  The Company did not have a single customer that represented 10% or more of its consolidated net revenues for the years ended December 31, 2007, 2006 and 2005, respectively, or 10% or more of its consolidated net trade receivables at December 31, 2007 and 2006, respectively.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Adopted Accounting Pronouncements

EITF No. 06-3

In June 2006, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation) (“EITF No. 06-3”), which addressed the income statement disclosures for taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer, and may include, but are not limited to, sales, use, value added, and some excise taxes.  The presentation of taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed pursuant to Accounting Principles Board Opinion No. 22.  In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant and can be done on an aggregate basis.  EITF No. 06-3 was effective January 1, 2007 for the Company.  See “Gross Versus Net Revenue Recognition” discussion above.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Accounting for Registration Payment Arrangements

In December 2006, the FASB issued Staff Position No. EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”).  FSP 00-19-2 provides guidance related to the accounting for registration payment arrangements and specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate arrangement or included as a provision of a financial instrument or arrangement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies (“Statement No. 5”).  FSP 00-19-2 required that if the transfer of consideration under a registration payment arrangement is probable and can be reasonably estimated at inception, the contingent liability under such arrangement shall be included in the allocation of proceeds from the related financing transaction using the measurement guidance in Statement No. 5.  FSP 00-19-2 applied immediately to any registration payment arrangement entered into subsequent to the issuance of FSP 00-19-2.  For such arrangements entered into prior to the issuance of FSP 00-19-2, the guidance was effective for the Company as of January 1, 2007.  As a condition to the initial sale of CSC Holdings’ 6-3/4% Senior Notes due 2012, the Company entered into a registration rights agreement with the initial purchasers under which the Company agreed that it would file an exchange offer registration statement under the Securities Act with the Securities and Exchange Commission (“SEC”) and use its commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act.  If the exchange offer was not completed by May 11, 2005, the agreement provided for an increase of 1/4% per annum in the interest rate for the first 90 days after May 11, 2005 and an additional 1/4% per annum, up to a maximum of 1/2% per annum, at the beginning of each subsequent 90 day period that the exchange offer was not completed. Upon the completion of the exchange, the interest rate would revert to 6-3/4%.  In March 2007, the Company offered to exchange these notes for substantially identical publicly registered 6-3/4% Series B Senior Notes due 2012.  This exchange was completed on April 26, 2007.  In connection with the adoption of FSP 00-19-2 as of January 1, 2007, the Company recorded a charge of $443, net of taxes, as a cumulative effect of a change in accounting principle representing the estimated fair value of the 1/2% penalty interest expected to be incurred under the registration rights agreement subsequent to January 1, 2007.

Accounting for Uncertainty in Income Taxes

On January 1, 2007, the Company adopted FIN 48, Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109.  This Interpretation clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return.  The change in the net assets and liabilities recognized as a result of adopting the provisions of FIN 48 has been recorded as a charge of $442 to the opening balance of accumulated deficit.

Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued Statement No. 158 which required companies to recognize in their statement of financial position an asset for a postretirement benefit plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year.  Additionally, Statement No. 158 required companies to recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur and to report those changes in comprehensive income (loss).  The provisions of Statement No. 158 have two separate effective dates.  The provision of Statement No. 158 that required a company

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

(with a calendar year-end) to recognize the funded status of its pension plan, and the disclosure requirements, was effective as of December 31, 2006, and the provision of Statement No. 158 that required a company (with a calendar year-end) to measure plan assets and benefit obligations as of the date of its fiscal year-end balance sheet is effective as of December 31, 2008.  See Note 14 for a discussion regarding the adoption of the provisions of Statement No. 158 effective December 31, 2006.  As the Company has historically measured it plan assets and benefit obligations as of December 31, the provisions of Statement No. 158 effective as of December 31, 2008 will have no impact on the Company’s financial position or results of operations upon adoption.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2007, the SEC published Staff Accounting Bulletin (“SAB”) No. 110, which amends SAB No. 107 to allow for the continued use, under certain circumstances, of the “simplified” method in developing an estimate of the expected term of so-called “plain vanilla” stock options accounted for under Statement No. 123R beyond December 31, 2007.  Companies can use the simplified method if they conclude that their stock option exercise experience does not provide a reasonable basis upon which to estimate expected term. SAB No. 110 will not have a significant impact on the Company’s future financial position or results of operations.  Beginning in 2008, for any stock option awards granted, the Company’s computation of expected life will be based on its historical stock option exercise experience as outlined in Statement No. 123R.

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), Business Combinations (“Statement No. 141R”).  Statement No. 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date.  Statement No. 141R is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009.  The provisions of Statement No. 141R will not impact the Company’s financial statements for prior periods.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“Statement No. 160”).  Statement No. 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Statement No. 160 is effective as of January 1, 2009 for the Company.  The Company has not yet determined the impact that the adoption of Statement No. 160 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“Statement No. 159”).  Statement No. 159 permits entities to elect, at specified election dates, to measure eligible financial instruments and certain other items at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred.  Statement No. 159 is effective as of January 1, 2008 for the Company.  The Company has not yet determined the impact that the adoption of Statement No. 159 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“Statement No. 157”).  Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Under Statement No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  This Statement applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, this Statement does not require any new fair value measurements, however, for some entities, the application of Statement No. 157 could change current practices.  Statement No. 157 will be effective for the Company on January 1, 2008.  The FASB has deferred the adoption of Statement No. 157 for nonfinancial assets and nonfinancial liabilities to be effective for the Company on January 1, 2009.  The Company has not yet determined the impact that the adoption of Statement No. 157 will have on its financial statements.

In November 2007, the EITF reached a consensus on Issue No. 07-1 Accounting for Collaboration Arrangements Related to the Development and Commercialization of Intellectual Property (“EITF 07-1”).  EITF 07-1 provides guidance on how the parties to a collaborative agreement should account for costs incurred and revenue generated on sales to third parties, how sharing payments pursuant to a collaboration agreement should be presented in the income statement and certain related disclosure questions. EITF No. 07-1 will be effective for the Company as of January 1, 2009.  An entity will report the effects of applying EITF No. 07-1 as a change in accounting principle through retrospective application to all prior periods presented for all arrangements existing as of the effective date.  The Company has not yet determined the impact that the adoption of EITF No. 07-1 will have on its financial statements.

NOTE 2.                STAFF ACCOUNTING BULLETIN NO. 108

On September 13, 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements.  SAB No. 108 requires that registrants quantify errors using both a balance sheet (“iron curtain”) and income statement (“rollover”) approach (“dual approach”) and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material.  SAB No. 108 was effective for the Company’s year ended December 31, 2006.  In accordance with the guidance set forth in SAB No. 108, the Company corrected certain identified historical uncorrected balance sheet differences aggregating $121,668, net of taxes, which arose prior to January 1, 2006, as a cumulative effect adjustment to opening accumulated deficit as of January 1, 2006 in accordance with the “dual approach” set forth in SAB No. 108.  Historically, the Company evaluated uncorrected differences utilizing the “rollover” approach.  The Company believes its prior period assessments of uncorrected differences utilizing the “rollover” approach and the conclusions reached regarding its quantitative and qualitative assessments of materiality of such uncorrected differences, individually and in the aggregate, were appropriate.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table summarizes the impact of applying the guidance set forth in SAB No. 108 on the Company’s 2006 opening accumulated deficit balance:

	Additional Income (Expense)
	Period in which the Uncorrected Differences Originated
	Cumulative Uncorrected Differences as of December 31,	Year Ended December 31,	Adjustment Recorded as of January 1, 2006 to Accumulated
	2004	2005	Deficit

Excess accrual balances and other items, net of taxes (a)	$104,396	$(1,952)	$102,444
Tax adjustment relating to disability insurance (b)	361	9,734	10,095
Rent expense, net of taxes (c)	(7,670)	(766)	(8,436)
Revenue related to promotional rates, net of taxes (d)	5,636	4,845	10,481
Video on demand revenue, net of related expenses and taxes (e)	836	54	890
Programmer audit accruals, net of taxes (f)	1,564	373	1,937
Disability and life insurance accruals, net of taxes (g)	1,953	254	2,207
Goodwill amortization, net of taxes (h)	2,076	(26)	2,050
Impact on accumulated deficit	$109,152	$12,516	$121,668

(a)          In periods prior to 2000, the Company had determined that certain accounts payable and accrued liability account balances (including accruals for programming costs, non-income based taxes, worker’s compensation, franchise fees, health and dental, and pensions, among others) which had accumulated over a number of years to an aggregate $109,433, net of taxes, as of December 31, 2004, were not supportable as liabilities that the Company would be required to satisfy.  These amounts were substantially “frozen” as of December 31, 1999.  Historically, the Company had concluded that such prior year uncorrected differences were quantitatively and qualitatively immaterial to the Company’s prior year financial statements using the rollover method.  This adjustment also includes $2,190, net of taxes, as of December 31, 2004, representing an excess reserve for unreturned analog converters that was not adjusted in prior periods to reflect actual losses and $(3,933), net of taxes, as of December 31, 2004, relating to unreconciled cash receipts.  Additionally, this adjustment includes goodwill aggregating $3,292, net of taxes, as of December 31, 2004, and $1,994, net of taxes, for the year ended December 31, 2005, relating primarily to businesses that were sold where such goodwill was not included in their cost basis at the time of their sale for purposes of computing the associated gain on sale.

(b)         In calculating the Company’s tax provision for periods through December 31, 2005, the Company incorrectly treated tax-exempt disability insurance proceeds as taxable and non-deductible disability insurance premiums as tax deductible with regard to disability insurance arrangements associated with players of certain of the Company’s professional sports teams.

(c)          The Company historically recorded rent expense related to certain of its operating leases based on the contractual terms of the respective lease agreements instead of on a straight-line basis over the lease term as required by U.S. generally accepted accounting principles.  This adjustment represents the impact of correcting the recognition of rent expense to the straight-line basis.

(d)         The Company determined that it did not recognize in the appropriate period a portion of revenue earned related to certain cable television customers with promotional rates. This revenue was recognized when the promotional rates expired, generally occurring one year after the promotion commenced.  This adjustment represents the revenue that should have been recognized in the respective periods when the services were provided, net of related tax effects.

(e)          Prior to 2006, the Company recorded certain revenue from video on demand services as the services were billed to the customer instead of when the services were provided.  Such revenue was historically recorded in the subsequent month’s billing cycle.  This adjustment reflects the recognition of revenue, net of related expenses and taxes, which should have been recorded in the respective periods when the services were provided.

(f)            The Company’s contracts with programming content providers typically allow for periodic audits of the programming payments made by the Company to these providers.  The Company records an accrual for a loss contingency related to the associated potential underpayment of programming fees if such amounts are deemed probable and estimable.  Based on the Company’s review of this accrual balance, it determined that the accrual was overstated in previous years based upon the occurrence of historical events.  This adjustment reflects the reduction of the accrual balance, net of taxes, in the appropriate periods.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

(g)         The Company determined that its accrual for disability and life insurance premiums for one of the Company’s segments was based on an estimate that was not adjusted on a quarterly basis to reflect actual premiums paid.  This adjustment reflects the reduction of the accrual, net of taxes, for the respective periods.

(h)         In 2002, the Company inappropriately amortized goodwill of $2,076, net of taxes.  This adjustment reflects the reversal of the amortization recognized in 2002.  U.S. generally accepted accounting principles required the Company to cease amortization of goodwill effective January 1, 2002.

The following table summarizes the impact of applying the guidance in SAB No. 108 related to the adjustments described above on the Company’s 2006 opening accumulated deficit by segment:

	Additional Income (Expense)
	Cumulative Uncorrected Differences as of January 1, 2006
	Tele-communications	Rainbow	Madison Square Garden	Other	Total
Excess accrual balances and other items	$70,045	$22,671	$4,958	$29,737	$127,411
Rent expense	(10,040)	(1,380)	—	(2,920)	(14,340)
Revenue related to promotional rates	17,768	—	—	—	17,768
Video on demand revenue, net of related expenses	1,509	—	—	—	1,509
Programmer audit accruals	3,284	—	—	—	3,284
Disability and life insurance accruals	—	3,683	136	—	3,819
Goodwill amortization	—	—	3,474	—	3,474
	$82,566	$24,974	$8,568	$26,817	142,925

Income tax expense*					(31,352)
Tax adjustment relating to disability insurance					10,095
Impact on accumulated deficit					$121,668

*                 The income tax expense impact presented above is less than the amount that would be derived by applying the statutory rate to the aggregate pre-tax adjustment due to an income tax benefit of $28,553 resulting from a decrease in the required amount of the valuation allowance at the beginning of 2002 due to the decrease in deferred tax assets recognized in connection with the adjustments related to the excess accrual balances.  The valuation allowance was eliminated later in 2002 in connection with the application of purchase accounting associated with an acquisition.

NOTE 3.                TRANSACTIONS

2007 Transactions

Sale of Fox Sports Net Bay Area and Fox Sports Net New England

In June 2007, Rainbow Media Holdings completed the sale to Comcast Corporation (“Comcast”) of (i) its 60% interest in Fox Sports Net Bay Area, for a purchase price of $366,750 (the “Bay Area Sale”) and (ii) its 50% interest in Fox Sports Net New England, for a purchase price of $203,250 (the “New England Sale”), for an aggregate purchase price of $570,000, plus certain additional consideration to Rainbow Media Holdings, and customary working capital adjustments.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company recorded a pretax gain of $183,286 ($107,369, net of taxes) in connection with the New England Sale and a pretax gain of $317,995 ($186,281, net of taxes), relating to the Bay Area Sale.  The net operating results of Fox Sports Net Bay Area have been classified as discontinued operations for all periods presented.  The net operating results of Fox Sports Net Bay Area were previously reported in the Rainbow segment.

Contemporaneously with the execution of the agreement relating to the Bay Area Sale and the New England Sale, subsidiaries of the Company and Comcast entered into or extended affiliation agreements relating to (i) the carriage of the Versus and Golf Channel programming services on the Company’s cable television systems and (ii) the carriage of AMC, Fuse, IFC, WE tv, Lifeskool, sportskool, Madison Square Garden Network and Fox Sports Net New York on Comcast’s cable television systems.

2005 Transactions

Regional Programming Partners Restructuring

In April 2005, the Company and News Corporation restructured their ownership of Regional Programming Partners.  Prior to the April 2005 transaction, Regional Programming Partners was owned 60% by the Company and 40% by News Corporation.  As a result of the restructuring, the Company indirectly owns 100% of Madison Square Garden, L.P., 100% of Fox Sports Net Chicago (which was shut down in June 2006) and through June 2007, 50% of Fox Sports Net New England and therefore, no portion of the results of operations of these businesses is allocated to minority interests after the acquisition.  In connection with the restructuring, these businesses extended the terms of their long-term affiliation agreements with National Sports Partners and their advertising representation agreements with National Advertising Partners.

In connection with its December 2003 purchase of the interests that it did not own in Fox Sports Net Chicago and Fox Sports Net Bay Area, subsidiaries of Regional Programming Partners issued promissory notes in the aggregate amount of $150,000 to News Corporation.  As part of the restructuring, those promissory notes and accrued interest of $2,907 were contributed by News Corporation to Regional Programming Partners for no additional consideration and were cancelled without any payment being made on them.

National Sports Partners and National Advertising Partners were owned 50% by the Company and 50% by News Corporation.  As a result of the restructuring, the Company no longer owns any interest in National Sports Partners, National Advertising Partners, Fox Sports Net Ohio or Fox Sports Net Florida.

The Company and News Corporation continued to own 60% and 40%, respectively, of Fox Sports Net Bay Area through a separate partnership.  The Company continued to manage that network.  In connection with the restructuring, Fox Sports Net Bay Area extended the terms of its long-term affiliation agreement with National Sports Partners and its advertising representation agreement with National Advertising Partners.  See “2007 Transactions” above for a discussion regarding the sale of Fox Sports Net Bay Area.

The Company accounted for this exchange in accordance with APB Opinion No. 29, Accounting for Nonmonetary Transactions and, accordingly, the Company recorded the transaction with News Corporation at fair value at the date of the restructuring.  The Company recorded a gain in discontinued operations of $266,810, net of taxes, in connection with the transfer of the Company’s interests in Fox Sports Net Ohio and Fox Sports Net Florida.  The Company recorded a gain in continuing operations of

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

$66,558 in connection with the transfer of National Sports Partners and National Advertising Partners.  In addition, the excess of the net book value of the assets acquired over the purchase price of $94,320 was allocated to specific assets and liabilities based on fair values as follows:

	Useful Life
Land and development rights	Indefinite	$37,573
Property and equipment, net	2 to 27.5 years	12,396
Amortizable intangible assets:
Affiliation agreements	4 years	17,951
Affiliation relationships	24 years	85,824
Advertiser relationships	7 years	6,004
Season ticket holder relationships	12 to 15 years	73,124
Suite holder contracts and relationships	3 to 11 years	21,167
Indefinite-lived intangible assets:
Trademarks		53,880
Sports franchises		96,215
Excess costs over fair value of net assets acquired		(460,853)
Other assets and liabilities, net		9,399
Unfavorable contracts		(47,000)
Net step-down to historical carrying values		$(94,320)

The Regional Programming Partners restructuring transaction was substantially tax deferred.

The unaudited pro forma revenue, loss from continuing operations, net income, loss per share from continuing operations and net income per share of the Company, as if the Company’s acquisition of the interests in entities exchanged with News Corporation had occurred on January 1, 2005, are as follows:

Year Ended December 31, 2005
Revenues	$5,082,045

Loss from continuing operations	$(146,809)

Net income	$79,465

Basic and diluted loss per share from continuing operations	$(0.52)

Basic and diluted net income per share	$0.28

Agreements with EchoStar

In 2005, subsidiaries of the Company entered into agreements with EchoStar Communications Corporation (“EchoStar”) by which EchoStar acquired a 20% interest in VOOM HD Holdings LLC (“VOOM HD”) and agreed to distribute VOOM on its DISH Network for a 15-year term.  The affiliation agreement with EchoStar for such distribution provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, EchoStar may seek to terminate the agreement under certain circumstances.  On January 30, 2008, EchoStar purported to terminate the affiliation agreement, effective February 1, 2008, based on its assertion that VOOM HD had failed to comply with this spending provision in 2006.  On January 31, 2008, VOOM HD sought and obtained a temporary restraining order from New York Supreme Court for New York County prohibiting EchoStar from terminating the affiliation agreement.  In conjunction with its request for a temporary restraining

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

order, VOOM HD filed a lawsuit against EchoStar asserting that EchoStar did not have the right to terminate the affiliation agreement.  That lawsuit is pending, as is the court’s decision on VOOM HD’s motion for a preliminary injunction.  Separately, on February 1, 2008, EchoStar began to distribute VOOM in a manner that the Company believes violates EchoStar’s obligations under the affiliation agreement.  On February 4, 2008, VOOM HD notified EchoStar of its position that this new distribution constitutes a material breach of the affiliation agreement and reserved all its rights and remedies.

The agreements resulted in a non-monetary exchange whereby the Company provided EchoStar a 20% interest in VOOM HD Holdings in exchange for deferred carriage fees.  Accordingly, in 2005, the Company recorded deferred carriage fees for the fair value of the 20% interest in VOOM HD Holdings LLC surrendered of $18,101, which resulted in a gain on the issuance of member’s interest by a subsidiary of $10,397 (net of transaction costs of $295 and taxes of $7,409).  Since VOOM HD Holdings LLC is a start-up company, the gain was recorded as an increase to paid-in capital.

NOTE 4.                RESTRUCTURING CHARGES

In 2007, the Company recorded net restructuring charges aggregating $4,733 which included $2,902 of severance and other costs related to the elimination of approximately 77 positions, at certain programming businesses within the Rainbow segment and $221 of severance and other costs related to the elimination of two positions within the Madison Square Garden segment (these costs are expected to be fully paid in 2008), and $479, $277 and $854 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001, 2002 and 2006 facility realignment plans, respectively.

In 2006, the Company recorded net restructuring credits aggregating $3,484 which consisted of $4,521 and $23 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001 facility realignment plan and 2005 employee severance plan, respectively.  These credits were partially offset by charges of $143 related to the elimination of approximately ten positions at a programming business within the Madison Square Garden segment (which was fully paid as of December 31, 2006), charges associated with facility realignment and other related costs of $392 and charges of $525 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2002 facility realignment plan.

In 2005, the Company recorded net restructuring credits of $537 which consisted of $1,480 and $578 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001 and 2002 facility realignment plans.  These credits were partially offset by a charge of $1,024 associated with the elimination of certain positions in various business units of the Company and restructuring charges of $234 and $263 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2003 and 2004 severance plans, respectively.

At December 31, 2007, restructuring liabilities of $2,344 and $151 were classified as a current liability and long-term liability, respectively, in the consolidated balance sheet.

NOTE 5.                IMPAIRMENT CHARGES

As part of its periodic review of expected programming usefulness, the Company recorded an impairment loss of $3,160, $1,640 and $663 in 2007, 2006 and 2005, respectively.  Approximately $1,123 and $663 of the impairment losses in 2007 and 2005, respectively, represent primarily the write-off of the carrying value of certain film and programming contracts of the Company’s Rainbow segment and are included in technical and operating expense.  Approximately $2,037 and $1,640 of the impairment losses in 2007 and

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

2006, respectively, represent primarily the write-off of the carrying value of certain film and programming contracts of the Company’s Madison Square Garden segment and are also included in technical and operating expense.

In addition, the Company recorded impairment charges of $1,804, $2,104 and $7,697 in 2007, 2006 and 2005, respectively, included in depreciation and amortization.  The charges in 2007 and 2005 related primarily to certain other long-lived assets and goodwill related to certain businesses in the Company’s theater operations and Rainbow segment, and the charges in 2006 related to the Company’s theater operations and PVI Virtual Media business.

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

NOTE 6.                                                 DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE

In June 2007, the Company completed the sale of its 60% interest in Fox Sports Net Bay Area, to Comcast (see Note 3).  In addition, in June 2006 and April 2005, respectively, the operations of the Fox Sports Net Chicago programming business and the Rainbow DBS satellite distribution business were shut down.  In connection with the Regional Programming Partners Restructuring in April 2005, the Company no longer owns any interest in Fox Sports Net Ohio and Fox Sports Net Florida.  As a result, the operating results of these businesses, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented.  Operating results of discontinued operations for the years ended December 31, 2007, 2006 and 2005 are summarized below:

	Year Ended December 31, 2007
	Fox Sports Net Bay Area	Rainbow DBS Distribution Business	Total

Revenues, net	$53,892	$—	$53,892

Income before income taxes, including gain on sale of Fox Sports Net Bay Area of $317,995	$326,166	$7,114	$333,280
Income tax expense	(135,098)	(2,947)	(138,045)

Net income, including gain on sale of Fox Sports Net Bay Area of $186,281, net of taxes	$191,068	$4,167	$195,235

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Year Ended December 31, 2006
	Fox Sports Net Bay Area	Fox Sports Net Chicago (a)	Rainbow DBS Distribution Business (b)	Other	Total

Revenues, net	$98,969	$79,204	$—	$—	$178,173

Income (loss) before income taxes	$15,227	$72,985	$(56,741)	$(62)	$31,409
Income tax benefit (expense)	(6,245)	(32,030)	23,269	25	(14,981)

Net income (loss)	$8,982	$40,955	$(33,472)	$(37)	$16,428

(a)          Revenues, net includes $77,996 representing the collection in June 2006 of affiliate revenue from a cable affiliate, including $71,396 relating to periods prior to 2006, that had not been previously recognized due to a contractual dispute.  The underlying contract was terminated in June 2006 and no further payments will be received under this contract.

(b)         Income (loss) before income taxes includes the recognition of the Make Whole Payment obligation due to Loral Space and Communications Holding Corporation (see discussion below).

	Year Ended December 31, 2005
	Fox Sports Net Bay Area	Fox Sports Net Chicago	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Satellite Distribution Business	Other	Total

Revenues, net	$90,433	$3,433	$40,018	$8,776	$—	$142,660

Income (loss) before income taxes	$15,949	$2,743	$466,460	$(102,983)	$4,405	$386,574
Income tax benefit (expense)	(6,528)	(1,123)	(192,998)	42,151	(1,802)	(160,300)

Net income (loss) including gain on restructuring of Regional Programming Partners of $266,810, and other gain of $2,618, net of taxes	$9,421	$1,620	$273,462	$(60,832)	$2,603	$226,274

For the year ended December 31, 2005, the Company recorded a gain, net of taxes, of $2,521, primarily representing the transfer of the Company’s ownership interest in a subsidiary of PVI to PVI’s minority partner for the minority partner’s remaining ownership interest in PVI.  In addition, the Company recorded a gain, net of taxes, of $97 for the year ended December 31, 2005 that related primarily to a reduction of health and welfare expenses in connection with the transfer of the retail electronics business.

Rainbow DBS

In April 2005, the operations of the Rainbow DBS satellite distribution business were shut down.  In connection with the shut down, certain assets of the business, including the Rainbow 1 direct broadcast satellite and certain other related assets were sold to a subsidiary of EchoStar for $200,000 in cash.  This transaction closed in November 2005.  In addition, Rainbow DBS had FCC licenses to construct, launch

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

and operate five fixed service Ka-band satellites and had entered into a contract in November 2004 for the construction by Lockheed Martin of these five Ka-band satellites at a cost of $740,000.  Rainbow DBS had the right to terminate the contract at any time, subject to certain maximum termination liabilities.  Rainbow DBS exercised this right on November 21, 2005, and the amount paid to Lockheed Martin in excess of the termination liability was repaid to the Company in March 2006.

In 2006, the Company accrued $50,898, including interest, reflected as an expense in discontinued operations, as a result of the judgment entered against Cablevision and Rainbow DBS in the Loral contract dispute (see Note 17).  The Company has posted a cash collateralized bond in the amount of $52,159, which is reflected as restricted cash in the Company’s consolidated balance sheet at December 31, 2007.

In the first quarter of 2006, the Company recorded an impairment loss of $7,179 relating to certain assets of the Rainbow DBS satellite distribution business which was classified in discontinued operations.  In the second quarter of 2006, these assets were sold.

In March 2007, the Federal Communications Commission (“FCC”) waived the bond requirement previously submitted by Rainbow DBS Company LLC with respect to five Ka-band licenses.  These bonds were originally cash collateralized by the Company.  In connection with the shut down of the Rainbow DBS satellite distribution business in 2005, the Company recorded a loss related to the outstanding bonds since the Company believed it was not probable that Rainbow DBS would meet the required FCC milestones.  As a result of the waiver from the FCC, the Company recorded a gain of $6,638, net of taxes, in the quarter ended March 31, 2007.  The Company received the cash collateral of $11,250 in the quarter ended June 30, 2007.

Fox Sports Net Chicago

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

Fox Sports Net Bay Area

As a result of the sale of the Company’s interest in Fox Sports Net Bay Area to Comcast in June 2007 (see Note 3), the assets and liabilities attributable to Fox Sports Net Bay Area have been classified in the consolidated balance sheet as of December 31, 2006 as assets and liabilities held for sale and consist of the following:

Cash and cash equivalents	$24,461
Accounts receivable, prepaid and other current assets	24,728
Property and equipment, net and other long-term assets	15,950
Intangible assets, net	63,162
Total assets held for sale	$128,301

Accounts payable and accrued expenses	$5,059
Other current liabilities	965
Other long-term liabilities	19
Total liabilities held for sale	$6,043

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 7.                PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and upgrade of, the Company’s hybrid fiber-coaxial infrastructure and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of the Company’s employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life of the plant (12-25 years), and headend facilities (4-15 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance, are expensed as incurred.

Costs incurred to connect businesses or residences that have not been previously connected to the infrastructure or digital platform are also capitalized.  These costs include materials, subcontractor labor, internal labor to connect, provision and provide on-site and remote technical assistance and other related costs associated with the connection activities.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2007	2006	Useful Lives

Customer equipment	$1,671,235	$1,565,089	3 to 5 years
Headends and related equipment	652,933	610,563	4 to 15 years
Central office equipment	514,636	456,670	5 to 10 years
Infrastructure	4,755,756	4,599,159	3 to 25 years
Program, service and data processing equipment	1,289,623	1,252,570	2 to 13 years
Microwave equipment	38,081	35,667	5 to 8 years
Construction in progress (including materials and supplies)	65,353	68,136	—
Furniture and fixtures	169,413	171,062	2 to 12 years
Transportation equipment	240,106	228,414	3 to 15 years
Buildings and building improvements	398,766	368,921	2 to 40 years
Leasehold improvements	547,968	531,300	Term of lease
Land	85,032	79,989	—
	10,428,902	9,967,540
Less accumulated depreciation and amortization	6,956,699	6,254,510
	$3,472,203	$3,713,030

Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2007, 2006 and 2005 amounted to $1,035,050, $1,034,127 and $980,608 (including impairments of $1,424, $1,205 and $2,734 in 2007, 2006 and 2005), respectively.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

At December 31, 2007 and 2006, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2007	2006

Equipment	$125,931	$122,400
Less accumulated amortization	77,549	75,817
	$48,382	$46,583

NOTE 8.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2007 and 2006:

	December 31,		Estimated
	2007	2006	Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation relationships and affiliation agreements	$742,416	$742,416	4 to 24 years
Broadcast rights and other agreements	45,590	45,590	10 years
Season ticket holder relationships	75,005	75,005	10 to 15 years
Suite holder contracts and relationships	21,167	21,167	3 to 11 years
Advertiser relationships	103,524	103,524	7 to 10 years
Other intangibles	57,590	40,819	1 to 20 years
	1,045,292	1,028,521
Accumulated amortization
Affiliation relationships and affiliation agreements	409,870	353,518
Broadcast rights and other agreements	38,522	36,806
Season ticket holder relationships	15,476	10,027
Suite holder contracts and relationships	9,136	5,815
Advertiser relationships	53,745	42,274
Other intangibles	24,130	19,139
	550,879	467,579
Indefinite-lived intangible assets
Franchises	731,848	731,848
Sports franchises	96,215	96,215
FCC licenses and other intangibles	11,936	11,936
Trademarks	53,880	53,880
Excess costs over the fair value of net assets acquired	1,023,480	1,024,168
	1,917,359	1,918,047

Total intangible assets, net	$2,411,772	$2,478,989

Aggregate amortization expense
Years ended December 31, 2007 and 2006 (excluding impairment charges of $380 and $899, respectively)	$83,458	$84,803

Estimated amortization expense
Year ending December 31, 2008	$83,675
Year ending December 31, 2009	77,266
Year ending December 31, 2010	74,260
Year ending December 31, 2011	73,510
Year ending December 31, 2012	65,372

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The changes in the carrying amount of excess costs over the fair value of net assets acquired for the years ended December 31, 2007 and 2006 are as follows:

	Tele- communications	MSG	Rainbow	Other	Total
Balance as of December 31, 2005	$206,971	$727,754	$36,931	$14,457	$986,113
Cumulative effect of adjustments resulting from the adoption of SAB No. 108 (Note 2)	—	15,319	28,756	—	44,075
Adjusted balance at January 1, 2006	206,971	743,073	65,687	14,457	1,030,188
Impairment loss- continuing operations	—	—	—	(899)	(899)
Impairment loss- discontinued operations (Note 5)	—	—	(5,121)	—	(5,121)
Balance as of December 31, 2006	206,971	743,073	60,566	13,558	1,024,168
Sale of affiliate interest	—	—	(308)	—	(308)
Impairment loss - continuing operations	—	—	(380)	—	(380)
Other	—	(581)	581	—	—
Balance as of December 31, 2007	$206,971	$742,492	$60,459	$13,558	$1,023,480

NOTE 9.                DEBT

Bank Debt

The Company’s outstanding bank debt at December 31, 2007 and 2006 is as follows:

	December 31,
	2007	2006
Restricted Group:
Term A-1 loan facility	$950,000	$1,000,000
Term B loan facility	3,438,750	3,482,500
	4,388,750	4,482,500

Rainbow National Services:
Term A loan facility	500,000	500,000
Revolving loan facility	—	10,000
	500,000	510,000

Total bank debt	$4,888,750	$4,992,500

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Restricted Group

On February 24, 2006, the Restricted Group (comprised primarily of CSC Holdings’ cable television subsidiaries and its commercial data and voice services subsidiary) entered into a $2,400,000 credit facility with a group of banks consisting of three components:  a $1,000,000 revolver, a $1,000,000 term A-1 loan facility and a $400,000 term A-2 loan facility that has since been refinanced and repaid in full, as described below.  Approximately $1,300,000 of the $1,400,000 proceeds received from the term loans under the new credit facility was used to repay the outstanding borrowings and accrued interest under the prior Restricted Group credit facility that was scheduled to mature in June 2006, and fees and expenses.  On March 29, 2006, the Restricted Group entered into a new $3,500,000 term B loan facility, of which approximately $400,000 of the proceeds was used to prepay the outstanding borrowings of the term A-2 loan facility, including accrued interest, and fees and expenses.  The balance of the outstanding term B loan facility borrowings was invested in short-term AAA rated funds until approval of the special dividend by Cablevision’s Board of Directors.  On April 24, 2006 the approved special dividend was paid (see Note 1).

The Restricted Group credit facilities are direct obligations of CSC Holdings, guaranteed by most Restricted Group subsidiaries and secured by the pledge of the stock of most Restricted Group subsidiaries.  As of December 31, 2007, $52,994 of the $1,000,000 revolving credit facility was restricted for certain letters of credit issued on behalf of CSC Holdings and $947,006 of the revolver was undrawn.  The revolving credit facility and the term A-1 loan facility mature in February 2012 and the term B loan facility matures in March 2013.  The revolver has no required interim repayments, the $1,000,000 term A-1 loan facility requires quarterly repayments of $12,500 in 2008, $62,500 in 2009 and 2010 and $100,000 in 2011 and the $3,500,000 term B loan facility is subject to quarterly repayments of $8,750 through March 31, 2012 and $822,500 beginning on June 30, 2012 through its maturity date in March 2013.  The interest rate on the term A-1 loan facility varies, depending on the Restricted Group’s cash flow ratio (as defined), from .75% to 1.75% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to .75% over the Base Rate for Base Rate Borrowings (as defined).  The interest rate on the borrowings under the term B loan facility is the Eurodollar Rate (as defined) plus 1.75% or prime rate plus .75%, at the Company’s election.  The interest rates as of December 31, 2007 on borrowings under the term A-1 loan facility and term B loan facility was 6.40% and 6.90%, respectively.

The principal financial covenants, which are not identical for the revolving credit facility and the term A-1 loan facility, on the one hand, and the term B loan facility, on the other, include (i) under the revolving credit facility and the term A-1 loan facility, maximum total leverage (as defined in the term A-1 loan facility) of 5.50 times cash flow through December 31, 2008 with subsequent stepdowns over the life of the revolving credit facility and the term A-1 loan facility until reaching 4.50 times cash flow for periods beginning on and after January 1, 2010, (ii) under the revolving credit facility and the term A-1 loan facility, maximum senior secured leverage (as defined in the term A-1 loan facility) of 3.50 times cash flow through December 31, 2008 with annual stepdowns thereafter over the life of the revolving credit facility and the term A-1 loan facility until reaching 3.00 times cash flow for periods beginning on and after January 1, 2010, (iii) under the revolving credit facility and the term A-1 loan facility, a minimum ratio for cash flow to interest expense (as defined in the term A-1 loan facility) of 2.00 to 1, and (iv) under the revolving credit facility and the term A-1 loan facility, a minimum ratio of cash flow less cash taxes to total debt expense (as defined in the term A-1 loan facility to include interest expense, certain payments of principal and dividends paid by CSC Holdings to Cablevision to permit Cablevision to pay interest and certain principal payments on its debt) of 1.50 to 1.  These covenants and restrictions on the permitted use of borrowed funds in the revolving credit facility may limit the Company’s ability to

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

utilize all of the undrawn revolver funds.  Additional covenants include limitations on liens and the issuance of additional debt.

Under the term B loan facility, the Company is limited in its ability to incur additional indebtedness based on a maximum total leverage ratio (as defined in the term B loan facility) of 6.00 times cash flow through December 31, 2008 with subsequent stepdowns over the life of the term B loan facility until reaching 5.00 times cash flow for periods beginning on and after January 1, 2010 and a maximum senior secured leverage ratio (as defined in the term B loan facility) of 4.50 times cash flow.

Under the revolving credit facility and the term A-1 and term B loan facilities, there are generally no restrictions on investments that the Restricted Group may make, provided it is not in default; however, CSC Holdings must also remain in compliance with the maximum ratio of total indebtedness to cash flow and the maximum senior secured leverage ratio (each as defined in the term A-1 loan facility).  The Company’s ability to make restricted payments is also limited by provisions in the term B loan facility and the indentures covering the Company’s notes and debentures.

The Restricted Group was in compliance with all of its financial covenants under its various credit agreements as of December 31, 2007.

The Company is obligated to pay fees of 0.25% to 0.50% per annum based on undrawn revolver commitment balances.

In connection with the Restricted Group credit facility, the Company incurred deferred financing costs of $42,004, which are being amortized to interest expense over the term of the Restricted Group credit facility.  In connection with the repayment of the term A-2 loan facility and the prior Restricted Group credit facility, the Company wrote-off $4,587 of unamortized deferred financing costs in 2006.

Rainbow National Services

On July 5, 2006, Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of the Company entered into a replacement bank facility (the “RNS Credit Facility”) providing for an $800,000 senior secured facility which consists of a $500,000 term A loan facility and a $300,000 revolving credit facility which was used primarily to refinance its then existing credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The RNS Credit Facility allows RNS to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the RNS Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, RNS and the lenders will enter into a supplement to the RNS Credit Facility with terms and conditions that are no more restrictive than those of the RNS Credit Facility.  There are no commitments from the lenders to fund an incremental facility.

On July 5, 2006, RNS borrowed the entire $500,000 term A loan facility and $10,000 under the revolving credit facility.  RNS used the $510,000 borrowed under the RNS Credit Facility and $88,048 of additional available cash to repay all of its outstanding borrowings, accrued interest and fees due under its August 2004 $950,000 senior secured credit facility of which $592,500 was outstanding under a term loan at July 5, 2006 and to pay certain fees and expenses incurred in connection with the RNS Credit Facility.  RNS may use future borrowings under the credit agreement to make investments, distributions, and other payments permitted under the RNS Credit Facility and for general corporate purposes.  The borrowings under the RNS Credit Facility may be repaid without penalty at any time.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Borrowings under the RNS Credit Facility are direct obligations of RNS which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings LLC (“RPH”), the direct parent of RNS, and are secured by the pledge of the stock of RNS and substantially all of its subsidiaries and all of the other assets of RNS and substantially all of its subsidiaries (subject to certain limited exceptions).  Borrowings under the RNS Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the RNS Credit Facility)), or the Eurodollar Rate (as defined in the RNS Credit Facility).  The interest rate under the RNS Credit Facility varies, depending on RNS’ cash flow ratio (as defined in the RNS Credit Facility) from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings.  At December 31, 2007, the interest rate on the term A loan facility was 6.15%.  The term A loan is to be repaid in quarterly installments of $6,250 from March 31, 2008 until December 31, 2010, $12,500 from March 31, 2011 until December 31, 2012, and $162,500 on March 31, 2013 and June 30, 2013, the term A loan maturity date.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

As defined in the RNS Credit Facility, the financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to operating cash flow of 6.75 to 1 through June 30, 2008, decreasing thereafter to 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to operating cash flow of 5.50 to 1.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.  RNS was in compliance with all of its financial covenants under its credit agreement as of December 31, 2007.

RNS is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

In connection with the RNS Credit Facility, RNS incurred deferred financing costs of $5,536, which are being amortized to interest expense over the term of the RNS Credit Facility.  The Company recorded $6,084 as a write-off of deferred financing costs associated with the repayment of the August 2004 credit facility in 2006.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Carrying Amount at
	Date	Maturity		Face	December 31,
Issuer	Issued	Date	Rate	Amount	2007	2006

CSC Holdings (a)	December 1997	December 2007	7.875%	$500,000	$—	$499,952

CSC Holdings (b)	July 1998	July 2008	7.25%	500,000	500,000	500,000
CSC Holdings (b)	July 1999	July 2009	8.125%	500,000	499,650	499,423
CSC Holdings (b)	August 1997	August 2009	8.125%	400,000	399,793	399,668
CSC Holdings (b)	March 2001	April 2011	7.625%	1,000,000	998,957	998,635
CSC Holdings (c) (e)	April 2004	April 2012	6.75%	500,000	500,000	500,000
RNS (d)	August 2004	September 2012	8.75%	300,000	298,745	298,476
CSC Holdings (b)	February 1998	February 2018	7.875%	300,000	298,264	298,088
CSC Holdings (b)	July 1998	July 2018	7.625%	500,000	499,739	499,714
					3,995,148	4,493,956

Cablevision (b)	April 2004	April 2009	Floating	500,000	500,000	500,000
Cablevision (c)	April 2004	April 2012	8.00%	1,000,000	1,000,000	1,000,000

					$5,495,148	$5,993,956

(a)          In December 2007, the Company redeemed these senior notes utilizing cash on hand.

(b)         These notes are not redeemable by the Company prior to maturity.

(c)          The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(d)         The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.375% of face value at any time on or after September 1, 2008, 102.188% of face value on or after September 1, 2009, and 100% of face value on or after September 1, 2010.

(e)          During 2007 these notes were exchanged for registered notes as required by the purchase agreement under which the notes were sold and consequently, the interest rate decreased from 7.25% to 6.75%.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Senior Subordinated Notes and Debentures

In August 2004, RNS issued $500,000 face amount of 10 3/8% senior subordinated notes due September 1, 2014.  These senior subordinated notes were discounted $3,915, upon original issuance.  These notes are guaranteed by substantially all of the subsidiaries of RNS.  RNS may redeem the senior subordinated notes, in whole or in part, at a redemption price equal to 105.188% of face value on or after September 1, 2009, 103.458% on or after September 1, 2010, 101.729% on or after September 1, 2011, and 100% on or after September 1, 2012.  The notes are redeemable at the redemption price plus accrued and unpaid interest through the redemption date.

On July 24, 2007, RNS entered into an equity commitment agreement with its sole member, RPH, an indirect wholly-owned subsidiary of Rainbow Media Holdings, pursuant to which RPH agreed to purchase additional membership interests in RNS for an aggregate purchase price of $203,000.  RNS used the proceeds of the investment by RPH to redeem $175,000 in aggregate principal amount of its senior subordinated notes due 2014, representing 35% of the outstanding notes, at the redemption price of

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $19,113, representing primarily the redemption premium, and wrote-off the related unamortized deferred financing costs of $2,919.  The carrying value of these notes at December 31, 2007 was $323,311.

In June 2006, the Company redeemed its CSC Holdings 10 1/2% senior subordinated debentures due May 2016 at a redemption price of 105.25%.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $13,125, representing the redemption premiums paid and wrote-off the remaining deferred financing costs of $3,412.

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Summary of Five Year Debt Maturities

Total amounts payable by the Company under its various debt obligations outstanding as of December 31, 2007, including collateralized indebtedness (see Note 10) and capital leases (including interest), during the five years subsequent to December 31, 2007, are as follows:

Years Ending December 31,

2008	$843,378
2009	2,386,322
2010	318,867
2011	1,493,867
2012	4,331,517

NOTE 10.              COLLATERALIZED INDEBTEDNESS AND DERIVATIVES

To manage interest rate risk, the Company has from time to time entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates.  Such contracts fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates and/or convert fixed rate borrowings to variable rates to provide an economic hedge against the risk of higher borrowing costs in a declining interest rate environment.  On December 31, 2007, all of the Company’s interest rate swap agreements to pay floating rates of interest with a total notional amount of $450,000 matured.  At December 31, 2006, the fair value of such contracts was $6,568, a net liability position.  These agreements were not designated as hedges for accounting purposes.

In addition, the Company has entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts require the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception.  As of December 31, 2007 and 2006, the total notional value of such contracts was $105,061, and the fair values of such contracts aggregated $5,009 and $10,340, a net liability position, respectively.  These agreements have not been designated as hedges for accounting purposes.

In April 2006, CSC Holdings entered into several interest rate swap contracts in the notional amount of $3,700,000 to effectively fix borrowing rates on floating rate debt.  As a result of these transactions, the

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

interest rate paid on approximately 84% of the Company’s debt as of December 31, 2007 is fixed.  The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2007:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company as of December 31, 2007

April 2008	$500,000	5.24%	5.09%

April 2009	$600,000	5.25%	5.09%

June 2010	$2,600,000	5.34%	4.83%

As of December 31, 2007 and 2006, the interest rate swap contracts noted above had a fair value and carrying value of $108,141 and $31,398, a net liability position, respectively, as reflected under derivative contracts in the Company’s consolidated balance sheets.

The changes in the fair value of the Company’s swap agreements and the net realized losses as a result of net cash interest expense for the years ended December 31, 2007, 2006 and 2005 aggregating $(76,568), $(39,360) and $(16,497), respectively, are reflected in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to provide an economic hedge against equity price risk on certain of its stock holdings.  The Company had monetized all of its stock holdings in Charter Communications, Inc., AT&T Inc., Comcast Corporation, General Electric Company and Leapfrog Enterprises, Inc. through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  The contracts set a floor and cap on the Company’s participation in the changes in the underlying stock prices and at maturity are expected to offset declines in the fair values of the underlying stock below the hedge price per share, while allowing the Company to retain upside appreciation from the hedge price per share to the cap price.  At maturity, the contracts provide for the option to deliver cash or shares of AT&T, Comcast, Charter Communications, General Electric or Leapfrog stock (as the case may be) with a value determined by reference to the applicable stock price at maturity.

The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the fair values of the equity derivatives of $51,162 and $(82,009), at December 31, 2007 and 2006, respectively, have been reflected in the accompanying consolidated balance sheets as an asset (liability) and the net increases (decreases) in the fair value of the equity derivative component of the prepaid forward contracts of $214,712, $(214,352) and $135,677, for the years ended December 31, 2007, 2006 and 2005, respectively, are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

For the years ended December 31, 2007, 2006 and 2005, the Company recorded a gain (loss) on investments of $(213,754), $284,096 and $(135,082) respectively, representing the net increases or decreases in the fair values of all investment securities pledged as collateral for the period.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

2007 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2007.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications and Leapfrog common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.

	Charter	Leapfrog	Total

Number of shares	3,724,460	800,000

Collateralized indebtedness settled	$(83,231)	$(19,238)	$(102,469)
Prepaid forward contracts	70,903	10,638	81,541
Fair value of underlying securities delivered	12,328	8,600	20,928
Net cash payment	$—	$—	$—

2006 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2006.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications and AT&T common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.  The Company’s collateralized indebtedness obligations relating to Comcast and General Electric shares were settled by delivering the cash equal to the collateralized loan value, net of the value of the related equity derivative contracts.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast and General Electric shares, proceeds from a prepaid interest rate swap executed in conjunction with the equity derivative contract related to the Comcast shares and, in certain instances, cash from CSC Holdings.  The terms of the new contracts allow the Company to retain upside participation in both Comcast and General Electric shares up to each respective contract’s upside appreciation limit with downside exposure limited below the respective hedge price.

	Charter	AT&T	Comcast	General Electric	Total

Number of shares	5,586,687	3,449,785	7,159,206	12,742,033

Collateralized indebtedness settled	$(125,907)	$(165,036)	$(266,224)	$(314,028)	$(871,195)
Prepaid forward contracts	119,177	63,974	31,385	(50,864)	163,672
Fair value of underlying securities delivered	6,730	101,062	—	—	107,792
Net cash payment	—	—	(234,839)	(364,892)	(599,731)

Proceeds from new monetization contracts	—	—	212,774	382,261	595,035
Proceeds from prepaid interest rate swap contract	—	—	6,496	—	6,496
	—	—	219,270	382,261	601,531
Net cash receipt (payment)	$—	$—	$(15,569)	$17,369	$1,800

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

At December 31, 2007, the Company has principal collateralized indebtedness obligations of $219,073 relating to shares of Comcast and General Electric common stock that mature during the next twelve months.  The Company intends to settle such obligations by either delivering shares of the applicable stock and proceeds of the equity derivative contracts or delivering cash from the proceeds of new monetization transactions.  In the event of an early termination of any of these contracts, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2007, this settlement amount totaled $492.

NOTE 11.              INCOME TAXES

The Company files a consolidated federal income tax return with its 80% or more owned subsidiaries.

Income tax expense (benefit) attributable to the Company’s continuing operations consists of the following components:

	Years Ended December 31,
	2007	2006	2005
Current expense:
Federal	$10,315	$—	$—
State and other	3,957	9,546	9,493
	14,272	9,546	9,493
Deferred expense (benefit):
Federal	25,097	(84,347)	(63,355)
State	27,479	(65,661)	(28,357)
	52,576	(150,008)	(91,712)
Tax expense, including accrued interest, recognized pursuant to FIN 48	12,333	—	—
Income tax expense (benefit)	$79,181	$(140,462)	$(82,219)

The income tax benefit attributable to the Company’s continuing operations for 2005 excludes deferred federal and state tax benefits of $1,256, resulting from the exercise of stock options, which were credited directly to paid-in capital.   No income tax benefit has been recognized as an increase to paid in capital with regard to excess tax benefits occurring during 2007 and 2006.

The income tax expense attributable to the Company’s discontinued operations was classified as deferred income tax expense for all periods presented (see Note 6).

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The income tax expense (benefit) attributable to the Company’s continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2007	2006	2005

Federal tax expense (benefit) at statutory federal rate	$35,996	$(98,873)	$(76,711)
State income taxes, net of federal benefit	7,120	(25,230)	(13,156)
Changes in the valuation allowance	(536)	(10,404)	6,459
Change in the state rate used to determine deferred taxes, net of federal benefit	10,831	1,706	(6,701)
Tax expense, including accrued interest, recognized pursuant to FIN 48, net of deferred tax benefits	8,849	—	—
Reduction of a tax contingency liability	—	(16,356)	—
Favorable settlement of an issue with a taxing authority	—	(5,013)	—
Nondeductible officers’ compensation	9,355	4,443	6,226
Other nondeductible expenses	6,285	6,768	10,637
Other	1,281	2,497	(8,973)
Income tax expense (benefit)	$79,181	$(140,462)	$(82,219)

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

For the Company, the tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Deferred Tax Asset (Liability)
Current
Benefits of tax loss carryforwards	$231,806	$67,418
Compensation and benefit plans	21,516	62,201
Allowance for doubtful accounts	3,285	4,416
Restructuring liabilities	943	1,723
Investments	—	14,694
Other liabilities	42,554	37,368
Deferred tax asset	300,104	187,820
Valuation allowance	(6,928)	(3,788)
Net deferred tax asset, current	293,176	184,032
Investments	(60,192)	—
Deferred tax liability, current	(60,192)	—

Net deferred tax asset, current	232,984	184,032

Noncurrent
Benefits of tax loss and credit carryforwards	729,519	1,103,588
Compensation and benefit plans	109,819	87,992
Other	22,771	32,895
Deferred tax asset	862,109	1,224,475
Valuation allowance	(19,902)	(24,700)
Net deferred tax asset, noncurrent	842,207	1,199,775

Fixed assets and intangibles	(435,167)	(461,372)
Investments	(118,959)	(221,902)
Partnership investments	(596,827)	(573,744)
Other assets	(17,990)	(16,481)
Deferred tax liability, noncurrent	(1,168,943)	(1,273,499)

Net deferred tax liability, noncurrent	(326,736)	(73,724)

Total net deferred tax asset (liability)	$(93,752)	$110,308

At December 31, 2007, the Company had consolidated federal tax net operating loss carryforwards (“NOLs”) of $2,284,457 expiring on various dates through 2026.  The Company has recorded a deferred tax asset for such NOLs.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company’s NOLs expire as follows:

2012	$45,353
2018	89,315
2019	454,188
2020	87,952
2021	364,501
2022	171,492
2023	342,694
2024	591,539
2026	137,423
Total	$2,284,457

The tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $130,924 and $18,377 in 2007 and 2006, respectively.  These ‘windfall’ deductions result in excess tax benefits that must be analyzed to determine whether realization has occurred.  As described in Note 15, the Company uses the ‘with-and-without’ approach to determine whether an excess tax benefit has been realized.  Upon realization, such excess tax benefits will be recognized as an increase to paid-in capital.  Given the Company’s NOL position, no income tax benefit has been recognized for such excess tax benefits.  Accordingly, the NOLs for the Company disclosed above exclude such windfall tax deductions occurring in 2007 and 2006.

As of December 31, 2007, the Company has $10,415 of alternative minimum tax credit carry forwards, which do not expire.

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and NOLs.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income and tax planning strategies to allow for the utilization of its NOLs and deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against certain of its deferred tax assets resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  Management believes that it is more likely than not that the Company will realize benefit for its gross deferred tax assets, except for certain of its deferred tax assets against which a valuation allowance has been recorded relating to certain state NOLs.

The Company adopted the provisions of FIN 48 on January 1, 2007.  The cumulative effect of applying the provisions of FIN 48 resulted in a charge of $442 to the opening balance of the accumulated deficit.  A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2007	$10,353
Increases related to prior year tax positions	9,532
Decreases related to prior year tax positions	(12)
Increases related to current year tax positions	811
Settlements	(13,780)
Lapse of statute of limitations	(182)
Balance at December 31, 2007	$6,722

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

As of December 31, 2007, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company’s tax returns, the Company’s income tax expense attributable to continuing operations would decrease by $5,599.

Interest expense related to income tax liabilities recognized in accordance with the provisions of FIN 48 is included in income tax expense, consistent with the Company’s historical policy.  Interest expense of $2,184 and the associated deferred tax benefit of $893 have been recognized during the year ended December 31, 2007 and are included in income tax expense attributable to continuing operations in the consolidated statement of operations.  At December 31, 2007, accrued interest on uncertain tax positions was $581 and was included in other noncurrent liabilities in the consolidated balance sheet.

Management does not believe that it is reasonably possible that the total amount of unrecognized tax benefit for uncertain tax positions existing as of December 31, 2007, based on information available as of that date, will significantly increase or decrease within twelve months of December 31, 2007.

As of January 1, 2007, the Company had a liability recorded with regard to the Ohio income tax audit for the year ended December 31, 2000 of $10,937, including accrued interest.  In April 2007, the Company settled the Ohio income tax audit for the tax year ended December 31, 2000 for $18,000, inclusive of interest.  In 2007, the Company recognized additional income tax expense of $7,063, excluding the related deferred tax benefit.

In July 2007, the IRS completed its audit of the Company’s consolidated federal income tax returns for 2002 and 2003.  The completion of this audit did not have a significant effect on the Company’s consolidated financial statements.  In October 2007, the IRS began an audit of the Company’s consolidated federal income tax returns for 2004 and 2005.

With a few exceptions, the Company is no longer subject to state and local income tax audits by taxing authorities for years prior to 2003.  The most significant jurisdictions in which the Company is required to file income tax returns include the state of New York, New Jersey and Connecticut and the city of New York.  In September 2007, the state of New York started an audit of 2003 through 2005.

Management does not believe that the resolution of the ongoing income tax examinations described above will have a material adverse impact on the financial position of the Company.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

NOTE 12.              OPERATING LEASES

The Company leases certain office, production, transmission, theater and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for escalating rentals over the term of the lease plus certain real estate taxes and other costs or credits.  Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  Rent expense for the years ended December 31, 2007, 2006 and 2005 amounted to $92,522, $81,642 and $78,984, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2007, 2006 and 2005 amounted to $14,467, $13,777 and $12,325, respectively.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Madison Square Garden operates Radio City Music Hall under a long-term lease.  Under the terms of the lease agreement, Madison Square Garden is required to meet certain net worth, cash flow, and building utilization requirements.  In the event Madison Square Garden were to fail to meet the lease requirements and was unable to remedy such defaults, the landlord could have the option of terminating the lease.

The minimum future annual payments for all operating leases for continuing operations (with initial or remaining terms in excess of one year) during the next five years and thereafter, including pole rentals from January 1, 2008 through December 31, 2012, at rates now in force are as follows:

2008	$106,626
2009	104,258
2010	99,033
2011	93,744
2012	88,852
Thereafter	502,041

NOTE 13.              AFFILIATE AND RELATED PARTY TRANSACTIONS

Equity Method Investments

The following table reflects the Company’s ownership percentages and balances of equity method investments as of December 31, 2007 and 2006:

	Ownership Percentages		Investment Balances
	December 31,
	2007	2006	2007	2006

Fox Sports Net New England (a)	—	50.0%	$—	$47,656
Other	22.2%	22.2%	—	2,294
Net investment in affiliates			$—	$49,950

The Company’s share of the net income (loss) of these affiliates for the years ended December 31, 2007, 2006 and 2005 is as follows:

	Years Ended December 31,
	2007	2006	2005

Fox Sports Net New England (a)	$4,467	$6,698	$6,645
National Sports Partners (b)	—	—	(3,379)
National Advertising Partners (b)	—	—	(47)
Other	(90)	—	—
	$4,377	$6,698	$3,219

(a)          See Note 3 for a discussion regarding the sale of the Company’s ownership interest in Fox Sports Net New England in June 2007.

(b)         See Note 3 for a discussion of the Regional Programming Partners restructuring in 2005 which eliminated the Company’s ownership interest in these entities.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table includes certain unaudited financial information for Fox Sports Net New England as of December 31, 2006:

December 31, 2006
(unaudited)

Total assets (a)	$85,861
Total liabilities	13,502

(a)          Includes $477 due to Fox Sports New England from the Company at December 31, 2006.

Prior to sale of the Company’s interest in Fox Sports Net New England in 2007 and National Sports Partners and National Advertising Partners in 2005, the Company had provided certain transmission and production services to these affiliates.  For the years ended December 31, 2007, 2006 and 2005, $741, $1,358 and $1,608, respectively, of revenues were earned from services provided to these entities.  Costs incurred by the Company for these programming, entertainment and advertising services provided by these affiliates and included in operating expenses for the years ended December 31, 2007, 2006 and 2005 amounted to $325, $342 and $3,509, respectively.

Other Affiliates and Related Parties

During 2007, 2006 and 2005, the Company provided services to or incurred costs on behalf of other affiliates, including from time to time, members of the Dolan family or to entities owned by members of the Dolan family.  All costs incurred on behalf of these affiliates are reimbursed to the Company.  Aggregate amounts due from and due to these affiliates at December 31, 2007 and 2006 are summarized below:

	December 31,
	2007	2006

Advances to affiliates	$25	$153
Accounts payable to affiliates	253	94

Dolan Family Group Transaction

On May 2, 2007, Cablevision entered into a merger agreement with Central Park Holding Company, LLC (“Dolan Family Acquisition Company”), an entity owned by the Dolan Family Group, and Central Park Merger Sub, Inc.  The terms of the merger agreement provided that Central Park Merger Sub, Inc. would be merged with and into Cablevision and, as a result, Cablevision would continue as the surviving corporation and a wholly-owned subsidiary of Dolan Family Acquisition Company (the “Proposed Merger”).

On October 24, 2007, the Proposed Merger was submitted to a vote of Cablevision’s shareholders and did not receive shareholder approval.  Subsequently, the parties terminated the merger agreement pursuant to its terms.

Rainbow DBS

In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a private company formed by two of the Company’s Class B shareholders, Charles F. Dolan and Thomas C. Dolan,

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

had planned to acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the agreement with EchoStar (see Note 3).  The letter of intent between the Company and VOOM HD, LLC expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS satellite distribution operations.  In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company.  The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement.  In accordance with the March 2005 Agreement, Charles F. Dolan deposited $15,000 with the Company to fund any expenditures above those contemplated in the shutdown budget, net of March 2005 revenue earned.  This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS was shutdown effective April 30, 2005 and the Board of Directors confirmed such shutdown decision at a meeting on April 7, 2005.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that was not used to fund costs or segregated to pay costs associated with new commitments or other agreements of $8,663 was returned to him prior to December 31, 2005.  Cash of $6,337 deposited by Charles F. Dolan which was used to fund the incremental costs less March 2005 revenue earned related to the Rainbow DBS satellite distribution business, net of the related discounted income tax benefit to the Company, was recorded as a deemed net equity contribution in 2005.

NOTE 14.              BENEFIT PLANS

Adoption of Statement No. 158

Effective December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement No. 158 which requires employers to recognize in their balance sheets the overfunded or underfunded status of defined benefit postretirement plans, measured as the difference between the fair value of plan assets and the benefit obligation (the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans).  Employers must recognize the change in the funded status of the plan in the year in which the change occurs through accumulated other comprehensive income. Statement No. 158 also requires plan assets and obligations to be measured as of the employers’ balance sheet date. The measurement provision of Statement No. 158 will be effective on January 1, 2009 for the Company with early application encouraged.  This will not have an impact to the Company’s financial position or results of operations as its current measurement date is December 31 for all plans.

Prior to the adoption of the recognition provisions of Statement No. 158, the Company accounted for its defined benefit postretirement plans under Statement No. 87 and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“Statement No. 106”). Statement No. 87 required that a liability (additional minimum pension liability or “AML”) be recorded when the accumulated benefit obligation (“ABO”) liability exceeded the fair value of plan assets.  Any adjustment was recorded as a non-cash charge to accumulated other comprehensive income in shareholders’ equity (deficit). Statement No. 106 required that the liability recorded should represent the actuarial present value of all future benefits attributable to an employee’s service rendered to date.  Under both Statement No. 87 and Statement No. 106, changes in the funded status were not immediately recognized, rather they were deferred and recognized ratably over future periods.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Upon adoption of the recognition provisions of Statement No. 158, the Company recognized the amounts of prior changes in the funded status of their postretirement benefit plans through accumulated other comprehensive loss.  As a result, the Company recognized the following adjustments in individual line items of its consolidated balance sheet as of December 31, 2006:

	Prior to AML and Statement No. 158 Adjustments	Pretax 2006 AML Adjustment	Pretax Effect of Adopting Statement No. 158	Post AML and Statement No. 158 Adjustments

Accrued employee related costs	$69,389	$—	$(69,389)	$—
Defined benefit obligations	—	2,516	81,092	83,608
Accumulated other comprehensive loss	(6,028)	(2,516)	(11,703)	(20,247)

Income tax benefits associated with the effect of adopting Statement No. 158 and the 2006 AML adjustment amounted to $4,799 and $1,032, respectively.

The adoption of Statement No. 158 had no effect on the Company’s consolidated statement of operations for the year ended December 31, 2006, or for any prior period presented and did not have a material impact to any of the Company’s debt covenants under its various credit agreements.

Plan Descriptions

Qualified and Non-qualified Defined Benefit Plans

Cablevision Retirement Plans (collectively, the “Cablevision Qualified and Non-qualified Defined Benefit Plans)

The Company sponsors a non-contributory qualified defined benefit Cash Balance Retirement Plan (the “Retirement Plan”) for the benefit of non-union employees other than those of the theater business.  Under the Retirement Plan, the Company credits a certain percentage of eligible base pay into an account established for each participant which is credited with a market based rate of return annually.

The Company also maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan (“Excess Cash Balance Plan”) covering certain employees of the Company who participate in the Retirement Plan, and an unfunded supplemental defined benefit plan (the “CSC Supplemental Benefit Plan”) for the benefit of certain officers and employees of the Company.  As part of the CSC Supplemental Benefit Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the CSC Supplemental Benefit Plan.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Madison Square Garden Retirement Plans (collectively, the “Madison Square Garden Qualified and Non-qualified Defined Benefit Plans)

Madison Square Garden sponsors a non-contributory qualified defined benefit pension plan (“MSG Plan”) covering certain of its non-union employees hired prior to January 1, 2001.  Benefits payable to retirees under this plan are based upon years of service and participants’ compensation.

Madison Square Garden also maintains an unfunded, non-qualified defined benefit pension plan for the benefit of certain employees of Madison Square Garden who participate in the underlying qualified plan.  This plan provides that, upon retirement, a participant will receive a benefit based on a formula which reflects the participant’s compensation as defined by the plan.

As of December 31, 2007, both the MSG Plan and the non-qualified defined benefit pension plan for the benefit of certain employees of Madison Square Garden were amended.  The amendments “froze” all benefits earned through December 31, 2007 and eliminated the ability of participants to earn benefits for future service under these plans.  Effective January 1, 2008, the Retirement Plan and the Excess Cash Balance Plan were amended to permit affected MSG Plan participants to earn benefits under these plans.  The Retirement Plan and Excess Cash Balance Plan will provide incremental, but reduced benefits to affected participants for future services, from what they would have received under the MSG Plan and the Madison Square Garden non-qualified defined benefit pension plan.  Accordingly, the Company has accounted for this transaction as a negative plan amendment which reduced the liability relating to these plans by $18,803 with the offset to accumulated other comprehensive income.  This amount will be amortized into income as a reduction of future periodic pension expense over the estimated remaining work lives of affected participants.

In addition, Madison Square Garden sponsors two non-contributory qualified defined benefit pension plans covering certain of its union employees (“MSG Union Plans”).  Benefits payable to retirees under these plans are based upon years of service and, for one plan, participants’ compensation, and are funded through trusts established under the plans.

Other Postretirement Benefit Plan

Madison Square Garden sponsors a contributory welfare plan (“Madison Square Garden Postretirement Benefit Plan”) which provides certain postretirement health care benefits to certain of its employees hired prior to January 1, 2001 and their dependents.

Defined Contribution Benefit Plans

The Company also maintains the Cablevision CHOICE 401(k) savings plan, a contributory qualified defined contribution plan for the benefit of non-union employees of the Company.  The Company also has four additional 401(k) plans covering various union employees, as well as employees of certain businesses.  Employees can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the respective plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan for which the Company provides a matching contribution similar to the Cablevision CHOICE 401(k) Savings Plan.  The cost associated with these plans was $18,155, $16,850 and $13,511 for the years ended December 31, 2007, 2006 and 2005, respectively.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Multi-employer Plans

Madison Square Garden also contributes to various multiemployer pension plans.  Contributions made to these multiemployer plans for the years ended December 31, 2007, 2006 and 2005 amounted to $6,323, $6,966 and $5,846, respectively.

Plan Results for Defined Benefit Plans

Summarized below is the funded status and the amounts recorded on the Company’s consolidated balance sheets for all of the Company’s qualified and non-qualified defined benefit pension and other postretirement benefit plans at December 31, 2007 and 2006:

	Cablevision Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Postretirement Benefit Plan
	2007	2006	2007	2006	2007	2006

Change in benefit obligation:
Benefit obligation at beginning of year	$177,656	$142,922	$99,809	$93,670	$6,907	$7,494
Service cost	31,615	29,378	4,805	4,988	367	399
Interest cost	10,045	8,212	5,919	5,441	380	361
Amendments	207	—	(18,803)	—	—	—
Actuarial loss (gain)	2,911	3,776	(10,241)	(2,718)	(1,170)	(1,086)
Benefits paid	(8,844)	(6,632)	(1,688)	(1,572)	(238)	(261)
Benefit obligation at end of year	213,590	177,656	79,801	99,809	6,246	6,907

Change in plan assets:
Fair value of plan assets at beginning of year	146,220	116,604	54,544	45,198	—	—
Actual return on plan assets	9,551	10,737	3,841	5,091	—	—
Employer contributions	28,447	25,511	12,216	5,827	—	—
Benefits paid	(8,844)	(6,632)	(1,688)	(1,572)	—	—
Fair value of plan assets at end of year	175,374	146,220	68,913	54,544	—	—

Unfunded status at end of year*	(38,216)	(31,436)	(10,888)	(45,265)	(6,246)	(6,907)
Unrecognized actuarial loss	12,811	7,697	3,183	12,806	(579)	580
Unrecognized prior service cost (credit)	207	—	(18,569)	258	(1,050)	(1,182)
Unrecognized transition asset	—	—	(2)	(5)	—	—
Net amount recognized	$(25,198)	$(23,739)	$(26,276)	$(32,206)	$(7,875)	$(7,509)

*                 The aggregate unfunded status at December 31, 2007 relating to the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans was $14,766, net of aggregated plan assets in excess of plan obligations of $3,878.

The accumulated benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans and Madison Square Garden Qualified and Non-qualified Defined Benefit Plans aggregated $292,562 and $252,952 for the years ended December 31, 2007 and 2006, respectively.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost (credit) during the next fiscal year relating to the defined benefit and other post retirement benefit plans are as follows:

Prior service credit recognition	$(1,726)
Actuarial loss	116
Transition asset recognition	(2)
Total	$(1,612)

The Company’s net unfunded liability relating to its defined benefit and other postretirement benefit plans at December 31, 2007 is as follows:

Cablevision Qualified and Non-qualified Defined Benefit Plans	$(38,216)
Madison Square Garden Qualified and Non-qualified Defined Benefit Plans	(14,766)
Madison Square Garden Postretirement Benefit Plan	(6,246)
(59,228)
Less: Current portion	1,632
Long-term defined benefit plan and other postretirement plan obligations	$(57,596)

Long-term defined benefit plan asset	$3,878

Components of the net periodic pension cost, recorded primarily in selling, general and administrative expenses, for the Company’s qualified and non-qualified defined benefit and other postretirement plans for the years ended December 31, 2007, 2006 and 2005, are as follows:

	Cablevision Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Postretirement Benefit Plan
	2007	2006	2005	2007	2006	2005	2007	2006	2005

Service cost	$31,615	$29,378	$26,593	$4,805	$4,988	$4,205	$367	$399	$415
Interest cost	10,045	8,212	6,727	5,919	5,441	4,508	380	361	361
Expected return on plan assets	(11,745)	(9,882)	(8,046)	(4,569)	(3,686)	(3,032)	—	—	—
Recognized prior service cost (credit)	—	11	62	25	25	29	(133)	(133)	(156)
Recognized actuarial loss (gain)	—	—	93	111	627	117	(10)	(4)	17
Recognized transition asset	—	—	—	(3)	(3)	(3)	—	—	—
Net periodic benefit cost	$29,915	$27,719	$25,429	$6,288	$7,392	$5,824	$604	$623	$637

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Plan Assumptions for Defined Benefit Plans

Weighted-average assumptions used to determine net periodic cost and benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2007	2006	2005	2007	2006

Discount rate	5.80%	5.80%	6.05%	5.75%	5.80%
Rate of increase in future compensation levels	4.40%	4.15%	4.12%	4.50%	4.40%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2007	2006	2005	2007	2006

Discount rate	6.14%	5.75%	6.00%	6.15%	6.14%
Rate of increase in future compensation levels	4.39%	4.00%	3.16%	3.00%	4.39%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

In 2007, 2006 and 2005, the discount rate used by the Company was determined (based on the expected duration of the benefit payments for the pension plan) by referring to applicable bond yields (such as Moody’s Aaa Corporate Bonds) and the Buck Consultants’ Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds), to select a rate at which the Company believed the pension benefits could be effectively settled.  The Company’s expected long-term return on plan assets is based on a periodic review and modeling of the plan’s asset allocation structure over a long-term horizon.  Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory.  The expected long-term rate of return was selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Postretirement Benefit Plan are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2007	2006	2005	2007	2006

Discount rate	6.05%	5.75%	6.00%	6.05%	6.05%
Health care trend rate assumed for next year	9.00%	9.00%	8.00%	10.00%	9.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	5.00%	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2013	2012	2009	2014	2013

Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans.  A one-percentage point change in the assumed health care cost trend rates would have the following effects:

	Increase (Decrease) in net Periodic Benefit Cost for the Years Ended December 31,			Increase (Decrease) in Benefit Obligations at December 31,
	2007	2006	2005	2007	2006
One percentage point increase	$121	$129	$137	$772	$1,001
One percentage point decrease	$(101)	$(107)	$(114)	$(663)	$(840)

Plan Assets and Investment Policy

The weighted average asset allocation of Cablevision’s Retirement Plan at December 31, 2007 and 2006 was as follows:

	Plan Assets at December 31,
	2007	2006
Asset Category:

Equity securities	64%	57%
Fixed income securities	28	34
Other	8	9
	100%	100%

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The weighted average asset allocation of the MSG Plan at December 31, 2007 and 2006 was as follows:

	Plan Assets at December 31,
	2007	2006
Asset Category:

Equity securities	64%	62%
Fixed income securities	28	29
Other	8	9
	100%	100%

On January 1, 2007, the Cablevision and MSG qualified defined benefit plan assets were pooled together into the Cablevision Retirement Plan Master Trust (“Master Trust”).  Although assets of these plans are commingled in the Master Trust, the trustee maintains supporting records for the purpose of allocating the net gain or loss of the investment account to the participating plans.  The net investment income or loss of the investment assets is allocated by the trustee to each participating plan based on the relationship of the interest of each plan to the total of the interests of the plans.

The Master Trust’s investment objectives are to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the plans.  This requires the Master Trust to subject a portion of its assets to increased risk to generate a greater rate of return.  The investments held in the Master Trust are readily marketable and can be sold to fund benefit payment obligations of the plans as they become payable.

Benefit Payments and Contributions for Defined Benefit Plans

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to Cablevision’s Qualified and Non-qualified Defined Benefit Plans:

2008	$20,141
2009	27,401
2010	34,778
2011	29,223
2012	31,245
2013-2017	171,545

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans:

2008	$2,311
2009	2,574
2010	2,722
2011	2,816
2012	2,921
2013-2017	18,219

Of the amounts expected to be paid in 2008, the Company has recorded $1,632 as a current liability in its consolidated balance sheets at December 31, 2007, since this amount represents the aggregate benefit payment obligation payable in the next twelve months that exceeds the fair value of aggregate plan assets at December 31, 2007.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company makes contributions to the Retirement Plan, the MSG Plan and MSG Union Plans, which are all qualified defined benefit plans.  The Company currently expects to contribute approximately $34,200 and $294 to the Retirement Plan and to the MSG Union Plans in 2008, respectively.

NOTE 15.              EQUITY AND LONG-TERM INCENTIVE PLANS

Equity Plans

In April 2006, the Company’s Board of Directors approved the Cablevision Systems Corporation 2006 Employee Stock Plan and the Cablevision Systems Corporation 2006 Stock Plan for Non-Employee Directors, which was approved by Cablevision’s stockholders at its annual stockholders meeting on May 18, 2006.

Under the 2006 Employee Stock Plan, the Company is authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights and other equity-based awards.  The Company may grant awards for up to 23,000,000 shares of Class A common stock (subject to certain adjustments).  Options and stock appreciation rights under the 2006 Employee Stock Plan must be granted with an exercise price of not less than the fair market value of a share of Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Employee Stock Plan, including vesting and exercisability, will be determined by the compensation committee of the Board of Directors and may be based upon performance criteria.

Under the 2006 Stock Plan for Non-Employee Directors, the Company is authorized to grant nonqualified stock options, restricted stock units and other equity-based awards.  The Company may grant awards for up to 1,000,000 shares of Class A common stock (subject to certain adjustments). Options under this plan must be granted with an exercise price of not less than the fair market value of a share of Class A common stock on the date of grant and must expire no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder).  The terms and conditions of awards granted under the 2006 Stock Plan for Non-Employee Directors, including vesting and exercisability, are determined by the compensation committee.  Unless otherwise provided in an applicable award agreement, options granted under this plan will be fully vested and exercisable, and restricted stock units granted under this plan will be fully vested, upon the date of grant.  Unless otherwise determined by the compensation committee, on the date of each annual meeting of the Company’s stockholders, each non-employee director will receive restricted stock units with a fair market value of $40,000 and a grant of 4,000 options on such date.  In 2007, the Company granted its non-employee directors an aggregate of 36,900 restricted stock units, which also vested on the date of grant.

Previously, Cablevision had an employee stock plan (“1996 Employee Stock Plan”) under which it was authorized to grant incentive stock options, nonqualified stock options, restricted shares, restricted stock units, stock appreciation rights, and bonus awards and a non-employee director stock plan (“1996 Non-Employee Director Stock Plan”) under which it was authorized to grant options and restricted stock units. The 1996 Employee Stock Plan expired in February 2006 and the 1996 Non-Employee Director Stock Plan expired in May 2006.  These plans provided that the exercise price of stock options and stock appreciation rights could not be less than the fair market value per share of Class A common stock on the date the option was granted and the options expired no later than 10 years from the date of grant (or up to one additional year in the case of the death of a holder of nonqualified options).  As discussed in Note 17, a review determined that during the 1997-2002 period there were a number of instances in which stock options and stock appreciation rights were issued with exercise prices that were lower, and in some cases

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

substantially lower, than the fair market value per share of Cablevision’s common stock on the actual date of grant.

Options and stock appreciation rights have typically been scheduled to vest over three years in 33-1/3% annual increments and expire 10 years from the grant date.  Restricted shares have typically been subject to three or four year cliff vesting.  Performance based options were typically subject to approximately two year or three year cliff vesting, with exercisability subject to performance criteria.  Performance based options expire 10 years from the date of grant (or up to one additional year in the case of the death of the holder).  Options and restricted stock units issued to non-employee directors have been fully vested on the date of grant.  The Company has 809,000 performance based options and 1,049,219 stock appreciation rights outstanding at December 31, 2007.

As a result of the special dividend (see Note 1), options or stock appreciation rights issued under the 1996 Employee Stock Plan and the 1996 Non-Employee Director Stock Plan that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend.  The per share exercise price of options or stock appreciation rights that were vested on or prior to December 31, 2004 were not adjusted and the holder will receive the $10.00 special dividend amount upon exercise of the option or right.  Holders of restricted shares outstanding on April 24, 2006 will receive $10.00 per restricted share when and if the restrictions lapse on such shares.  Holders of non-employee director restricted stock units received $10.00 per share underlying such units on the date the special dividend was paid.

Impact of the Adoption of Statement No. 123R

As Statement No. 123R requires that options and performance based option compensation expense be based on awards that are ultimately expected to vest, share-based compensation (which includes options, performance options, restricted stock, restricted stock units and stock appreciation rights) for the years ended December 31, 2007 and 2006 has been reduced for estimated forfeitures.  Forfeitures were estimated based on historical experience.  Share-based compensation expense recognized as selling, general and administrative expense for the years ended December 31, 2007 and 2006 amounted to $52,039 and $80,587 (of which $53,077 and $63,675 related to equity classified awards), respectively.  An income tax benefit of $17,407 and $28,618 was recognized in continuing operations resulting from this share-based compensation expense for the years ended December 31, 2007 and 2006, respectively.  In connection with the adoption of Statement No. 123R, the Company recorded $862 as a cumulative effect of a change in accounting principle, net of taxes, in the Company’s consolidated statement of operations for the year ended December 31, 2006.

The following table presents actual expense (income) relating to Cablevision’s stock plan recorded pursuant to Statement No. 123R for 2007 and 2006 and APB Opinion No. 25 for 2005 and the pro forma information disclosed pursuant to Statement No. 123 for 2005:

	Stock Plan Expense (Income)
	2007 Actual	2006 Actual	2005 Actual	2005 Pro forma

Stock options	$14,464	$25,947	$1,016	$13,502
Stock appreciation rights	(1,038)	16,912	(1,324)	(1,367)
Restricted shares	38,613	37,728	27,014	27,155
Share based compensation	$52,039	$80,587	$26,706	$39,290

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In connection with Cablevision’s adoption of Statement No. 123R, Cablevision uses the ‘with-and-without’ approach described in EITF Topic No. D-32, Intraperiod Tax Allocation of the Tax Effect of Pretax Income from Continuing Operations, to determine the recognition and measurement of excess tax benefits.

Prior to adopting Statement No. 123R, Cablevision presented all tax benefits resulting from the exercise of stock options as operating cash flows in the statement of cash flows.  Statement No. 123R requires cash flows resulting from excess tax benefits to be classified as a part of cash flows from financing activities.  This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date in which the excess tax deductions result in a reduction of income taxes payable.  Excess tax benefits are realized tax benefits from tax deductions for options exercised and restricted shares issued in excess of the deferred tax asset attributable to stock compensation costs for such awards.  No excess tax benefits for the years ended December 31, 2007 and 2006 were recorded as a result of adopting Statement No. 123R.  Cash received from option exercises for the years ended December 31, 2007, 2006 and 2005 was $30,571, $15,334 and $13,925, respectively.  The total income tax benefit recognized pursuant to the exercise of options recorded in stockholders’ deficiency was $1,256 for the year ended December 31, 2005.

Valuation Assumptions - Stock Options and Stock Appreciation Rights

Cablevision calculates the fair value of each option award on the date of grant and for each stock appreciation right on the date of grant and at the end of each reporting period using the Black-Scholes option pricing model.  For unvested share-based awards as of January 1, 2006, granted prior to 2006, Cablevision’s computation of expected life was determined based on historical experience of similar awards, giving consideration to the contractual terms of the share-based awards and vesting schedules.  In addition, for stock appreciation rights, expected term was also determined based on historical experience of similar awards as of December 31, 2007 and 2006.  For options granted in 2006, Cablevision’s computation of expected life was based on the simplified method (the average of the vesting period and option term) as prescribed in SAB No. 107, Share Based Payments.  The interest rate for periods within the contractual life of the share-based award is based on interest yields for U.S. Treasury instruments in effect at the time of grant and as of December 31, 2007 and 2006 for stock appreciation rights.  Cablevision applies a dividend yield of zero for its share-based awards since it has historically never paid an ordinary dividend.  Cablevision’s computation of expected volatility is based on historical volatility of its common stock.

The following weighted average assumptions were used in calculating the fair value of options granted for the year ended December 31, 2006:  Range of risk-free interest rates used - 4.75%-4.96%, Expected life (in years) - 6.0, Dividend yield - 0%, and Weighted average volatility - 53.33%.  The weighted average grant date fair value for options granted in 2006 was $11.46.  There were no options granted during 2007.

The following assumptions were used to calculate the fair value of stock appreciation rights outstanding as of December 31, 2007 and 2006, respectively:  Range of risk-free interest rates used – 3.12%-3.45% and 4.74%-5.09%, Weighted average expected life (in years) – 1.48 and 1.30, Dividend yield - 0%, and Weighted average volatility – 21.08% and 20.61%.  The weighted average grant date fair value of rights outstanding at December 31, 2007 and 2006 was $13.36 and $18.66, respectively.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Share-Based Payment Award Activity

The following table summarizes activity for Cablevision’s stock options for the year ended December 31, 2007 and 2006:

				Weighted
			Weighted	Average
	Shares Under Option		Average	Remaining
	Time	Performance	Exercise	Contractual	Aggregate
	Vesting	Vesting	Price Per	Term (in	Intrinsic
	Options	Options	Share	years)	Value**
Balance, December 31, 2006*	9,068,966	809,000	$16.60	6.84	$156,226
Exercised	(2,352,265)	—	$13.01
Forfeited/Expired	(96,701)	—	$23.32

Balance, December 31, 2007*	6,620,000	809,000	$17.65	6.23	$77,595

Options exercisable at December 31, 2007*	5,431,057	—	$17.73	5.56	$63,446

Options expected to vest in the future*	1,155,180	797,982	$17.44	8.06	$13,801

*                 As a result of the special dividend (see Note 1), options issued under the 1996 Employee Stock Plan and the 1996 Non-Employee Director Plan that were not vested on or prior to December 31, 2004 were adjusted to reduce their per share exercise price by the $10.00 amount of the special dividend.  The per share exercise price of options that were vested on or prior to December 31, 2004 was not adjusted and the holders will receive the $10.00 special dividend amount upon exercise.

**          The aggregate intrinsic value is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of Cablevision’s NY Group Class A common stock on December 31, 2007 and 2006 plus, where applicable, the $10.00 special dividend.

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of Cablevision’s common stock for the 6,985,850 options outstanding (which included 4,990,973 exercisable options) that were in-the-money at December 31, 2007.  For the years ended December 31, 2007, 2006 and 2005, the aggregate intrinsic value of options exercised under Cablevision’s stock option plans was $64,553, $22,794 and $12,358, respectively, determined as of the date of option exercise, plus for the 2007 and 2006 periods, the $10.00 special dividend which each holder of options vested on or prior to December 31, 2004 received upon exercise.  When an option is exercised, Cablevision issues new shares of stock.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table summarizes activity for Cablevision’s restricted shares (which includes restricted stock units) for the years ended December 31, 2007 and 2006:

	Restricted Shares	Weighted Average Fair Value Per Share at Date of Grant

Unvested award balance, December 31, 2006	8,108,639	$19.26
Granted	2,164,584	$29.09
Awards vested	(5,420,148)	$18.42
Forfeited	(406,786)	$20.39

Unvested award balance, December 31, 2007	4,446,289	$24.97

There were no unvested stock appreciation rights outstanding as of December 31, 2007.

	Outstanding Vested Stock Appreciation Rights	Weighted Average Exercise Price Per Share at December 31, 2007	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value*

Balance, December 31, 2007	1,049,219	$25.26	2.51	$13,391

*                 The aggregate intrinsic value, which will be settled in cash, is calculated as the difference between (i) the exercise price of the underlying award and (ii) the quoted price of Cablevision’s NY Group Class A common stock plus, the $10.00 special dividend.

For the years ended December 31, 2007, 2006 and 2005, the amount of cash used by the Company to settle the aggregate intrinsic value of stock appreciation rights exercised under the Company’s stock plans was $15,018, $11,258 and $6,549, respectively, determined as of the date of exercise.  The aggregate intrinsic value, which was settled in cash, is calculated as the difference between (i) the exercise price of the underlying awards and (ii) the quoted price of the Class A common stock as of the date of exercise, plus for the 2007 and 2006 periods, the $10.00 special dividend which each holder of rights vested prior to December 31, 2004 received upon exercise.

As of December 31, 2007, there was $70,804 of total unrecognized compensation cost related to the Company’s unvested options and restricted shares granted under the Company’s stock plans. The unrecognized compensation cost is expected to be recognized over a weighted-average period of 1 year.

For the year ended December 31, 2007, 2,156,599 of the restricted shares that vested were acquired by the Company to fulfill the employees’ statutory minimum tax withholding obligations of $69,025 for the applicable income and other employment taxes.  The 2,156,599 acquired shares have been classified as treasury stock.

Pro Forma Information for Period Prior to the Adoption of Statement No. 123R

Prior to the adoption of Statement No. 123R, the Company had applied the intrinsic value based method of accounting prescribed by APB Opinion No. 25 and related interpretations, to account for its share-based compensation awards.  Under this method, compensation expense was recorded only if on the date of

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

grant the current market price of the underlying stock exceeded the exercise price.  The Company provided the disclosures required under Statement No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosures.  Employee share-based compensation expense for the year ended December 31, 2005, is based on the accounting prescribed by APB Opinion No. 25 and related interpretations and has not been restated for the adoption of Statement No. 123R.  Forfeitures of awards were recognized as they occurred.

The table below sets forth the pro forma net income (loss) as if compensation cost was determined in accordance with Statement No. 123 for options granted in 1995 through 2005:

Year Ended December 31, 2005

Net income	$89,320
Add: Stock based employee compensation cost included in reported net income, net of taxes	20,703
Deduct: Stock based employee compensation expense determined under fair value based method, net of taxes	(28,078)
Pro forma net income	$81,945

Basic and diluted net income per common share:
As reported	$0.32
Pro forma	$0.29

The Company estimated the fair value of each option grant using the Black-Scholes option pricing model.  The following assumptions were used in calculating these fair values for the year ended December 31, 2005:

Risk free interest rate	4.5%
Volatility	57.0%
Dividend Yield	0%
Weighted average grant date fair value	$13.60
Expected life in years	5.0

Long-Term Incentive Plans

In April 2006, the Company’s Board of Directors approved the Cablevision Systems Corporation 2006 Cash Incentive Plan, which was approved by the Company’s stockholders at its annual stockholders meeting in May 2006.

Prior to the Cash Incentive Plan, the Company had a Long-Term Incentive Plan, under which certain executives had been granted cash awards, some of which were performance based, that vested over varying required service periods and were typically payable at the end of the vesting period or on specified dates.  One form of award received by certain executives under this plan was a performance retention award, vesting over 7 years.  The terms of the performance retention awards provided that the executive could have requested a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $687, $900 and $911, respectively for the years ended December 31, 2007, 2006 and 2005.  As of December 31, 2007 and 2006, $6,745 and $23,850 was outstanding in respect of advances made pursuant to this plan.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In connection with long-term incentive awards granted under the two plans, the Company has recorded expenses of $69,767, $59,144 and $41,857 for the years ended December 31, 2007, 2006 and 2005, respectively.  At December 31, 2007, the Company had accrued $47,562 for performance-based awards for which the performance criteria had not yet been met as of December 31, 2007 as such awards are based on achievement of certain performance criteria through December 31, 2009.  The Company has accrued the amount that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards.  If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.  In addition, as of December 31, 2007, the Company had approximately $53,500 accrued in connection with the 2005 awards discussed below.

On February 25, 2008, the Compensation Committee of the Company’s Board of Directors approved an amendment of the terms of the 2005 three-year cash performance awards (“2005 Awards”) awarded by the Company in 2005 to each of the Company’s executive officers at that time and 110 other members of management under the Company’s Long-Term Incentive Plan.  The 2005 Awards, which aggregated approximately $53,500, are payable in March 2008 if the Company has met certain compounded annual growth rate targets (“CAGR”) for both net revenues (“Net Revenue”) and adjusted operating cash flow (“AOCF”) over the 2005-2007 period.  The terms of the 2005 Awards required adjustment for divestitures of any operating entities during the plan period to eliminate the impact of such sales from the actual performance as well as the CAGR targets.  During the plan period, the Company sold and shutdown several businesses.  The original Net Revenue CAGR target, when adjusted for the dispositions, was achieved.  The original AOCF CAGR target, when adjusted for the dispositions, would have resulted in a 1.3 percentage point upward adjustment of the AOCF CAGR target causing the Company’s actual performance to fall short of the adjusted AOCF target.  The Compensation Committee approved the amendment of the 2005 Awards so that the original AOCF CAGR target for the 2005 Awards continued to apply without adjusting the target for the dispositions.  Accordingly, it is expected that payment of the 2005 Awards will be made in early March 2008.

As a result of this amendment, awards payable to the Company’s four most highly compensated executive officers will not be deemed to be performance based compensation and therefore not deductible for income tax purposes.  This will result in a loss of approximately $10,000 of deductible expense.  The Company’s NOL for federal income tax purposes was $2,284,457 at December 31, 2007.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 16.                                          CONTRACTUAL OBLIGATIONS

Future cash payments required under unconditional purchase obligations pursuant to contracts entered into by the Company in the normal course of business are as follows as of December 31, 2007:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years	Other
Off balance sheet arrangements:
Programming obligations (1)	$2,652,556	$869,731	$1,151,002	$605,136	$26,687	$—
Purchase obligations (2)	1,814,466	394,123	340,679	169,182	910,482	—
Guarantees (3)	518	518	—	—	—	—
Letters of credit (4)	55,199	3,367	559	—	51,273	—

Total	4,522,739	1,267,739	1,492,240	774,318	988,442	—

Contractual obligations reflected on the balance sheet:
Contract obligations (5)	37,065	12,993	4,019	6,283	13,770	—
Taxes (6)	3,763	—	—	—	—	3,763

Total	$4,563,567	$1,280,732	$1,496,259	$780,601	$1,002,212	$3,763

(1)          Programming obligations represent contractual commitments with various programming vendors to provide video services to the Company’s video subscribers.  Future fees under such contracts are based on numerous factors, including the number of subscribers receiving the programming.  Amounts reflected above are based on the number of subscribers receiving the programming as of December 2007 multiplied by the per subscriber rates contained in the executed agreements in effect as of December 31, 2007.

(2)          Purchase obligation amounts not reflected on the balance sheet consist primarily of (i) long-term rights agreements which provide Madison Square Garden with exclusive broadcast rights to certain live sporting events in exchange for minimum contractual payments, (ii) payments under employment agreements that the Company has with professional sports teams’ personnel that are generally guaranteed regardless of employee injury or termination, and (iii) minimum purchase requirements incurred in the normal course of to the Company’s operations.

(3)          Consists principally of outstanding guarantees primarily by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of shares of Comcast Corporation common stock.

(4)          Consists primarily of letters of credit obtained by CSC Holdings in favor of insurance providers and certain governmental authorities for the Telecommunications Services segment.

(5)          Consist principally of amounts earned under employment agreements that the Company has with professional sports teams’ personnel.

(6)          This amount represents tax liabilities, including accrued interest, recognized pursuant to FIN 48.

The future cash payments reflected above do not include the impact of potential insurance recoveries or amounts which may be due to the National Basketball Association (“NBA”) for luxury tax payments.

In addition, the future cash payments reflected above do not include the payments required under the Company’s agreements with EchoStar relating to VOOM, the Company’s high-definition television programming service.  EchoStar was issued a 20% interest in VOOM HD Holdings, the Company’s subsidiary operating VOOM, and that 20% interest will not be diluted until $500,000 in cash has been invested in VOOM HD Holdings by the Company.  The affiliation agreement with EchoStar providing for distribution of VOOM for a 15-year term provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, EchoStar may seek to terminate the agreement under certain circumstances (see Note 3).  VOOM HD also has the right to terminate the affiliation agreement if VOOM is discontinued in the future.  On the fifth or eighth anniversary of the effective date

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

(April 2005) of the investment agreement, the termination of the affiliation agreement by EchoStar, or other specified events, EchoStar has a put right to require a wholly-owned subsidiary of Rainbow Media Holdings to purchase all of its equity interests in VOOM HD Holdings at fair value.  On the seventh or tenth anniversary of the effective date of the investment agreement, or the second anniversary date of the termination of the affiliation agreement by EchoStar, a wholly-owned subsidiary of Rainbow Media Holdings has a call right to purchase all of EchoStar’s ownership in VOOM HD Holdings at fair value.

An indirect subsidiary of Rainbow Media Holdings owns a 90% interest in DTV Norwich LLC.  The other investor has the right, for ten years, to put its remaining 10% interest to the Company at fair value to be determined by a process involving independent valuation experts.  The table above does not include any future payments that would be required upon the exercise of this put right.

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

NOTE 17.              LEGAL MATTERS

Tracking Stock Litigation

In August 2002, purported class actions naming as defendants Cablevision and each of its directors were filed in the Delaware Chancery Court.  The actions, which allege breach of fiduciary duties and breach of contract with respect to the exchange of the Rainbow Media Group tracking stock for Cablevision NY Group common stock, were purportedly brought on behalf of all holders of publicly traded shares of Rainbow Media Group tracking stock.  The actions sought to (i) enjoin the exchange of Rainbow Media Group tracking stock for Cablevision NY Group common stock, (ii) enjoin any sales of “Rainbow Media Group assets,” or, in the alternative, award rescissory damages, (iii) if the exchange is completed, rescind it or award rescissory damages, (iv) award compensatory damages, and (v) award costs and disbursements.  The actions were consolidated into one action on September 17, 2002, and on October 3, 2002, Cablevision filed a motion to dismiss the consolidated action.  The action was stayed by agreement of the parties pending resolution of a related action brought by one of the plaintiffs to compel the inspection of certain books and records of Cablevision.  On October 26, 2004, the parties entered into a stipulation dismissing the related action, and providing for Cablevision’s production of certain documents. On December 13, 2004, plaintiffs filed a consolidated amended complaint.  Cablevision filed a motion to dismiss the amended complaint.  On April 19, 2005, the court granted that motion in part, dismissing the breach of contract claim but declining to dismiss the breach of fiduciary duty claim on the pleadings.

In August 2003, a purported class action naming as defendants Cablevision, directors and officers of Cablevision and certain current and former officers and employees of the Company’s Rainbow Media Holdings and American Movie Classics subsidiaries was filed in New York Supreme Court by the Teachers Retirement System of Louisiana (“TRSL”).  The actions relate to the August 2002 Rainbow Media Group tracking stock exchange and allege, among other things, that the exchange ratio was based upon a price of the Rainbow Media Group tracking stock that was artificially deflated as a result of the improper recognition of certain expenses at the national services division of Rainbow Media Holdings.  The complaint alleges breaches by the individual defendants of fiduciary duties.  The complaint also alleges breaches of contract and unjust enrichment by Cablevision.  The complaint seeks monetary damages and such other relief as the court deems just and proper.  On October 31, 2003, Cablevision and other defendants moved to stay the action in favor of the previously filed actions pending in Delaware or,

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

in the alternative, to dismiss for failure to state a claim.  On June 10, 2004, the court stayed the action on the basis of the previously filed action in Delaware.  TRSL subsequently filed a motion to vacate the stay in the New York action, and simultaneously filed a motion to intervene in the Delaware action and to stay that action.  Cablevision opposed both motions.  On April 19, 2005, the court in the Delaware action denied the motion to stay the Delaware action and granted TRSL’s motion to intervene in that action.  On June 22, 2005, the court in the New York action denied TRSL’s motion to vacate the stay in that action.

Cablevision reached an agreement in principle with respect to the settlement of the Delaware action in the quarter ended June 30, 2007.  In connection with the anticipated settlement, Cablevision expects to seek dismissal of the New York action as well as the Delaware action.  A hearing on the proposed settlement is scheduled to take place in April 2008.

The Wiz Bankruptcy

TW, Inc. (“TW”), a former subsidiary of the Company and operator of The Wiz consumer retail electronics business, is the subject of a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court for the District of Delaware.  In February 2005, TW filed a complaint in the bankruptcy proceeding against Cablevision and certain of its affiliates seeking recovery of alleged preferential transfers in the aggregate amount of $193,457.  Also in February 2005, the Official Committee of Unsecured Creditors of TW (the “Committee”) filed a motion seeking authority to assume the prosecution of TW’s alleged preference claims and to prosecute certain other causes of action.  The bankruptcy court granted the Committee’s motion on or about March 10, 2005, thereby authorizing the Committee, on behalf of TW, to continue the preference suit and to assert other claims.  On March 12, 2005, the Committee filed a complaint in the bankruptcy court against Cablevision, certain of its affiliates, and certain present and former officers and directors of Cablevision and of its former subsidiary Cablevision Electronics Investments, Inc. (“CEI”).  The Committee’s complaint, as amended, asserts preferential transfer claims allegedly totaling $193,858, breach of contract, promissory estoppel, and misrepresentation claims allegedly totaling $310,000, and fraudulent conveyance, breach of fiduciary duty, and other claims seeking unspecified damages.  On June 30, 2005, Cablevision filed a motion to dismiss several of the claims in the amended complaint.  On October 31, 2005, the bankruptcy court denied the motion to dismiss.  The bankruptcy court’s ruling on the motion to dismiss allowed the Committee to proceed with its claims against Cablevision and the other defendants.  A hearing on solvency issues was held November 29 and 30, 2007.  At that hearing, the court ruled that the Committee had failed to prove that CEI was insolvent at any point before 2003, a ruling that the Company believes will have the effect of significantly limiting many of the Committee’s claims.  Cablevision believes that the claims asserted by the Committee are without merit and is contesting them vigorously.

Dolan Family Group 2006 Proposal

In October 2006, a number of shareholder class action lawsuits (the “Transactions Lawsuits”) were filed against Cablevision and its individual directors in New York Supreme Court, Nassau County, relating to the October 8, 2006 offer by the Dolan Family Group to acquire all of the outstanding shares of Cablevision’s common stock, except for the shares held by the Dolan Family Group.  These lawsuits allege breaches of fiduciary duty and seek injunctive relief to prevent consummation of the proposed transaction and compensatory damages.  (In addition, a similar claim was added to a shareholder derivative action involving claims for alleged options backdating that was pending in the District Court for the Eastern District of New York, which is described below under “Stock Option Related Matters.”)  The New York Supreme Court ordered expedited discovery, which began in November 2006.  On January 12, 2007, the Special Transaction Committee of the Board (“Special Transaction Committee”)

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

received a revised proposal from the Dolan Family Group to acquire all of the outstanding shares of common stock of Cablevision, except for the shares held by the Dolan Family Group.  On January 16, 2007, the Special Transaction Committee delivered a letter to Charles F. Dolan and James L. Dolan, rejecting as inadequate the revised proposal.  As discussed in Note 18, on May 2, 2007, Cablevision entered into a merger agreement pursuant to which, if the merger contemplated thereby was consummated, the Dolan Family Group would obtain ownership of all of the common stock equity of Cablevision (the “Proposed Merger”).  Lawyers representing shareholders in certain of the Transactions Lawsuits, in consultation with lead counsel for the plaintiffs in the Nassau County Supreme Court options backdating litigations, participated in the negotiations to improve the financial terms of the Proposed Merger as well as to add certain contractual provisions designed to protect the rights of shareholders. Based upon the above events and circumstances, and the role that the lead counsel for the plaintiffs in the Transactions Lawsuits played in connection with the Proposed Merger, the parties subsequently reached a memorandum of understanding for the dismissal of the Transactions Lawsuits (and of the going-private claim in the cases pending in the U.S. District Court for the Eastern District of New York), subject to approval of a settlement by the Nassau County Supreme Court, and for the transfer to Cablevision, if the Proposed Merger were to be consummated, of the options-related derivative claims pending in the Nassau County Supreme Court and in the U.S. District Court for the Eastern District of New York.  Pursuant to the memorandum of understanding, the parties executed a stipulation of settlement as of September 18, 2007.  The stipulation of settlement was conditioned on, among other things, consummation of the Proposed Merger, and provided that the stipulation would become null and void and of no further force and effect in the event that this condition was not satisfied.  This condition was not satisfied.

Director Litigation

Cablevision was named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware.  The action was brought derivatively on behalf of Cablevision and named as additional defendants Charles F. Dolan, the Chairman of Cablevision, and Rand Araskog, Frank Biondi, John Malone and Leonard Tow, each of whom was appointed as a director on March 2, 2005 by Mr. Dolan and certain other holders of the Company’s NY Group Class B common stock.  The complaint alleges that Charles F. Dolan, as the controlling Class B shareholder of Cablevision, by purporting to remove three Cablevision Board members (William J. Bell, Sheila Mahony and Steven Rattner) and replace them with the four new directors, wrongfully interfered with the Board’s role in managing the affairs of Cablevision and sought to substitute his judgment of how to proceed with the VOOM service of Cablevision’s Rainbow DBS subsidiary above that of the Board.  The action seeks, among other things, to preliminarily and permanently enjoin Charles F. Dolan from interfering with the managerial prerogatives of Cablevision’s Board; rescinding the purported appointment of the new directors; rescinding the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restoring them to their positions as directors and directing Charles F. Dolan to account to Cablevision for its damages.  There have been no developments in the case since May 2005, when the parties agreed that defendants need not respond to the complaint until further notice from the plaintiff.

Patent Litigation

Cablevision is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of the Company’s businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases the Company expects that any potential liability would be the responsibility of the Company’s equipment vendors pursuant to applicable contractual indemnification provisions.  To the extent that the allegations in these lawsuits have been analyzed by the Company at the current stage of their proceedings, the Company believes that the claims are without merit and intend to

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

defend the actions vigorously.  The final disposition of these actions is not expected to have a material adverse effect on the Company’s consolidated financial position.

Contract Dispute

In September 2005, Loral filed an action against Cablevision and Rainbow DBS for breach of contract based on a letter agreement dated March 23, 2001 (“the Letter Agreement”) between Loral and Rainbow DBS.  Loral alleged that the sale of the Rainbow-1 satellite and related assets to EchoStar constituted a sale of “substantially all of the assets of Rainbow DBS” triggering a “Make Whole Payment” under the Letter Agreement of $33,000 plus interest.  A trial in this matter took place in January 2007 in New York Supreme Court for New York County.  On January 24, 2007, the jury returned a verdict finding that the EchoStar sale had triggered a Make Whole Payment under the Letter Agreement, requiring a payment to Loral of $50,898, including interest, which was accrued for in 2006 and reflected as an expense in discontinued operations.  On March 12, 2007, judgment was entered against Cablevision and Rainbow DBS in the amount of $52,159.  Cablevision and Rainbow DBS filed a motion for judgment as a matter of law, or in the alternative for a new trial, which was denied by the court on March 30, 2007.  The Company has posted a cash collateralized bond in the amount of $52,159, which is reflected as restricted cash in the Company’s consolidated balance sheet at December 31, 2007.  The Company filed an appeal with the New York Supreme Court Appellate Division, First Department, which affirmed the judgment on February 19, 2008.

Accounting Related Investigations

In June 2003, the Company reported that it had discovered certain improper expense accruals primarily at the national programming services of the Company’s Rainbow segment.  The improper expense recognition matter has been the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and the Company’s timing of recognition of launch support, marketing and other payments under affiliation agreements.  The Company continues to fully cooperate with such investigations.

Stock Option Related Matters

The Company announced on August 8, 2006 that, based on a voluntary review of its past practices in connection with grants of stock options and stock appreciation rights (“SARs”), it had determined that the grant date and exercise price assigned to a number of its stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Company’s stock option plans.  The Company has advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an investigation.  The Company received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock options issues.  The Company received a document request from the SEC relating to its informal investigation into these matters.  The Company continues to fully cooperate with such investigations.

In addition, in August, September and October 2006, purported derivative lawsuits (including one purported combined derivative and class action lawsuit) relating to the Company’s past stock option and SAR grants were filed in New York State Supreme Court for Nassau County, the United States District Court for the Eastern District of New York, and Delaware Chancery Court for New Castle County, by parties identifying themselves as shareholders of Cablevision purporting to act on behalf of Cablevision.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

These lawsuits named as defendants certain present and former members of Cablevision’s Board of Directors and certain present and former executive officers, alleging breaches of fiduciary duty and unjust enrichment relating to practices with respect to the dating of stock options, recordation and accounting for stock options, financial statements and SEC filings, and alleged violation of IRC 162(m).  In addition, certain of these lawsuits asserted claims under Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 and Section 304 of the Sarbanes-Oxley Act.  The lawsuits sought damages from all defendants, disgorgement from the officer defendants, declaratory relief, and equitable relief, including rescission of the 2006 Employee Stock Plan and voiding of the election of the director defendants.  On October 27, 2006, the Board of Directors of Cablevision appointed Grover C. Brown and Zachary W. Carter as directors and, on the same date, appointed Messrs. Brown and Carter to a newly formed Special Litigation Committee (“SLC”) of the Board.  The SLC was directed by the Board to review and analyze the facts and circumstances surrounding these claims, which purport to have been brought derivatively on behalf of the Company, and to consider and determine whether or not prosecution of such claims is in the best interests of the Company and its shareholders, and what actions the Company should take with respect to the cases.  The SLC, through its counsel, filed motions in all three courts to intervene and to stay all proceedings until completion of the SLC’s independent investigation of the claims raised in these actions.  The Delaware action subsequently was voluntarily dismissed without prejudice by the plaintiff.  The actions pending in Nassau County have been consolidated and a single amended complaint has been filed in that jurisdiction. Similarly, the actions pending in the Eastern District of New York have been consolidated and a single amended complaint has been filed in that jurisdiction.  Both the Nassau County action and the Eastern District of New York action assert derivative claims on behalf of the Company as well as direct claims on behalf of Cablevision shareholders relating to the Company’s past stock option and SAR grants.  On November 14, 2006, the trial court in the Nassau County action denied the SLC’s motion for a stay of proceedings and ordered expedited discovery.  The Appellate Division of the New York State Supreme Court subsequently stayed all proceedings in the Nassau County action (including all discovery) pending the SLC’s appeal of the denial of its stay motion.  On October 9, 2007, the Appellate Division affirmed the trial court’s denial of the SLC’s motion to stay proceedings. The U.S. District Court for the Eastern District of New York granted the SLC’s motion for a stay and stayed the cases pending in that court.  That stay expired following the determination that the transaction contemplated by the Dolan Family Group 2006 Proposal would not close.  There have been a series of extensions and/or stays in the Nassau County and Eastern District actions, and both actions are currently stayed until March 14, 2008.

The Company has continued to incur substantial expenses for legal services in connection with the Company’s stock option related litigation and the investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.

Antitrust Lawsuit

On September 20, 2007, an antitrust lawsuit was filed in the U.S. District Court for the Central District of California against Cablevision and several other defendants, including other cable and satellite providers and programming content providers.  The complaint alleges that the defendants have violated Section 1 of the Sherman Antitrust Act by agreeing to the sale and licensing of programming on a “bundled” basis and by offering programming in packaged tiers rather than on an “a la carte” basis.  The plaintiffs, purportedly on behalf of a nationwide class of cable and satellite subscribers, seek unspecified treble monetary damages and injunctive relief to compel the offering of channels to subscribers on an “a la carte” basis.  The Company intends to defend against this lawsuit vigorously.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Other Matters

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 18.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Restricted Cash, Accounts Receivable, Trade, Notes and Other Receivables, Prepaid Expenses and Other Assets, Advances to Affiliates, Accounts Payable, Accounts Payable to  Affiliates and Accrued Liabilities.

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying consolidated balance sheets at fair value based on dealer quotes.

Investment Securities and Investment Securities Pledged as Collateral

Marketable securities are carried on the accompanying consolidated balance sheets at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Notes Payable, Senior Notes and Debentures and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

Interest Rate Swap Agreements

Interest rate swap agreements are carried on the accompanying consolidated balance sheets at fair value based on valuations provided by a derivative valuation system using current market interest rate data.  These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The fair value of the Company’s debt instruments are summarized as follows:

	December 31, 2007
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$4,888,750	$4,888,750
Collateralized indebtedness	847,154	847,581
Senior notes and debentures	5,495,148	5,398,500
Senior subordinated notes	323,311	341,250
Notes payable	1,017	1,017
	$11,555,380	$11,477,098

	December 31, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$4,992,500	$4,992,500
Collateralized indebtedness	921,574	901,035
Senior notes and debentures	5,993,956	6,032,589
Senior subordinated notes and debentures	497,011	551,682
Notes payable	18,843	19,165
	$12,423,884	$12,496,971

Fair value estimates related to the Company’s debt instruments and interest rate swap agreements discussed above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

NOTE 19.              SEGMENT INFORMATION

The Company classifies its business interests into three reportable segments: Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including AMC, IFC, WE tv, News 12 and the VOOM HD Networks; and Madison Square Garden, consisting principally of its professional sports teams, a regional sports programming business and an entertainment business, as well as the operations of Fuse, a national programming network effective January 1, 2008.  Prior to January 1, 2008, Fuse was included in the Rainbow segment.  Prior period segment information has been reclassified and reported on a comparable basis.

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization (including impairments), stock plan income or expense and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income (loss), an accepted GAAP measure.  Information as to the operations of the Company’s business segments is set forth below.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2007	2006	2005
Revenues, net from continuing operations
Telecommunications Services	$4,721,169	$4,237,707	$3,606,765
Rainbow	843,548	736,887	692,915
Madison Square Garden	1,002,182	905,196	847,552
All other (a)	77,873	84,391	85,385
Inter-segment eliminations	(160,291)	(135,688)	(150,572)
	$6,484,481	$5,828,493	$5,082,045

Inter-segment eliminations are primarily affiliate revenues recognized by the Company’s Rainbow and Madison Square Garden segments from the sale of cable network programming to the Company’s Telecommunication Services segment.

	Years Ended December 31,
	2007	2006	2005
Inter-segment revenues
Telecommunications Services	$1,839	$1,529	$2,420
Rainbow	53,408	39,248	49,280
Madison Square Garden	105,034	94,911	98,872
Other	10	—	—
	$160,291	$135,688	$150,572

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income (Loss) from Continuing Operations

	Years Ended December 31,
	2007	2006	2005
Adjusted operating cash flow from continuing operations
Telecommunications Services	$1,828,407	$1,668,554	$1,412,199
Rainbow	193,382	137,653	133,239
Madison Square Garden	136,286	61,259	110,640
All other (b)	(71,347)	(81,642)	(80,632)
	$2,086,728	$1,785,824	$1,575,446

	Years Ended December 31,
	2007	2006	2005
Depreciation and amortization (including impairments) included in continuing operations
Telecommunications Services	$(929,606)	$(915,724)	$(843,177)
Rainbow	(89,117)	(92,561)	(100,221)
Madison Square Garden	(62,399)	(65,171)	(67,110)
All other (c)	(37,766)	(46,373)	(64,203)
	$(1,118,888)	$(1,119,829)	$(1,074,711)

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2007	2006	2005
Stock expense included in continuing operations
Telecommunications Services	$(24,325)	$(39,485)	$(14,657)
Rainbow	(14,734)	(23,553)	(5,937)
Madison Square Garden	(11,715)	(15,817)	(4,323)
All other (c)	(1,265)	(1,732)	(1,789)
	$(52,039)	$(80,587)	$(26,706)

	Years Ended December 31,
	2007	2006	2005
Restructuring credits (charges) included in continuing operations
Telecommunications Services	$—	$17	$(295)
Rainbow	(2,820)	—	—
Madison Square Garden	(221)	(143)	(366)
All other (c)	(1,692)	3,610	1,198
	$(4,733)	$3,484	$537

	Years Ended December 31,
	2007	2006	2005
Operating income (loss) from continuing operations
Telecommunications Services	$874,476	$713,362	$554,070
Rainbow	86,711	21,539	27,081
Madison Square Garden	61,951	(19,872)	38,841
All other (b)	(112,070)	(126,137)	(145,426)
	$911,068	$588,892	$474,566

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2007	2006	2005
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$1,023,138	$715,029	$619,992
Other operating loss (b)	(112,070)	(126,137)	(145,426)
Operating income	911,068	588,892	474,566

Items excluded from operating income:
Interest expense	(940,852)	(928,202)	(764,539)
Interest income	40,154	36,528	15,874
Equity in net income of affiliates	4,377	6,698	3,219
Gain on sale of programming and affiliate interests, net	183,286	—	64,968
Gain (loss) on investments, net	(214,257)	290,052	(138,312)
Gain (loss) on derivative contracts, net	138,144	(253,712)	119,180
Write-off of deferred financing costs	(2,919)	(14,083)	—
Loss on extinguishment of debt	(19,113)	(13,125)	—
Minority interests	321	1,614	5,221
Miscellaneous, net	2,636	2,845	650
Income (loss) from continuing operations before income taxes	$102,845	$(282,493)	$(219,173)

(a)          Represents net revenues of Clearview Cinemas and PVI Virtual Media.

(b)         Principally includes unallocated corporate general and administrative costs, in addition to the operating results of Clearview Cinemas and PVI Virtual Media.  It also includes costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not eliminated as a result of the disposition or shut down of these businesses.

(c)          Includes expenses and/or credits relating to Clearview Cinemas, PVI Virtual Media, certain corporate expenses/credits and certain costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not eliminated as a result of the disposition or shut down of these businesses.

	December 31,
	2007	2006
Assets
Telecommunications Services	$7,671,965	$6,636,723
Rainbow (a)	2,194,370	2,239,141
Madison Square Garden	1,971,496	1,864,117
Corporate, other and inter-segment eliminations	(2,697,254)	(1,023,425)
Assets held for sale	—	128,301
	$9,140,577	$9,844,857

(a)          Rainbow assets include amounts due from the Rainbow DBS distribution business of $266,210 and $276,245 at December 31, 2007 and 2006, respectively, which are eliminated in consolidation.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2007	2006	2005
Capital Expenditures
Telecommunications Services	$678,384	$819,747	$695,327
Rainbow	26,172	20,281	27,037
Madison Square Garden	50,800	23,761	22,379
Corporate and other	25,950	22,044	23,909
	$781,306	$885,833	$768,652

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States and are primarily concentrated in the New York metropolitan area.

NOTE 20.              INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of the Company’s selected quarterly financial data for the years ended December 31, 2007 and 2006:

	March 31,	June 30,	September 30,	December 31,	Total
	2007	2007	2007	2007	2007

2007:
Revenues, net	$1,562,633	$1,567,984	$1,511,799	$1,842,065	$6,484,481
Operating expenses	(1,392,315)	(1,359,595)	(1,309,731)	(1,511,772)	(5,573,413)
Operating income	$170,318	$208,389	$202,068	$330,293	$911,068

Income (loss) from continuing operations	$(33,430)	$127,414	$(78,896)	$8,576	$23,664
Income (loss) from discontinued operations, net of taxes	7,597	190,018	(440)	(1,940)	195,235
Income (loss) before cumulative effect of a change in accounting principle	(25,833)	317,432	(79,336)	6,636	218,899
Cumulative effect of a change in accounting principle, net of taxes	(443)	—	—	—	(443)
Net income (loss)	$(26,276)	$317,432	$(79,336)	$6,636	$218,456

Basic income (loss) per share:
Income (loss) from continuing operations	$(0.12)	$0.44	$(0.27)	$0.03	$0.08
Income (loss) from discontinued operations	$0.03	$0.66	$—	$(0.01)	$0.68
Cumulative effect of a change in accounting principle, net of taxes	$—	$—	$—	$—	$—
Net income (loss)	$(0.09)	$1.10	$(0.27)	$0.02	$0.76

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Diluted income (loss) per share:
Income (loss) from continuing operations	$(0.12)	$0.43	$(0.27)	$0.03	$0.08
Income (loss) from discontinued operations	$0.03	$0.65	$—	$(0.01)	$0.66
Cumulative effect of a change in accounting principle, net of taxes	$—	$—	$—	$—	$—
Net income (loss)	$(0.09)	$1.08	$(0.27)	$0.02	$0.74

	March 31,	June 30,	September 30,	December 31,	Total
	2006	2006	2006	2006	2006

2006:
Revenues, net	$1,387,668	$1,396,789	$1,381,716	$1,662,320	$5,828,493
Operating expenses	(1,288,221)	(1,237,068)	(1,254,744)	(1,459,568)	(5,239,601)
Operating income	$99,447	$159,721	$126,972	$202,752	$588,892

Income (loss) from continuing operations	$(56,284)	$(28,527)	$(61,735)	$4,515	$(142,031)
Income (loss) from discontinued operations, net of taxes	(824)	43,113	2,578	(28,439)	16,428
Income (loss) before cumulative effect of a change in accounting principle	(57,108)	14,586	(59,157)	(23,924)	(125,603)
Cumulative effect of a change in accounting principle, net of taxes	(862)	—	—	—	(862)
Net income (loss)	$(57,970)	$14,586	$(59,157)	$(23,924)	$(126,465)

Basic and diluted income (loss) per share:
Income (loss) from continuing operations	$(0.20)	$(0.10)	$(0.22)	$0.02	$(0.50)
Income (loss) from discontinued operations	$—	$0.15	$0.01	$(0.10)	$0.06
Cumulative effect of a change in accounting principle, net of taxes	$—	$—	$—	$—	$—
Net income (loss)	$(0.20)	$0.05	$(0.21)	$(0.08)	$(0.45)

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 21.              OTHER MATTERS

Settlement with Time Warner

On September 29, 2005, AMC and Time Warner Entertainment, L.P. settled existing litigation whereby the Company simultaneously entered into 11 separate affiliation agreements with Time Warner.  These agreements included amendments and enhancements to existing affiliation agreements for some of the Company’s programming services and new affiliation agreements and new distribution for other programming services of the Company.  The amendments included a long-term extension of Time Warner’s affiliation agreement with AMC with rate and positioning terms that are favorable to AMC.  Because of the long-term benefits to the Company from the extension and enhancement of the AMC agreement, the $74,000 of required payments, all of which have been paid to Time Warner over the 2005-2007 period, attributable to AMC were capitalized as deferred carriage fees and are being amortized as a reduction to revenue over the approximate 13 year life of the extended AMC affiliation agreement.

Resolutions of Contract Disputes

In June 2006, the Company collected $26,500 related to the resolution of a contractual programming dispute, $19,476 of which was due in periods prior to 2006 but not recognized as a reduction to programming costs because it was being disputed and was not being paid by the affiliate.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

In connection with the resolution of another contract dispute, Fox Sports Net Chicago, which was shut down in June 2006, recorded $77,996 of affiliate revenue in June 2006 including $71,396, relating to periods prior to 2006, that had not been previously recognized due to the dispute.  Such affiliate revenue has been reported in discontinued operations.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

NOTE 22.              SUBSEQUENT EVENTS (Unaudited)

Sundance Channel L.L.C.

On May 6, 2008, Rainbow Media Holdings entered into an agreement to acquire Sundance Channel L.L.C. (“Sundance”) from General Electric Company’s NBC Universal, CBS Corporation’s Showtime Networks, and entities controlled by Robert Redford.  The purchase price of $496,000 (subject to customary working capital adjustments) will be paid through an exchange of approximately 12.7 million shares of common stock of General Electric Company held by Rainbow Media Holdings, with a cash adjustment at closing based upon the value of the General Electric Company shares in relation to the total purchase price.  Under the transaction structure, General Electric Company will receive all of the General Electric Company common stock and the CBS and Redford entities will receive cash in exchange for their interest in Sundance.  The transaction is expected to be an exchange of the General Electric Company shares that is tax free to the Company.  The Company also expects to receive a full step up in the tax basis of Sundance.  In connection with the exchange of the General Electric Company shares, the Company will repay the fair value of the monetization debt and settle the related equity derivative contracts associated with those shares.  The cash portion of the purchase price and the repayment of the monetization indebtedness and the settlement of the associated equity derivative contracts are expected to be satisfied with cash on hand and/or borrowings under either the Rainbow National Services LLC or CSC Holdings revolving credit agreements.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Consummation of the transaction is subject to customary closing conditions, including receipt of regulatory approvals.

Newsday LLC

On May 11, 2008, CSC Holdings entered into a Formation Agreement with Tribune Company to form a new limited liability company (“Newsday LLC”).  Under the terms of the Formation Agreement, Tribune Company, through its subsidiaries, will contribute the Newsday business (the “Newsday Media Group Business”) and CSC Holdings will contribute newly issued Senior Notes of Cablevision with a fair market value of $650,000 on the contribution date.

Also on the contribution date, Newsday LLC will borrow $650,000 under a new secured credit facility, and Tribune Company will receive $630,000 in cash from the proceeds of that financing (which includes the $18,000 of prepaid rent mentioned below).  CSC Holdings will provide funds to Newsday LLC to pay certain transaction costs.

As a result of these transactions, CSC Holdings, through a wholly-owned subsidiary, will own approximately 97% and Tribune Company, through a wholly-owned subsidiary, will own approximately 3% of the equity in Newsday LLC.  CSC Holdings will have operational control of Newsday LLC.

The Newsday Media Group Business was valued at $632,000 in the transaction, and Tribune Company will also receive $18,000 at closing as prepaid rent under certain leases of property used in the business, bringing the total transaction value to $650,000.

The debt securities contributed by CSC Holdings will have terms which mirror Cablevision’s 8% Senior Notes due 2012.  Bank of America has provided a firm financing commitment with respect to the $650,000 of financing to be raised by Newsday LLC.  Under the commitment letter from Bank of America, borrowings by Newsday LLC will be guaranteed by CSC Holdings and secured by a lien on the assets of Newsday LLC, including the Cablevision Senior Notes contributed by CSC Holdings.  Tribune Company has agreed to indemnify CSC Holdings with respect to any payments that CSC Holdings makes under its guarantee of the Newsday LLC financing.  Newsday LLC will generally be prohibited from using the proceeds received from any repayment of the Cablevision Senior Notes contributed by CSC Holdings to acquire non-publicly traded notes or debt instruments of Cablevision or CSC Holdings, and Newsday LLC will be required under the financing agreements to maintain cash or cash equivalents or publicly traded notes or debt instruments of Cablevision or CSC Holdings with an aggregate principal amount that exceeds the then-outstanding borrowings by Newsday LLC.

CSC Holdings and Tribune Company will enter into a Tax Matters Agreement pursuant to which, among other things, CSC Holdings will agree that it will indemnify Tribune Company for certain taxes incurred by Tribune Company if, prior to January 1, 2018, Newsday LLC sells or otherwise disposes of the Newsday Media Group Business contributed by Tribune Company or fails to maintain outstanding indebtedness in specified minimum amounts over time (reducing to $335,000 on January 1, 2018).

At any time after the tenth anniversary of the closing of the transaction and prior to the thirteenth anniversary of the closing, CSC Holdings will have the right to purchase Tribune Company’s entire interest in Newsday LLC.  At any time after the thirteenth anniversary of the closing and on or prior to the date that is six months after such anniversary, Tribune Company will have the right to require CSC Holdings to purchase Tribune Company’s entire interest in Newsday LLC.  In either case, the purchase price will be the fair market value of the interest.

CABLEVISION SYSTEMS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Consummation of the transaction is subject to customary closing conditions, including receipt of regulatory approvals.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
CSC Holdings, Inc.:

We have audited CSC Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).  CSC Holdings, Inc.’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting in Item 9A. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk.  Our audit also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, CSC Holdings., Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholder’s deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated February 28, 2008 expressed an unqualified opinion on those consolidated financial statements.

/s/ KPMG LLP
Melville, New York

February 28, 2008

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
CSC Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of CSC Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholder’s deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007.  In connection with our audits of the consolidated financial statements, we also have audited the related financial statement schedule listed in Item 15(a)(2).  These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSC Holdings, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.  Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Notes 1 and 2 to the accompanying consolidated financial statements, the Company changed its method of quantifying errors in 2006 in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment as of January 1, 2006, adopted the provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, as of December 31, 2006, and adopted the provisions of FASB Interpretation  No. 48, Accounting for Uncertainty in Income Taxes, as of January 1, 2007.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), CSC Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2008 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG LLP
Melville, New York

February 28, 2008, except for Notes 2, 4, 5, 8 and 19 which are as of May 27, 2008

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and 2006

(Dollars in thousands)

	2007	2006
ASSETS

Current Assets:

Cash and cash equivalents	$331,901	$390,143
Restricted cash	58,416	11,390
Accounts receivable, trade (less allowance for doubtful accounts of $12,683 and $17,257)	543,151	516,533
Prepaid expenses and other current assets	189,281	156,806
Program rights, net	133,146	124,778
Deferred tax asset	283,483	236,037
Advances to affiliates	361,770	229,677
Investment securities pledged as collateral	196,090	18,981
Derivative contracts	30,532	81,140
Assets held for sale	—	49,189
Total current assets	2,127,770	1,814,674

Property, plant and equipment, net of accumulated depreciation of $6,956,699 and $6,254,510	3,472,203	3,713,030
Investments in affiliates	—	49,950
Notes and other receivables	40,874	29,659
Investment securities pledged as collateral	668,438	1,080,229
Derivative contracts	43,020	—
Other assets	79,740	80,273
Program rights, net	420,923	375,700
Deferred carriage fees, net	151,507	173,059
Franchises	731,848	731,848
Affiliation, broadcast and other agreements, net of accumulated amortization of $448,392 and $390,324	339,614	397,682
Other intangible assets, net of accumulated amortization of $102,487 and $77,255	316,830	325,291
Excess costs over fair value of net assets acquired	1,023,480	1,024,168
Deferred financing and other costs, net of accumulated amortization of $69,926 and $55,445	93,782	98,553
Assets held for sale	—	79,112
	$9,510,029	$9,973,228

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED BALANCE SHEETS (continued)

December 31, 2007 and 2006

(Dollars in thousands, except share and per share amounts)

	2007	2006
LIABILITIES AND STOCKHOLDER’S DEFICIENCY

Current Liabilities:

Accounts payable	$370,044	$389,400
Accrued liabilities:
Interest	141,992	194,634
Employee related costs	289,717	328,966
Other accrued expenses	368,907	410,862
Deferred revenue	198,658	162,463
Program rights obligations	110,128	121,890
Liabilities under derivative contracts	2,893	6,568
Bank debt	110,000	93,750
Collateralized indebtedness	219,073	102,268
Capital lease obligations	5,351	7,069
Notes payable	1,017	17,826
Senior notes and debentures	500,000	499,952
Liabilities held for sale	—	6,024
Total current liabilities	2,317,780	2,341,672

Defined benefit plan and other postretirement plan obligations	57,596	82,517
Program rights and other contract obligations	307,185	312,344
Deferred revenue	12,691	14,337
Liabilities under derivative contracts	132,647	204,887
Other liabilities	258,246	243,789
Deferred tax liability	569,613	262,843
Bank debt	4,778,750	4,898,750
Collateralized indebtedness	628,081	819,306
Senior notes and debentures	3,495,148	3,994,004
Senior subordinated notes	323,311	497,011
Notes payable	—	1,017
Capital lease obligations	60,056	54,389
Minority interests	1,182	49,670
Liabilities held for sale	—	19
Total liabilities	12,942,286	13,776,555

Commitments and contingencies

Stockholder’s Deficiency:
Series A Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
Series B Cumulative Convertible Preferred Stock, 200,000 shares authorized, none issued	—	—
8% Series D Cumulative Preferred Stock, $.01 par value, 112,500 shares authorized, none issued ($100 per share liquidation preference)	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 11,595,635 shares issued and outstanding	116	116
Paid-in capital	182,721	120,017
Accumulated deficit	(3,617,951)	(3,911,510)
	(3,435,114)	(3,791,377)
Accumulated other comprehensive income (loss)	2,857	(11,950)

Total stockholder’s deficiency	(3,432,257)	(3,803,327)
	$9,510,029	$9,973,228

See accompanying notes to consolidated financial statements

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	2007	2006	2005

Revenues, net	$6,484,481	$5,828,493	$5,082,045

Operating expenses:

Technical and operating (excluding depreciation, amortization and impairments shown below)	2,891,337	2,651,890	2,249,367
Selling, general and administrative	1,558,455	1,471,366	1,283,938
Restructuring expense (credits)	4,733	(3,484)	(537)
Depreciation and amortization (including impairments)	1,118,888	1,119,829	1,074,711
	5,573,413	5,239,601	4,607,479

Operating income	911,068	588,892	474,566

Other income (expense):
Interest expense	(806,406)	(795,418)	(640,041)
Interest income	36,701	32,570	15,785
Equity in net income of affiliates	4,377	6,698	3,219
Gain on sale of programming and affiliate interests, net	183,286	—	64,968
Gain (loss) on investments, net	(214,257)	290,052	(138,312)
Gain (loss) on derivative contracts, net	138,144	(253,712)	119,180
Write-off of deferred financing costs	(2,919)	(14,083)	—
Loss on extinguishment of debt	(19,113)	(13,125)	—
Minority interests	321	1,614	5,221
Miscellaneous, net	2,636	2,845	827
	(677,230)	(742,559)	(569,153)
Income (loss) from continuing operations before income taxes	233,838	(153,667)	(94,587)
Income tax benefit (expense)	(134,629)	87,631	31,226

Income (loss) from continuing operations	99,209	(66,036)	(63,361)

Income from discontinued operations, net of taxes (including net gain from the sale of Fox Sports Net Bay Area of $186,281 in 2007 and primarily from the Regional Programming Partners restructuring of $269,428 in 2005)	195,235	16,428	226,274

Income (loss) before cumulative effect of a change in accounting principle	294,444	(49,608)	162,913
Cumulative effect of a change in accounting principle, net of taxes	(443)	(862)	—
Net income (loss)	$294,001	$(50,470)	$162,913

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIENCY AND

COMPREHENSIVE INCOME (LOSS)

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	Common Stock	Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2004	$64	$2,342,587	$(3,520,225)	$(3,935)	$(1,181,509)
Net income	—	—	162,913	—	162,913
Minimum pension liability adjustment, net of taxes	—	—	—	182	182
Foreign currency translation, net of taxes	—	—	—	191	191
Comprehensive income					163,286
Tax benefit related to stock options	—	1,256	—	—	1,256
Recognition of equity-based stock compensation arrangements	—	32,259	—	—	32,259
Gain on issuance of member’s interest by subsidiary, net	—	10,397	—	—	10,397
Contribution from shareholder	—	6,337	—	—	6,337
Net contributions from Cablevision	31	(31)	—	—	—

Balance at December 31, 2005	$95	$2,392,805	$(3,357,312)	$(3,562)	$(967,974)
Cumulative effect of adjustments resulting from the adoption of SAB No. 108, net of tax (Note 2)	—	—	121,668	—	121,668
Adjusted balance at January 1, 2006	95	2,392,805	(3,235,644)	(3,562)	(846,306)

Net loss	—	—	(50,470)	—	(50,470)
Minimum pension liability adjustment, net of taxes	—	—	—	(1,484)	(1,484)
Comprehensive income					(51,954)
Adjustment related to initial application of FASB Statement No. 158, net of tax (Note 15)	—	—	—	(6,904)	(6,904)
Recognition of equity-based stock compensation arrangements	—	59,914	—	—	59,914
Distributions to Cablevision relating to special cash dividends paid to CNYG Class A and CNYG Class B shareholders	—	(2,332,681)	(625,396)	—	(2,958,077)
Issuance of stock to Cablevision	21	(21)	—	—	—

Balance at December 31, 2006	$116	$120,017	$(3,911,510)	$(11,950)	$(3,803,327)
Net income			294,001		294,001
Minimum pension liability and post-retirement plan adjustments, net of taxes	—	—	—	14,807	14,807
Comprehensive income					308,808
Recognition of equity-based stock compensation arrangements	—	53,787		—	53,787
Contributions from Cablevision	—	8,917		—	8,917
Adjustment related to initial application of FASB Interpretation No. 48 (Note 12)	—	—	(442)	—	(442)

Balance at December 31, 2007	$116	$182,721	$(3,617,951)	$2,857	$(3,432,257)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	2007	2006	2005
Cash flows from operating activities:

Income (loss) from continuing operations	$99,209	$(66,036)	$(63,361)

Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization (including impairments)	1,118,888	1,119,829	1,074,711
Equity in net income of affiliates	(4,377)	(6,698)	(3,219)
Minority interests	(321)	(1,614)	(5,221)
Gain on sale of programming and affiliate interests, net	(183,286)	—	(64,968)
Loss (gain) on investments, net	214,257	(284,542)	138,312
Write-off of deferred financing costs	2,919	14,083	—
Unrealized loss (gain) on derivative contracts, net	(149,868)	218,740	(156,082)
Loss on extinguishment of debt	19,113	13,125	—
Share-based compensation expense related to equity classified awards	53,077	63,675	28,870
Deferred income tax	104,377	(97,177)	(40,719)
Amortization and write-off of program rights	145,072	123,827	113,926
Amortization of deferred financing costs and discounts on indebtedness	45,326	45,325	56,406
Amortization of other deferred costs	34,324	27,696	22,359
Provision for doubtful accounts	52,165	41,386	34,507
Change in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable, trade	(79,071)	(107,635)	(76,984)
Notes and other receivables	(19,884)	48,324	11,445
Inventory, prepaid expenses and other assets	(23,861)	195	(10,680)
Advances/payables to affiliates	(123,829)	(122,917)	(114,253)
Program rights	(198,663)	(137,196)	(142,703)
Other deferred costs	(26,431)	(13,349)	(99,203)
Accounts payable	(17,054)	40,661	29,533
Accrued liabilities	(120,632)	59,180	85,036
Program rights obligations	(16,921)	(29,630)	(731)
Deferred revenue	36,929	(4,141)	25,499
Deferred carriage payable	(25,569)	(17,336)	45,371
Minority interests	—	—	243

Net cash provided by operating activities	935,889	927,775	888,094

Cash flows from investing activities:
Capital expenditures	(781,306)	(885,833)	(768,652)
Payments for acquisitions, net of cash acquired	—	—	(4,231)
Proceeds from sale of equipment, net of costs of disposal	3,336	17,704	5,407
Distribution from (contribution to) equity method investees	24,506	(1,000)	(420)
Proceeds from sale of affiliate interests	212,904	—	—
Decrease in investment securities and other investments	277	907	164
Decrease (increase) in restricted cash	5,812	(2,936)	27,342
Additions to other intangible assets	(16,771)	(1,551)	(12,886)

Net cash used in investing activities	(551,242)	(872,709)	(753,276)

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

Years ended December 31, 2007, 2006 and 2005

(Dollars in thousands)

	2007	2006	2005
Cash flows from financing activities:

Proceeds from bank debt	73,000	5,463,000	554,614
Repayment of bank debt	(176,750)	(2,322,000)	(1,192,614)
Redemption of senior subordinated notes and debentures	(693,158)	(263,125)	—
Proceeds from collateralized indebtedness	—	595,035	210,973
Repayment of collateralized indebtedness	—	(548,867)	(222,623)
Proceeds from derivative contracts	—	6,496	6,462
Settlement of derivative contracts	—	(50,864)	—
Payments on capital lease obligations and other debt	(7,285)	(8,739)	(11,956)
Capital contribution from (distribution to) Cablevision, net	3,798	(2,958,077)	—
Deemed net capital contribution from shareholder	—	—	6,337
Additions to deferred financing and other costs	—	(47,540)	(70)
Distributions to minority partners	(13,549)	(14,709)	(9,659)

Net cash used in financing activities	(813,944)	(149,390)	(658,536)

Effect of exchange rate changes on cash and cash equivalents	—	—	191
Net decrease in cash and cash equivalents from continuing operations	(429,297)	(94,324)	(523,527)

Cash flows of discontinued operations:
Net cash provided by (used in) operating activities	17,771	109,956	(27,854)
Net cash provided by investing activities	328,823	4,003	79,534
Net change in cash classified in assets held for sale	24,461	3,660	85,350
Net effect of discontinued operations on cash and cash equivalents	371,055	117,619	137,030

Cash and cash equivalents at beginning of year	390,143	366,848	753,345

Cash and cash equivalents at end of year	$331,901	$390,143	$366,848

See accompanying notes to consolidated financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

NOTE 1.                                                 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Related Matters

CSC Holdings, Inc. (“CSC Holdings” or the “Company”), is a wholly-owned subsidiary of Cablevision Systems Corporation (“Cablevision”).  The Company and its majority-owned subsidiaries own and operate cable television systems and through its subsidiary, Rainbow Media Holdings LLC, have ownership interests in companies that produce and distribute national entertainment, regional news and sports programming services, including Madison Square Garden, L.P.  The Company also owns companies that provide advertising sales services for the cable television industry, provide telephone service, operate motion picture theaters, and through April 30, 2005, provided direct broadcast satellite service.  The Company classifies its business interests into three reportable segments:  Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional television programming networks, including AMC, IFC, WE tv, News 12 and the VOOM HD Networks; and Madison Square Garden, consisting principally of its professional sports teams, a regional sports programming business and an entertainment business, as well as the operations of Fuse, a national programming network effective January 1, 2008.  Prior to January 1, 2008, Fuse was included in the Rainbow segment.  Prior period segment information has been reclassified and reported on a comparable basis for information included in Notes 2, 4, 5, 8 and 19.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries.  All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company recognizes video, high-speed data, Voice over Internet Protocol, and telephony revenues as the services are provided to subscribers.  Installation revenue for the Company’s video, consumer high-speed data and Voice over Internet Protocol services is recognized as installations are completed, as direct selling costs have exceeded this revenue in all periods reported.  The Company classifies amounts billed to its customers for franchise and regulatory fees as a component of revenue.

The Company’s programming businesses recognize affiliate fee revenue from cable system operators, direct broadcast satellite operators and telecommunications companies as the programming is provided.  Advertising revenues are recognized when commercials are aired.  In some advertising sales arrangements, the Company’s programming businesses guarantee specified viewer ratings for their programming.  For these types of transactions, a portion of such revenue is deferred if the guaranteed viewer ratings are not met and is subsequently recognized either when the Company provides the required additional advertising time, the guarantee obligation contractually expires or performance requirements become remote.

Revenues derived from other sources are recognized when services are provided or events occur.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Multiple-Element Transactions

If there is objective and reliable evidence of fair value for all elements of accounting in a multiple-element arrangement, the arrangement consideration is allocated to the separate elements of accounting based on relative fair values.  There may be cases in which there is objective and reliable evidence of the fair value of undelivered items in an arrangement but no such evidence for the delivered items.  In those cases, the Company utilizes the residual method to allocate the arrangement consideration.  Under the residual method, the amount of consideration allocated to the delivered items equals the total arrangement consideration less the aggregate fair value of the undelivered items.  In determining fair value, the Company refers to historical transactions or comparable cash transactions.

The Company may enter into affiliation agreements which are documented in one or more contracts; however negotiated contemporaneously.  Amounts paid/received by the Company may differ from the amounts that would have been paid/received if such arrangements were negotiated separately.  Judgments made in determining fair value impact the amount and period in which revenues are recognized over the term of the individual affiliation agreements.

Gross Versus Net Revenue Recognition

In the normal course of business, the Company is assessed non-income related taxes by governmental authorities, including franchising authorities, and collects such taxes from its customers. The Company’s policy is that, in instances where the tax is being assessed directly on the Company, amounts paid to the governmental authorities and amounts received from the customers are recorded on a gross basis. That is, amounts paid to the governmental authorities are recorded as technical and operating expenses and amounts received from the customer are recorded as revenues. For the years ended December 31, 2007, 2006 and 2005, the amount of franchise fees included as a component of net revenue aggregated $111,398, $101,213, and $91,546, respectively.

Technical and Operating Expenses

Costs of revenue related to sales of services are classified as “technical and operating” expenses in the accompanying statements of operations.

Programming Costs

The Company’s cable television business included in the Telecommunications Services segment has received, or may receive, incentives from programming distributors for carriage of the distributors’ programming.  The Company recognizes these incentives as a reduction of programming costs in technical and operating expense, generally over the term of the programming agreement.

Program Rights

Rights acquired to broadcast various professional sports teams’ events and programming for exhibition on the Company’s networks, are expensed on a straight-line basis (except for owned original programming) over the contract or license period.  Estimated future revenues are reviewed regularly and write-downs to net realizable value of the Company’s program rights costs are made as required.  Estimates of total gross revenues can change due to a variety of factors, including the level of advertising rates and subscriber

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

fees.  Accordingly, revenue estimates related to the Company’s program rights are reviewed periodically and amortization is adjusted as necessary.

Rights to programming, including feature films and episodic series, acquired under license agreements along with the related obligations are recorded at the contract value when a license agreement is executed or the license period has begun, unless there is uncertainty with respect to either cost, acceptability or availability, then when the uncertainty is resolved.  Costs are amortized to technical and operating expense on a straight-line basis over the respective license periods.  The Company periodically reviews the programming usefulness of its program rights based on a series of factors, including ratings, type and quality of program material, standards and practices, and fitness of exhibition.  If it is determined that substantially all of the films in a film license agreement have no future programming usefulness and will no longer be exploited, a write-off for the portion of the unamortized cost of the film license agreement that was attributed to those films is recorded in technical and operating expense.

See Note 5 for a discussion of the Company’s review of the programming usefulness of its program rights inventory and impairment charges.

Owned original programming is produced for the Company by independent production companies.  Any owned original programming costs qualifying for capitalization are amortized to technical and operating expense over their estimated useful lives, commencing upon the first airing, based on attributable revenue for airings to date as a percentage of total projected attributable revenue.  Projected program usage is based on the historical performance of similar content.  Estimated cash flows can change based upon programming market acceptance, levels of affiliate fee revenue and advertising revenue, and program usage.  Accordingly, the Company periodically reviews revenue estimates and planned usage and revises its assumptions if necessary which could impact the timing of amortization expenses.

Advertising Expenses

Advertising costs are charged to expense when incurred.  Advertising costs amounted to $254,387, $221,158 and $202,618 for the years ended December 31, 2007, 2006 and 2005, respectively.

Cash and Cash Equivalents

Cash is invested in money market funds, bank time deposits or in obligations of the U.S. Treasury.  The Company’s cash investments are placed with money market funds or financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Services.  The Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

Restricted Cash

Restricted cash at December 31, 2007 and 2006 amounted to $58,416 and $11,390, respectively.  The December 31, 2007 balance includes a cash collateralized bond in the amount of $52,159 relating to a judgment against the Company relating to a contract dispute with Loral Space and Communications Holding Corporation (see Notes 6 and 17).  In addition restricted cash at December 31, 2007 included cash required to be set aside under operating agreements between Madison Square Garden and the National Hockey League, and for collateralized letters of credit entered into by Madison Square Garden.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

At December 31, 2006 restricted cash included cash required to be set aside pursuant to operating agreements between Madison Square Garden, the National Hockey League, the Hartford Civic Center and Rentschler Field, and for collateralized letters of credit entered into by Madison Square Garden.

Accounts Receivable

The Company periodically assesses the adequacy of valuation allowances for uncollectible accounts receivable by evaluating the collectibility of outstanding receivables and general factors such as length of time individual receivables are past due, historical collection experience, and the economic and competitive environment.

Investments

Investment securities and investment securities pledged as collateral are classified as trading securities and are stated at fair value with realized and unrealized holding gains and losses included in net income (loss).

The Company’s interests in less than majority-owned entities in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee are accounted for under the equity method.  Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investees’ net income or loss, additional contributions made and distributions received and amortization of basis differences.  The Company recognizes a loss if it is determined that an other than temporary decline in the value of the investment exists.

Long-Lived and Indefinite-Lived Assets

Property, plant and equipment, including construction materials, are carried at cost, and include all direct costs and certain indirect costs associated with the construction of cable television transmission and distribution systems, and the costs of new product and subscriber installations.  Equipment under capital leases is recorded at the present value of the total minimum lease payments.  Depreciation on equipment is calculated on the straight-line basis over the estimated useful lives of the assets or, with respect to equipment under capital leases and leasehold improvements, amortized over the shorter of the lease term or the assets’ useful lives and reported in depreciation and amortization (including impairments) in the consolidated statements of operations.

Intangible assets established in connection with acquisitions consist of affiliation agreements and affiliation relationships, broadcast rights and other agreements (primarily cable television system programming agreements), season ticket holder relationships, suite holder contracts and relationships, advertising relationships, other intangibles and excess costs over fair value of net assets acquired.  These intangible assets are amortized on a straight-line basis over their respective estimated useful lives.  Excess costs over fair value of net assets acquired (“goodwill”) and the value of franchises, trademarks and certain other intangibles acquired in purchase business combinations which have indefinite useful lives are not amortized.

The Company reviews its long-lived assets (property, plant and equipment, and intangible assets subject to amortization that arose from business combinations accounted for under the purchase method) for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

recoverable.  If the sum of the expected cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

The Company evaluates the recoverability of its goodwill and indefinite-lived intangible assets annually or more frequently whenever events or circumstances indicate that the asset may be impaired.  Goodwill impairment is determined using a two-step process.  The first step of the goodwill impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill.  If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any.  The second step of the goodwill impairment test compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.  The implied fair value of goodwill is determined in the same manner as the amount of goodwill which would be recognized in a business combination.

The impairment test for other intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying value.  If the carrying value of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

Program Rights Obligations

Amounts payable subsequent to December 31, 2007 related to program rights obligations are as follows:

Years Ending December 31,

2008	$110,128
2009	85,225
2010	65,887
2011	44,699
2012	37,135
Thereafter	74,239

Deferred Carriage Fees

Deferred carriage fees represent amounts principally paid or payable to cable system operators, direct broadcast operators and telecommunications companies to guarantee carriage of certain programming services and are amortized as a reduction of revenue over the period of the related guarantee (1 to 15 years).

Deferred Financing Costs

Costs incurred to obtain debt are deferred and amortized to interest expense using the straight-line method over the life of the related debt.

Income Taxes

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires the asset and liability method of

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

accounting for deferred income taxes and permits the recognition of deferred tax assets, subject to an ongoing assessment of realizability.  The Company provides deferred taxes for the outside basis difference of its investment in partnerships.  Interest expense related to income tax liabilities recognized in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (adopted on January 1, 2007) (“FIN 48”) is included in income tax expense, consistent with the Company’s historical policy prior to adopting FIN 48.

Common Stock of CSC Holdings

CSC Holdings has 20,000,000 common shares authorized of which 11,595,635 are issued and outstanding as of December 31, 2007 and 2006.  Each common share has one vote per share and all shares are owned by Cablevision.

CSC Holdings may pay dividends on their capital stock only from surplus as determined under Delaware law.  CSC Holdings’ senior notes and debentures, as well as certain senior notes and debentures of CSC Holdings’ subsidiaries restrict the amount of dividends and distributions in respect of any equity interests that can be made.

Income (Loss) Per Common Share

Basic and diluted net income (loss) per common share are not presented since the Company is a wholly-owned subsidiary of Cablevision.

Comprehensive Income (Loss)

Comprehensive income (loss), which is reported in the accompanying consolidated statements of shareholders’ deficiency consist of net income (loss) and other gains and losses affecting shareholders’ deficiency or attributed net assets that, under U.S. generally accepted accounting principles (“GAAP”), are excluded from net income (loss).  These components of accumulated other comprehensive income (loss) consist primarily of minimum pension liability adjustments, net of taxes and foreign currency translation gains (losses), net of taxes, in 2005.

In 2007 and 2005, the fair value of plan assets of certain of the Company’s defined benefit plans and post-retirement medical plans exceeded the plans’ net accumulated benefit obligations and the Company recorded a non-cash gain to accumulated comprehensive income, net of taxes, of $3,792 and $182, respectively.  In 2006, the net accumulated benefit obligation of certain of the Company’s defined benefit plans and post-retirement medical plans exceeded the fair value of the plans’ assets. As a result, the Company recorded a non-cash charge to accumulated comprehensive loss, net of taxes, of $1,484 as required by SFAS No. 87, Employers’ Accounting for Pensions (“Statement No. 87”).  Additionally, during 2007, the Company “froze” two of its defined benefit plans resulting in a non-cash related benefit to accumulated comprehensive income (loss) of $11,015 ($18,803, net of taxes of $7,788) as described in Note 14.   As of December 31, 2006, the Company adopted the recognition and disclosure provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (“Statement No. 158”) as described in Note 14.  As a result of adopting Statement No. 158 in 2006, the Company recognized an additional loss of $6,904, net of taxes, which was also charged to accumulated other comprehensive income (loss), net of taxes.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Share-Based Compensation

On January 1, 2006, Cablevision adopted SFAS No. 123R, Share-Based Payment (“Statement No. 123R”), that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments.  Cablevision adopted Statement No. 123R using the modified prospective method as of January 1, 2006.

For the Company, share-based compensation expense is recognized in its statements of operations for the years ended December 31, 2007 and 2006 based on allocations provided by Cablevision.

Share-based compensation expense recognized during the period is based on the fair value of the portion of share-based payment awards that are ultimately expected to vest.  Share-based compensation expense recognized in the Company’s consolidated statements of operations during the years ended December 31, 2007 and 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested, as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“Statement No. 123”).  As share-based compensation expense recognized in the Company’s statements of operations for the years ended December 31, 2007 and 2006 are based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.  Statement No. 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under Statement No. 123 for the periods prior to January 1, 2006, the Company accounted for forfeitures as they occurred.

Cash Flows

During 2007, 2006 and 2005, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Years Ended December 31,
	2007	2006	2005
Non-Cash Investing and Financing Activities:
Continuing Operations
Acquisition of the 40% minority interest in certain Regional Programming Partners entities in exchange for the Company’s interests in Fox Sports Net Ohio, Fox Sports Net Florida, National Sports Partners and National Advertising Partners	$—	$—	$604,080
Notes payable, including interest, contributed by News Corporation to Regional Programming Partners for no consideration	—	—	152,907
Capital lease obligations	11,234	11,751	180
Asset retirement obligations	29	136	10,870
Leasehold improvements paid by landlord	7,892	1,960	—
Redemption of collateralized indebtedness with restricted cash and related prepaid forward contracts	—	—	116,544
Redemption of collateralized indebtedness with related prepaid forward contracts and stock	102,469	290,943	247,647

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Redemption of collateralized indebtedness with related prepaid forward contracts	—	31,385	43,604
Rights payments offset with repayment of a note receivable	—	—	40,000

Discontinued Operations
Make whole payment obligation, including interest, to Loral	—	50,898	—

Supplemental Data:
Cash interest paid – continuing operations	813,494	704,542	581,158
Cash interest paid – discontinued operations	—	8	59
Income taxes paid (refunded), net - continuing operations	28,686	11,184	(4,005)
Income taxes paid (refunded), net - discontinued operations	—	—	18

Derivative Financial Instruments

The Company accounts for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“Statement No. 133”).  Statement No. 133 requires that an entity recognize all derivatives, as defined, as either assets or liabilities measured at fair value.  The Company uses derivative instruments to manage its exposure to market risks from changes in certain equity prices and interest rates and does not hold or issue derivative instruments for speculative or trading purposes.  These derivative instruments are not designated as hedges, and changes in the fair values of these derivatives are recognized in earnings as gains (losses) on derivative contracts.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  The Company did not have a single customer that represented 10% or more of its consolidated net revenues for the years ended December 31, 2007, 2006 and 2005, respectively, or 10% or more of its consolidated net trade receivables at December 31, 2007 and 2006, respectively.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Recently Adopted Accounting Pronouncements

EITF No. 06-3

In June 2006, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 06-3, How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation) (“EITF No. 06-3”), which addressed the income statement disclosures for taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer, and may include, but are not limited to, sales, use, value added, and some excise taxes.  The presentation of taxes on either a gross (included in revenues and costs) or a net (excluded from revenues) basis is an accounting policy decision that should be disclosed pursuant to Accounting Principles Board Opinion No. 22.  In addition, for any such taxes that are reported on a gross basis, a company should disclose the amounts of those taxes in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant and can be done on an aggregate basis.  EITF No. 06-3 was effective January 1, 2007 for the Company.  See “Gross Versus Net Revenue Recognition” discussion above.

Accounting for Registration Payment Arrangements

In December 2006, the FASB issued Staff Position No. EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”).  FSP 00-19-2 provides guidance related to the accounting for registration payment arrangements and specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate arrangement or included as a provision of a financial instrument or arrangement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies (“Statement No. 5”).  FSP 00-19-2 required that if the transfer of consideration under a registration payment arrangement is probable and can be reasonably estimated at inception, the contingent liability under such arrangement shall be included in the allocation of proceeds from the related financing transaction using the measurement guidance in Statement No. 5.  FSP 00-19-2 applied immediately to any registration payment arrangement entered into subsequent to the issuance of FSP 00-19-2.  For such arrangements entered into prior to the issuance of FSP 00-19-2, the guidance was effective for the Company as of January 1, 2007.  As a condition to the initial sale of CSC Holdings’ 6-3/4% Senior Notes due 2012, the Company entered into a registration rights agreement with the initial purchasers under which the Company agreed that it would file an exchange offer registration statement under the Securities Act with the Securities and Exchange Commission (“SEC”) and use its commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act.  If the exchange offer was not completed by May 11, 2005, the agreement provided for an increase of 1/4% per annum in the interest rate for the first 90 days after May 11, 2005 and an additional 1/4% per annum, up to a maximum of 1/2% per annum, at the beginning of each subsequent 90 day period that the exchange offer was not completed. Upon the completion of the exchange, the interest rate would revert to 6-3/4%.  In March 2007, the Company offered to exchange these notes for substantially identical publicly registered 6-3/4% Series B Senior Notes due 2012.  This exchange was completed on April 26, 2007.  In connection with the adoption of FSP 00-19-2 as of January 1, 2007, the Company recorded a charge of $443, net of taxes, as a cumulative effect of a change in accounting principle representing the estimated fair value of the 1/2% penalty interest expected to be incurred under the registration rights agreement subsequent to January 1, 2007.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Accounting for Uncertainty in Income Taxes

On January 1, 2007, the Company adopted FIN 48, Accounting for Uncertainty in Income Taxes - an interpretation of SFAS No. 109. This Interpretation clarified the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of an income tax position taken or expected to be taken in an income tax return.  The change in the net assets and liabilities recognized as a result of adopting the provisions of FIN 48 has been recorded as a charge of $442 to the opening balance of accumulated deficit.

Defined Benefit Pension and Other Postretirement Plans

In September 2006, the FASB issued Statement No. 158 which required companies to recognize in their statement of financial position an asset for a postretirement benefit plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year.  Additionally, Statement No. 158 required companies to recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur and to report those changes in comprehensive income (loss).  The provisions of Statement No. 158 have two separate effective dates.  The provision of Statement No. 158 that required a company (with a calendar year-end) to recognize the funded status of its pension plan, and the disclosure requirements, was effective as of December 31, 2006, and the provision of Statement No. 158 that required a company (with a calendar year-end) to measure plan assets and benefit obligations as of the date of its fiscal year-end balance sheet is effective as of December 31, 2008.  See Note 14 for a discussion regarding the adoption of the provisions of Statement No. 158 effective December 31, 2006.  As the Company has historically measured it plan assets and benefit obligations as of December 31, the provisions of Statement No. 158 effective as of December 31, 2008 will have no impact on the Company’s financial position or results of operations upon adoption.

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2007, the SEC published Staff Accounting Bulletin (“SAB”) No. 110, which amends SAB No. 107 to allow for the continued use, under certain circumstances, of the “simplified” method in developing an estimate of the expected term of so-called “plain vanilla” stock options accounted for under Statement No. 123R beyond December 31, 2007.  Companies can use the simplified method if they conclude that their stock option exercise experience does not provide a reasonable basis upon which to estimate expected term. SAB No. 110 will not have a significant impact on the Company’s future financial position or results of operations.  Beginning in 2008, for any stock option awards granted, the Company’s computation of expected life will be based on its historical stock option exercise experience as outlined in Statement No. 123R.

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141 (revised 2007), Business Combinations (“Statement No. 141R”).  Statement No. 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date.  Statement No. 141R is effective for the Company for business combinations for which the acquisition date is on or after January 1, 2009.  The provisions of Statement No. 141R will not impact the Company’s financial statements for prior periods.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“Statement No. 160”).  Statement No. 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Statement No. 160 is effective as of January 1, 2009 for the Company.  The Company has not yet determined the impact that the adoption of Statement No. 160 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 (“Statement No. 159”).  Statement No. 159 permits entities to elect, at specified election dates, to measure eligible financial instruments and certain other items at fair value.  An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred.  Statement No. 159 is effective as of January 1, 2008 for the Company.  The Company has not yet determined the impact that the adoption of Statement No. 159 will have on its financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“Statement No. 157”).  Statement No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Under Statement No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts.  It also clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability.  This Statement applies under other accounting pronouncements that require or permit fair value measurements.  Accordingly, this Statement does not require any new fair value measurements, however, for some entities, the application of Statement No. 157 could change current practices.  Statement No. 157 will be effective for the Company on January 1, 2008.  The FASB has deferred the adoption of Statement No. 157 for nonfinancial assets and nonfinancial liabilities to be effective for the Company on January 1, 2009.  The Company has not yet determined the impact that the adoption of Statement No. 157 will have on its financial statements.

In November 2007, the EITF reached a consensus on Issue No. 07-1 Accounting for Collaboration Arrangements Related to the Development and Commercialization of Intellectual Property (“EITF 07-1”). EITF 07-1 provides guidance on how the parties to a collaborative agreement should account for costs incurred and revenue generated on sales to third parties, how sharing payments pursuant to a collaboration agreement should be presented in the income statement and certain related disclosure questions. EITF No. 07-1 will be effective for the Company as of January 1, 2009.  An entity will report the effects of applying EITF No. 07-1 as a change in accounting principle through retrospective application to all prior periods presented for all arrangements existing as of the effective date.  The Company has not yet determined the impact that the adoption of EITF No. 07-1 will have on its financial statements.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 2.                STAFF ACCOUNTING BULLETIN NO. 108

On September 13, 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.  SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements.  SAB No. 108 requires that registrants quantify errors using both a balance sheet (“iron curtain”) and income statement (“rollover”) approach (“dual approach”) and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material.  SAB No. 108 was effective for the Company’s year ended December 31, 2006.  In accordance with the guidance set forth in SAB No. 108, the Company corrected certain identified historical uncorrected balance sheet differences aggregating $121,668, net of taxes, which arose prior to January 1, 2006, as a cumulative effect adjustment to opening accumulated deficit as of January 1, 2006 in accordance with the “dual approach” set forth in SAB No. 108.  Historically, the Company evaluated uncorrected differences utilizing the “rollover” approach.  The Company believes its prior period assessments of uncorrected differences utilizing the “rollover” approach and the conclusions reached regarding its quantitative and qualitative assessments of materiality of such uncorrected differences, individually and in the aggregate, were appropriate.

The following table summarizes the impact of applying the guidance set forth in SAB No. 108 on the Company’s 2006 opening accumulated deficit balance:

	Additional Income (Expense)
	Period in which the Uncorrected Differences Originated
	Cumulative Uncorrected Differences as of December 31,	Year Ended December 31,	Adjustment Recorded as of January 1, 2006 to Accumulated
	2004	2005	Deficit
Excess accrual balances and other items, net of taxes (a)	$104,396	$(1,952)	$102,444
Tax adjustment relating to disability insurance (b)	361	9,734	10,095
Rent expense, net of taxes (c)	(7,670)	(766)	(8,436)
Revenue related to promotional rates, net of taxes (d)	5,636	4,845	10,481
Video on demand revenue, net of related expenses and taxes (e)	836	54	890
Programmer audit accruals, net of taxes (f)	1,564	373	1,937
Disability and life insurance accruals, net of taxes (g)	1,953	254	2,207
Goodwill amortization, net of taxes (h)	2,076	(26)	2,050
Impact on accumulated deficit	$109,152	$12,516	$121,668

(a)          In periods prior to 2000, the Company had determined that certain accounts payable and accrued liability account balances (including accruals for programming costs, non-income based taxes, worker’s compensation, franchise fees, health and dental, and pensions, among others) which had accumulated over a number of years to an aggregate $109,433, net of taxes, as of December 31, 2004, were not supportable as liabilities that the Company would be required to satisfy.  These amounts were substantially “frozen” as of December 31, 1999.  Historically, the Company had concluded that such prior year uncorrected differences were quantitatively and qualitatively immaterial to the Company’s prior year financial statements using the rollover method.  This adjustment also includes $2,190, net of taxes, as of December 31, 2004, representing an excess reserve for unreturned analog converters that was not adjusted in prior periods to reflect actual losses and $(3,933), net of taxes, as of December 31, 2004, relating to unreconciled cash receipts.  Additionally, this adjustment includes goodwill aggregating $3,292, net of taxes, as of December 31, 2004, and $1,994, net of taxes, for the year ended December 31, 2005,

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

relating primarily to businesses that were sold where such goodwill was not included in their cost basis at the time of their sale for purposes of computing the associated gain on sale.

(b)         In calculating the Company’s tax provision for periods through December 31, 2005, the Company incorrectly treated tax-exempt disability insurance proceeds as taxable and non-deductible disability insurance premiums as tax deductible with regard to disability insurance arrangements associated with players of certain of the Company’s professional sports teams.

(c)          The Company historically recorded rent expense related to certain of its operating leases based on the contractual terms of the respective lease agreements instead of on a straight-line basis over the lease term as required by U.S. generally accepted accounting principles.  This adjustment represents the impact of correcting the recognition of rent expense to the straight-line basis.

(d)         The Company determined that it did not recognize in the appropriate period a portion of revenue earned related to certain cable television customers with promotional rates. This revenue was recognized when the promotional rates expired, generally occurring one year after the promotion commenced.  This adjustment represents the revenue that should have been recognized in the respective periods when the services were provided, net of related tax effects.

(e)          Prior to 2006, the Company recorded certain revenue from video on demand services as the services were billed to the customer instead of when the services were provided.  Such revenue was historically recorded in the subsequent month’s billing cycle.  This adjustment reflects the recognition of revenue, net of related expenses and taxes, which should have been recorded in the respective periods when the services were provided.

(f)            The Company’s contracts with programming content providers typically allow for periodic audits of the programming payments made by the Company to these providers.  The Company records an accrual for a loss contingency related to the associated potential underpayment of programming fees if such amounts are deemed probable and estimable.  Based on the Company’s review of this accrual balance, it determined that the accrual was overstated in previous years based upon the occurrence of historical events.  This adjustment reflects the reduction of the accrual balance, net of taxes, in the appropriate periods.

(g)         The Company determined that its accrual for disability and life insurance premiums for one of the Company’s segments was based on an estimate that was not adjusted on a quarterly basis to reflect actual premiums paid.  This adjustment reflects the reduction of the accrual, net of taxes, for the respective periods.

(h)         In 2002, the Company inappropriately amortized goodwill of $2,076, net of taxes.  This adjustment reflects the reversal of the amortization recognized in 2002.  U.S. generally accepted accounting principles required the Company to cease amortization of goodwill effective January 1, 2002.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table summarizes the impact of applying the guidance in SAB No. 108 related to the adjustments described above on the Company’s 2006 opening accumulated deficit by segment:

	Additional Income (Expense)
	Cumulative Uncorrected Differences as of January 1, 2006
	Tele- communications	Rainbow	Madison Square Garden	Other	Total
Excess accrual balances and other items	$70,045	$22,671	$4,958	$29,737	$127,411
Rent expense	(10,040)	(1,380)	—	(2,920)	(14,340)
Revenue related to promotional rates	17,768	—	—	—	17,768
Video on demand revenue, net of related expenses	1,509	—	—	—	1,509
Programmer audit accruals	3,284	—	—	—	3,284
Disability and life insurance accruals	—	3,683	136	—	3,819
Goodwill amortization	—	—	3,474	—	3,474
	$82,566	$24,974	$8,568	$26,817	142,925

Income tax expense*					(31,352)
Tax adjustment relating to disability insurance					10,095
Impact on accumulated deficit					$121,668

*                 The income tax expense impact presented above is less than the amount that would be derived by applying the statutory rate to the aggregate pre-tax adjustment due to an income tax benefit of $28,553 resulting from a decrease in the required amount of the valuation allowance at the beginning of 2002 due to the decrease in deferred tax assets recognized in connection with the adjustments related to the excess accrual balances.  The valuation allowance was eliminated later in 2002 in connection with the application of purchase accounting associated with an acquisition.

NOTE 3.                TRANSACTIONS

2007 Transactions

Sale of Fox Sports Net Bay Area and Fox Sports Net New England

In June 2007, Rainbow Media Holdings completed the sale to Comcast Corporation (“Comcast”) of (i) its 60% interest in Fox Sports Net Bay Area, for a purchase price of $366,750 (the “Bay Area Sale”) and (ii) its 50% interest in Fox Sports Net New England, for a purchase price of $203,250 (the “New England Sale”), for an aggregate purchase price of $570,000, plus certain additional consideration to Rainbow Media Holdings, and customary working capital adjustments.

The Company recorded a pretax gain of $183,286 ($107,369, net of taxes) in connection with the New England Sale and a pretax gain of $317,995 ($186,281, net of taxes), relating to the Bay Area Sale.  The net operating results of Fox Sports Net Bay Area have been classified as discontinued operations for all periods presented.  The net operating results of Fox Sports Net Bay Area were previously reported in the Rainbow segment.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Contemporaneously with the execution of the agreement relating to the Bay Area Sale and the New England Sale, subsidiaries of the Company and Comcast entered into or extended affiliation agreements relating to (i) the carriage of the Versus and Golf Channel programming services on the Company’s cable television systems and (ii) the carriage of AMC, Fuse, IFC, WE tv, Lifeskool, sportskool, Madison Square Garden Network and Fox Sports Net New York on Comcast’s cable television systems.

2006 Transactions

CSC Holdings Stock

On April 20, 2006, CSC Holdings issued 2.1 million shares of its common stock, $0.01 par value, to Cablevision in consideration of previous contributions of cash and assets by acquired Cablevision and were assigned to CSC Holdings in prior years.

2005 Transactions

CSC Holdings Stock

In December 2005, CSC Holdings issued 3.1 million shares of common stock, $0.01 par value, to Cablevision in consideration for certain cable systems that Cablevision had acquired and were assigned to CSC Holdings in 1999.  The issuance was approved at the time of the assignment but the shares were not issued and delivered until December 2005.

Regional Programming Partners Restructuring

In April 2005, the Company and News Corporation restructured their ownership of Regional Programming Partners.  Prior to the April 2005 transaction, Regional Programming Partners was owned 60% by the Company and 40% by News Corporation.  As a result of the restructuring, the Company indirectly owns 100% of Madison Square Garden, L.P., 100% of Fox Sports Net Chicago (which was shut down in June 2006) and through June 2007, 50% of Fox Sports Net New England and therefore, no portion of the results of operations of these businesses is allocated to minority interests after the acquisition.  In connection with the restructuring, these businesses extended the terms of their long-term affiliation agreements with National Sports Partners and their advertising representation agreements with National Advertising Partners.

In connection with its December 2003 purchase of the interests that it did not own in Fox Sports Net Chicago and Fox Sports Net Bay Area, subsidiaries of Regional Programming Partners issued promissory notes in the aggregate amount of $150,000 to News Corporation.  As part of the restructuring, those promissory notes and accrued interest of $2,907 were contributed by News Corporation to Regional Programming Partners for no additional consideration and were cancelled without any payment being made on them.

National Sports Partners and National Advertising Partners were owned 50% by the Company and 50% by News Corporation.  As a result of the restructuring, the Company no longer owns any interest in National Sports Partners, National Advertising Partners, Fox Sports Net Ohio or Fox Sports Net Florida.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company and News Corporation continued to own 60% and 40%, respectively, of Fox Sports Net Bay Area through a separate partnership.  The Company continued to manage that network.  In connection with the restructuring, Fox Sports Net Bay Area extended the terms of its long-term affiliation agreement with National Sports Partners and its advertising representation agreement with National Advertising Partners.  See “2007 Transactions” above for a discussion regarding the sale of Fox Sports Net Bay Area.

The Company accounted for this exchange in accordance with APB Opinion No. 29, Accounting for Nonmonetary Transactions and, accordingly, the Company recorded the transaction with News Corporation at fair value at the date of the restructuring.  The Company recorded a gain in discontinued operations of $266,810, net of taxes, in connection with the transfer of the Company’s interests in Fox Sports Net Ohio and Fox Sports Net Florida.  The Company recorded a gain in continuing operations of $66,558 in connection with the transfer of National Sports Partners and National Advertising Partners.  In addition, the excess of the net book value of the assets acquired over the purchase price of $94,320 was allocated to specific assets and liabilities based on fair values as follows:

	Useful Life

Land and development rights	Indefinite	$37,573
Property and equipment, net	2 to 27.5 years	12,396
Amortizable intangible assets:
Affiliation agreements	4 years	17,951
Affiliation relationships	24 years	85,824
Advertiser relationships	7 years	6,004
Season ticket holder relationships	12 to 15 years	73,124
Suite holder contracts and relationships	3 to 11 years	21,167
Indefinite-lived intangible assets:
Trademarks		53,880
Sports franchises		96,215
Excess costs over fair value of net assets acquired		(460,853)
Other assets and liabilities, net		9,399
Unfavorable contracts		(47,000)
Net step-down to historical carrying values		$(94,320)

The Regional Programming Partners restructuring transaction was substantially tax deferred.

The unaudited pro forma revenue, loss from continuing operations, and net income, of the Company, as if the Company’s acquisition of the interests in entities exchanged with News Corporation had occurred on January 1, 2005 are as follows:

Year Ended December 31, 2005

Revenues	$5,082,045

Loss from continuing operations	$(73,216)

Net income	$153,058

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Agreements with EchoStar

In 2005, subsidiaries of the Company entered into agreements with EchoStar Communications Corporation (“EchoStar”) by which EchoStar acquired a 20% interest in VOOM HD Holdings LLC (“VOOM HD”) and agreed to distribute VOOM on its DISH Network for a 15-year term.  The affiliation agreement with EchoStar for such distribution provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, EchoStar may seek to terminate the agreement under certain circumstances.  On January 30, 2008, EchoStar purported to terminate the affiliation agreement, effective February 1, 2008, based on its assertion that VOOM HD had failed to comply with this spending provision in 2006.  On January 31, 2008, VOOM HD sought and obtained a temporary restraining order from New York Supreme Court for New York County prohibiting EchoStar from terminating the affiliation agreement.  In conjunction with its request for a temporary restraining order, VOOM HD filed a lawsuit against EchoStar asserting that EchoStar did not have the right to terminate the affiliation agreement.  That lawsuit is pending, as is the court’s decision on VOOM HD’s motion for a preliminary injunction.  Separately, on February 1, 2008, EchoStar began to distribute VOOM in a manner that the Company believes violates EchoStar’s obligations under the affiliation agreement.  On February 4, 2008, VOOM HD notified EchoStar of its position that this new distribution constitutes a material breach of the affiliation agreement and reserved all its rights and remedies.

The agreements resulted in a non-monetary exchange whereby the Company provided EchoStar a 20% interest in VOOM HD Holdings in exchange for deferred carriage fees.  Accordingly, in 2005, the Company recorded deferred carriage fees for the fair value of the 20% interest in VOOM HD Holdings LLC surrendered of $18,101, which resulted in a gain on the issuance of member’s interest by a subsidiary of $10,397 (net of transaction costs of $295 and taxes of $7,409).  Since VOOM HD Holdings LLC is a start-up company, the gain was recorded as an increase to paid-in capital.

NOTE 4.                RESTRUCTURING CHARGES

In 2007, the Company recorded net restructuring charges aggregating $4,733 which included $2,902 of severance and other costs related to the elimination of approximately 77 positions, at certain programming businesses within the Rainbow segment and $221 of severance and other costs related to the elimination of two positions within the Madison Square Garden segment (these costs are expected to be fully paid in 2008), and $479, $277 and $854 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001, 2002 and 2006 facility realignment plans, respectively.

In 2006, the Company recorded net restructuring credits aggregating $3,484 which consisted of $4,521 and $23 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001 facility realignment plan and 2005 employee severance plan, respectively.  These credits were partially offset by charges of $143 related to the elimination of approximately ten positions at a programming business within the Madison Square Garden segment (which was fully paid as of December 31, 2006), charges associated with facility realignment and other related costs of $392 and charges of $525 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2002 facility realignment plan.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In 2005, the Company recorded net restructuring credits of $537 which consisted of $1,480 and $578 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2001 and 2002 facility realignment plans.  These credits were partially offset by a charge of $1,024 associated with the elimination of certain positions in various business units of the Company and restructuring charges of $234 and $263 relating to changes to the Company’s previous estimates recorded in connection with the Company’s 2003 and 2004 severance plans, respectively.

At December 31, 2007, restructuring liabilities of $2,344 and $151 were classified as a current liability and long-term liability, respectively, in the consolidated balance sheet.

NOTE 5.                IMPAIRMENT CHARGES

As part of its periodic review of expected programming usefulness, the Company recorded an impairment loss of $3,160, $1,640 and $663 in 2007, 2006 and 2005, respectively.  Approximately $1,123 and $663 of the impairment losses in 2007 and 2005, respectively, represent primarily the write-off of the carrying value of certain film and programming contracts of the Company’s Rainbow segment and are included in technical and operating expense.  Approximately $2,037 and $1,640 of the impairment losses in 2007 and 2006, respectively, represent primarily the write-off of the carrying value of certain film and programming contracts of the Company’s Madison Square Garden segment and are also included in technical and operating expense.

In addition, the Company recorded impairment charges of $1,804, $2,104 and $7,697 in 2007, 2006 and 2005, respectively, included in depreciation and amortization.  The charges in 2007 and 2005 related primarily to certain other long-lived assets and goodwill related to certain businesses in the Company’s theater operations and Rainbow segment, and the charges in 2006 related to the Company’s theater operations and PVI Virtual Media business.

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 6.                                                 DISCONTINUED OPERATIONS AND ASSETS AND LIABILITIES HELD FOR SALE

In June 2007, the Company completed the sale of its 60% interest in Fox Sports Net Bay Area, to Comcast (see Note 3).  In addition, in June 2006 and April 2005, respectively, the operations of the Fox Sports Net Chicago programming business and the Rainbow DBS satellite distribution business were shut down.  In connection with the Regional Programming Partners Restructuring in April 2005, the Company no longer owns any interest in Fox Sports Net Ohio and Fox Sports Net Florida.  As a result, the operating results of these businesses, net of taxes, have been classified in the consolidated statements of operations as discontinued operations for all periods presented.  Operating results of discontinued operations for the years ended December 31, 2007, 2006 and 2005 are summarized below:

	Year Ended December 31, 2007
	Fox Sports Net Bay Area	Rainbow DBS Distribution Business	Total
Revenues, net	$53,892	$—	$53,892

Income before income taxes, including gain on sale of Fox Sports Net Bay Area of $317,995	$326,166	$7,114	$333,280
Income tax expense	(135,098)	(2,947)	(138,045)

Net income, including gain on sale of Fox Sports Net Bay Area of $186,281, net of taxes	$191,068	$4,167	$195,235

	Year Ended December 31, 2006
	Fox Sports Net Bay Area	Fox Sports Net Chicago (a)	Rainbow DBS Distribution Business (b)	Other	Total
Revenues, net	$98,969	$79,204	$—	$—	$178,173

Income (loss) before income taxes	$15,227	$72,985	$(56,741)	$(62)	$31,409
Income tax benefit (expense)	(6,245)	(32,030)	23,269	25	(14,981)

Net income (loss)	$8,982	$40,955	$(33,472)	$(37)	$16,428

(a)          Revenues, net includes $77,996 representing the collection in June 2006 of affiliate revenue from a cable affiliate, including $71,396 relating to periods prior to 2006, that had not been previously recognized due to a contractual dispute.  The underlying contract was terminated in June 2006 and no further payments will be received under this contract.

(b)         Income (loss) before income taxes includes the recognition of the Make Whole Payment obligation due to Loral Space and Communications Holding Corporation (see discussion below).

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Year Ended December 31, 2005
	Fox Sports Net Bay Area	Fox Sports Net Chicago	Fox Sports Net Ohio and Fox Sports Net Florida	Rainbow DBS Satellite Distribution Business	Other	Total
Revenues, net	$90,433	$3,433	$40,018	$8,776	$—	$142,660

Income (loss) before income taxes	$15,949	$2,743	$466,460	$(102,983)	$4,405	$386,574
Income tax benefit (expense)	(6,528)	(1,123)	(192,998)	42,151	(1,802)	(160,300)

Net income (loss) including gain on restructuring of Regional Programming Partners of $266,810, and other gain of $2,618, net of taxes	$9,421	$1,620	$273,462	$(60,832)	$2,603	$226,274

For the year ended December 31, 2005, the Company recorded a gain, net of taxes, of $2,521, primarily representing the transfer of the Company’s ownership interest in a subsidiary of PVI to PVI’s minority partner for the minority partner’s remaining ownership interest in PVI.  In addition, the Company recorded a gain, net of taxes, of $97 for the year ended December 31, 2005 that related primarily to a reduction of health and welfare expenses in connection with the transfer of the retail electronics business.

Rainbow DBS

In April 2005, the operations of the Rainbow DBS satellite distribution business were shut down.  In connection with the shut down, certain assets of the business, including the Rainbow 1 direct broadcast satellite and certain other related assets were sold to a subsidiary of EchoStar for $200,000 in cash.  This transaction closed in November 2005.  In addition, Rainbow DBS had FCC licenses to construct, launch and operate five fixed service Ka-band satellites and had entered into a contract in November 2004 for the construction by Lockheed Martin of these five Ka-band satellites at a cost of $740,000.  Rainbow DBS had the right to terminate the contract at any time, subject to certain maximum termination liabilities.  Rainbow DBS exercised this right on November 21, 2005, and the amount paid to Lockheed Martin in excess of the termination liability was repaid to the Company in March 2006.

In 2006, the Company accrued $50,898, including interest, reflected as an expense in discontinued operations, as a result of the judgment entered against Cablevision and Rainbow DBS in the Loral contract dispute (see Note 17).  The Company has posted a cash collateralized bond in the amount of $52,159, which is reflected as restricted cash in the Company’s consolidated balance sheet at December 31, 2007.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In the first quarter of 2006, the Company recorded an impairment loss of $7,179 relating to certain assets of the Rainbow DBS satellite distribution business which was classified in discontinued operations.  In the second quarter of 2006, these assets were sold.

In March 2007, the Federal Communications Commission (“FCC”) waived the bond requirement previously submitted by Rainbow DBS Company LLC with respect to five Ka-band licenses.  These bonds were originally cash collateralized by the Company.  In connection with the shut down of the Rainbow DBS satellite distribution business in 2005, the Company recorded a loss related to the outstanding bonds since the Company believed it was not probable that Rainbow DBS would meet the required FCC milestones.  As a result of the waiver from the FCC, the Company recorded a gain of $6,638, net of taxes, in the quarter ended March 31, 2007.  The Company received the cash collateral of $11,250 in the quarter ended June 30, 2007.

Fox Sports Net Chicago

In June 2006, the operations of the Fox Sports Net Chicago programming business were shut down.  In connection with the shut down, the Company recorded a goodwill impairment charge of $5,121 which was classified in discontinued operations.

Fox Sports Net Bay Area

As a result of the sale of the Company’s interest in Fox Sports Net Bay Area to Comcast in June 2007 (see Note 3), the assets and liabilities attributable to Fox Sports Net Bay Area have been classified in the consolidated balance sheet as of December 31, 2006 as assets and liabilities held for sale and consist of the following:

Cash and cash equivalents	$24,461
Accounts receivable, prepaid and other current assets	24,728
Property and equipment, net and other long-term assets	15,950
Intangible assets, net	63,162
Total assets held for sale	$128,301

Accounts payable and accrued expenses	$5,059
Other current liabilities	965
Other long-term liabilities	19
Total liabilities held for sale	$6,043

NOTE 7.                PROPERTY, PLANT AND EQUIPMENT

Costs incurred in the construction of the Company’s cable television system, including line extensions to, and upgrade of, the Company’s hybrid fiber-coaxial infrastructure and headend facilities are capitalized.  These costs consist of materials, subcontractor labor, direct consulting fees, and internal labor and related costs associated with the construction activities.  The internal costs that are capitalized consist of salaries and benefits of the Company’s employees and the portion of facility costs, including rent, taxes, insurance and utilities, that supports the construction activities.  These costs are depreciated over the estimated life of the plant (12-25 years), and headend facilities (4-15 years).  Costs of operating the plant and the technical facilities, including repairs and maintenance, are expensed as incurred.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Costs incurred to connect businesses or residences that have not been previously connected to the infrastructure or digital platform are also capitalized.  These costs include materials, subcontractor labor, internal labor to connect, provision and provide on-site and remote technical assistance and other related costs associated with the connection activities.  In addition, on-site and remote technical assistance during the provisioning process for new digital product offerings are capitalized.  The departmental activities supporting the connection process are tracked through specific metrics, and the portion of departmental costs that is capitalized is determined through a time weighted activity allocation of costs incurred based on time studies used to estimate the average time spent on each activity.  New connections are amortized over 5 years or 12 years for residence wiring and feeder cable to the home, respectively.  The portion of departmental costs related to reconnection, programming service up- and down- grade, repair and maintenance, and disconnection activities are expensed as incurred.

Property, plant and equipment (including equipment under capital leases) consist of the following assets, which are depreciated or amortized on a straight-line basis over the estimated useful lives shown below:

	December 31,		Estimated
	2007	2006	Useful Lives

Customer equipment	$1,671,235	$1,565,089	3 to 5 years
Headends and related equipment	652,933	610,563	4 to 15 years
Central office equipment	514,636	456,670	5 to 10 years
Infrastructure	4,755,756	4,599,159	3 to 25 years
Program, service and data processing equipment	1,289,623	1,252,570	2 to 13 years
Microwave equipment	38,081	35,667	5 to 8 years
Construction in progress (including materials and supplies)	65,353	68,136	—
Furniture and fixtures	169,413	171,062	2 to 12 years
Transportation equipment	240,106	228,414	3 to 15 years
Buildings and building improvements	398,766	368,921	2 to 40 years
Leasehold improvements	547,968	531,300	Term of lease
Land	85,032	79,989	—
	10,428,902	9,967,540
Less accumulated depreciation and amortization	6,956,699	6,254,510
	$3,472,203	$3,713,030

Depreciation expense on property, plant and equipment (including capital leases) for the years ended December 31, 2007, 2006 and 2005 amounted to $1,035,050, $1,034,127 and $980,608 (including impairments of $1,424, $1,205 and $2,734 in 2007, 2006 and 2005), respectively.

At December 31, 2007 and 2006, the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:

	December 31,
	2007	2006

Equipment	$125,931	$122,400
Less accumulated amortization	77,549	75,817
	$48,382	$46,583

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 8.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at December 31, 2007 and 2006:

	December 31,		Estimated
	2007	2006	Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation relationships and affiliation agreements	$742,416	$742,416	4 to 24 years
Broadcast rights and other agreements	45,590	45,590	10 years
Season ticket holder relationships	75,005	75,005	10 to 15 years
Suite holder contracts and relationships	21,167	21,167	3 to 11 years
Advertiser relationships	103,524	103,524	7 to 10 years
Other intangibles	57,590	40,819	1 to 20 years
	1,045,292	1,028,521
Accumulated amortization
Affiliation relationships and affiliation agreements	409,870	353,518
Broadcast rights and other agreements	38,522	36,806
Season ticket holder relationships	15,476	10,027
Suite holder contracts and relationships	9,136	5,815
Advertiser relationships	53,745	42,274
Other intangibles	24,130	19,139
	550,879	467,579
Indefinite-lived intangible assets
Franchises	731,848	731,848
Sports franchises	96,215	96,215
FCC licenses and other intangibles	11,936	11,936
Trademarks	53,880	53,880
Excess costs over the fair value of net assets acquired	1,023,480	1,024,168
	1,917,359	1,918,047

Total intangible assets, net	$2,411,772	$2,478,989

Aggregate amortization expense
Years ended December 31, 2007 and 2006 (excluding impairment charges of $380 and $899, respectively)	$83,458	$84,803

Estimated amortization expense
Year ending December 31, 2008	$83,675
Year ending December 31, 2009	77,266
Year ending December 31, 2010	74,260
Year ending December 31, 2011	73,510
Year ending December 31, 2012	65,372

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The changes in the carrying amount of excess costs over the fair value of net assets acquired for the years ended December 31, 2007 and 2006 are as follows:

	Tele- communications	MSG	Rainbow	Other	Total
Balance as of December 31, 2005	$206,971	$727,754	$36,931	$14,457	$986,113
Cumulative effect of adjustments resulting from the adoption of SAB No. 108 (Note 2)	—	15,319	28,756	—	44,075
Adjusted balance at January 1, 2006	206,971	743,073	65,687	14,457	1,030,188
Impairment loss- continuing operations	—	—	—	(899)	(899)
Impairment loss- discontinued operations (Note 5)	—	—	(5,121)	—	(5,121)
Balance as of December 31, 2006	206,971	743,073	60,566	13,558	1,024,168
Sale of affiliate interest	—	—	(308)	—	(308)
Impairment loss - continuing operations	—	—	(380)	—	(380)
Other	—	(581)	581	—	—
Balance as of December 31, 2007	$206,971	$742,492	$60,459	$13,558	$1,023,480

NOTE 9.                DEBT

Bank Debt

The Company’s outstanding bank debt at December 31, 2007 and 2006 is as follows:

	December 31,
	2007	2006
Restricted Group:
Term A-1 loan facility	$950,000	$1,000,000
Term B loan facility	3,438,750	3,482,500
	4,388,750	4,482,500

Rainbow National Services:
Term A loan facility	500,000	500,000
Revolving loan facility	—	10,000
	500,000	510,000

Total bank debt	$4,888,750	$4,992,500

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Restricted Group

On February 24, 2006, the Restricted Group (comprised primarily of CSC Holdings’ cable television subsidiaries and its commercial data and voice services subsidiary) entered into a $2,400,000 credit facility with a group of banks consisting of three components:  a $1,000,000 revolver, a $1,000,000 term A-1 loan facility and a $400,000 term A-2 loan facility that has since been refinanced and repaid in full, as described below.  Approximately $1,300,000 of the $1,400,000 proceeds received from the term loans under the new credit facility was used to repay the outstanding borrowings and accrued interest under the prior Restricted Group credit facility that was scheduled to mature in June 2006, and fees and expenses.  On March 29, 2006, the Restricted Group entered into a new $3,500,000 term B loan facility, of which approximately $400,000 of the proceeds was used to prepay the outstanding borrowings of the term A-2 loan facility, including accrued interest, and fees and expenses.  The balance of the outstanding term B loan facility borrowings was invested in short-term AAA rated funds until approval of the special dividend by Cablevision’s Board of Directors.  On April 24, 2006 the approved special dividend was paid (see Note 1).

The Restricted Group credit facilities are direct obligations of CSC Holdings, guaranteed by most Restricted Group subsidiaries and secured by the pledge of the stock of most Restricted Group subsidiaries.  As of December 31, 2007, $52,994 of the $1,000,000 revolving credit facility was restricted for certain letters of credit issued on behalf of CSC Holdings and $947,006 of the revolver was undrawn.  The revolving credit facility and the term A-1 loan facility mature in February 2012 and the term B loan facility matures in March 2013.  The revolver has no required interim repayments, the $1,000,000 term A-1 loan facility requires quarterly repayments of $12,500 in 2008, $62,500 in 2009 and 2010 and $100,000 in 2011 and the $3,500,000 term B loan facility is subject to quarterly repayments of $8,750 through March 31, 2012 and $822,500 beginning on June 30, 2012 through its maturity date in March 2013.  The interest rate on the term A-1 loan facility varies, depending on the Restricted Group’s cash flow ratio (as defined), from .75% to 1.75% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to .75% over the Base Rate for Base Rate Borrowings (as defined).  The interest rate on the borrowings under the term B loan facility is the Eurodollar Rate (as defined) plus 1.75% or prime rate plus .75%, at the Company’s election.  The interest rates as of December 31, 2007 on borrowings under the term A-1 loan facility and term B loan facility was 6.40% and 6.90%, respectively.

The principal financial covenants, which are not identical for the revolving credit facility and the term A-1 loan facility, on the one hand, and the term B loan facility, on the other, include (i) under the revolving credit facility and the term A-1 loan facility, maximum total leverage (as defined in the term A-1 loan facility) of 5.50 times cash flow through December 31, 2008 with subsequent stepdowns over the life of the revolving credit facility and the term A-1 loan facility until reaching 4.50 times cash flow for periods beginning on and after January 1, 2010, (ii) under the revolving credit facility and the term A-1 loan facility, maximum senior secured leverage (as defined in the term A-1 loan facility) of 3.50 times cash flow through December 31, 2008 with annual stepdowns thereafter over the life of the revolving credit facility and the term A-1 loan facility until reaching 3.00 times cash flow for periods beginning on and after January 1, 2010, (iii) under the revolving credit facility and the term A-1 loan facility, a minimum ratio for cash flow to interest expense (as defined in the term A-1 loan facility) of 2.00 to 1, and (iv) under the revolving credit facility and the term A-1 loan facility, a minimum ratio of cash flow less cash taxes to total debt expense (as defined in the term A-1 loan facility to include interest expense, certain payments of principal and dividends paid by CSC Holdings to Cablevision to permit Cablevision to pay interest and certain principal payments on its debt) of 1.50 to 1.  These covenants and restrictions

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

on the permitted use of borrowed funds in the revolving credit facility may limit the Company’s ability to utilize all of the undrawn revolver funds.  Additional covenants include limitations on liens and the issuance of additional debt.

Under the term B loan facility, the Company is limited in its ability to incur additional indebtedness based on a maximum total leverage ratio (as defined in the term B loan facility) of 6.00 times cash flow through December 31, 2008 with subsequent stepdowns over the life of the term B loan facility until reaching 5.00 times cash flow for periods beginning on and after January 1, 2010 and a maximum senior secured leverage ratio (as defined in the term B loan facility) of 4.50 times cash flow.

Under the revolving credit facility and the term A-1 and term B loan facilities, there are generally no restrictions on investments that the Restricted Group may make, provided it is not in default; however, CSC Holdings must also remain in compliance with the maximum ratio of total indebtedness to cash flow and the maximum senior secured leverage ratio (each as defined in the term A-1 loan facility).  The Company’s ability to make restricted payments is also limited by provisions in the term B loan facility and the indentures covering the Company’s notes and debentures.

The Restricted Group was in compliance with all of its financial covenants under its various credit agreements as of December 31, 2007.

The Company is obligated to pay fees of 0.25% to 0.50% per annum based on undrawn revolver commitment balances.

In connection with the Restricted Group credit facility, the Company incurred deferred financing costs of $42,004, which are being amortized to interest expense over the term of the Restricted Group credit facility.  In connection with the repayment of the term A-2 loan facility and the prior Restricted Group credit facility, the Company wrote-off $4,587 of unamortized deferred financing costs in 2006.

Rainbow National Services

On July 5, 2006, Rainbow National Services LLC (“RNS”), an indirect wholly-owned subsidiary of the Company entered into a replacement bank facility (the “RNS Credit Facility”) providing for an $800,000 senior secured facility which consists of a $500,000 term A loan facility and a $300,000 revolving credit facility which was used primarily to refinance its then existing credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The RNS Credit Facility allows RNS to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the RNS Credit Facility provides for an incremental facility of up to $925,000, provided that it be for a minimum amount of $100,000.  If an incremental facility is established, RNS and the lenders will enter into a supplement to the RNS Credit Facility with terms and conditions that are no more restrictive than those of the RNS Credit Facility.  There are no commitments from the lenders to fund an incremental facility.

On July 5, 2006, RNS borrowed the entire $500,000 term A loan facility and $10,000 under the revolving credit facility.  RNS used the $510,000 borrowed under the RNS Credit Facility and $88,048 of additional available cash to repay all of its outstanding borrowings, accrued interest and fees due under its August 2004 $950,000 senior secured credit facility of which $592,500 was outstanding under a term loan at July 5, 2006 and to pay certain fees and expenses incurred in connection with the RNS Credit Facility.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

RNS may use future borrowings under the credit agreement to make investments, distributions, and other payments permitted under the RNS Credit Facility and for general corporate purposes.  The borrowings under the RNS Credit Facility may be repaid without penalty at any time.

Borrowings under the RNS Credit Facility are direct obligations of RNS which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings LLC (“RPH”), the direct parent of RNS, and are secured by the pledge of the stock of RNS and substantially all of its subsidiaries and all of the other assets of RNS and substantially all of its subsidiaries (subject to certain limited exceptions).  Borrowings under the RNS Credit Facility bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the RNS Credit Facility)), or the Eurodollar Rate (as defined in the RNS Credit Facility).  The interest rate under the RNS Credit Facility varies, depending on RNS’ cash flow ratio (as defined in the RNS Credit Facility) from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings.  At December 31, 2007, the interest rate on the term A loan facility was 6.15%.  The term A loan is to be repaid in quarterly installments of $6,250 from March 31, 2008 until December 31, 2010, $12,500 from March 31, 2011 until December 31, 2012, and $162,500 on March 31, 2013 and June 30, 2013, the term A loan maturity date.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

As defined in the RNS Credit Facility, the financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter of 1.75 to 1, (ii) a maximum cash flow ratio of total indebtedness to operating cash flow of 6.75 to 1 through June 30, 2008, decreasing thereafter to 6.25 to 1, and (iii) a maximum senior secured leverage ratio of senior secured debt to operating cash flow of 5.50 to 1.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

RNS was in compliance with all of its financial covenants under its credit agreement as of December 31, 2007.

RNS is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

In connection with the RNS Credit Facility, RNS incurred deferred financing costs of $5,536, which are being amortized to interest expense over the term of the RNS Credit Facility.  The Company recorded $6,084 as a write-off of deferred financing costs associated with the repayment of the August 2004 credit facility in 2006.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Senior Notes and Debentures

The following table summarizes the Company’s senior notes and debentures:

					Carrying Amount at
	Date	Maturity		Face	December 31,
Issuer	Issued	Date	Rate	Amount	2007	2006

CSC Holdings (a)	December 1997	December 2007	7.875%	$500,000	$—	$499,952

CSC Holdings (b)	July 1998	July 2008	7.25%	500,000	500,000	500,000
CSC Holdings (b)	July 1999	July 2009	8.125%	500,000	499,650	499,423
CSC Holdings (b)	August 1997	August 2009	8.125%	400,000	399,793	399,668
CSC Holdings (b)	March 2001	April 2011	7.625%	1,000,000	998,957	998,635
CSC Holdings (c) (e)	April 2004	April 2012	6.75%	500,000	500,000	500,000
RNS (d)	August 2004	September 2012	8.75%	300,000	298,745	298,476
CSC Holdings (b)	February 1998	February 2018	7.875%	300,000	298,264	298,088
CSC Holdings (b)	July 1998	July 2018	7.625%	500,000	499,739	499,714

					$3,995,148	$4,493,956

(a)          In December 2007, the Company redeemed these senior notes utilizing cash on hand.

(b)         These notes are not redeemable by the Company prior to maturity.

(c)          The Company may redeem some or all of the notes at any time at a make-whole redemption price calculated by reference to market interest rates for comparable maturity treasury notes plus a spread.

(d)         The senior notes are redeemable, in whole or in part, at a redemption price equal to 104.375% of face value at any time on or after September 1, 2008, 102.188% of face value on or after September 1, 2009, and 100% of face value on or after September 1, 2010.

(e)          During 2007 these notes were exchanged for registered notes as required by the purchase agreement under which the notes were sold and consequently, the interest rate decreased from 7.25% to 6.75%.

The indentures under which the senior notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Senior Subordinated Notes and Debentures

In August 2004, RNS issued $500,000 face amount of 10 3/8% senior subordinated notes due September 1, 2014.  These senior subordinated notes were discounted $3,915, upon original issuance.  These notes are guaranteed by substantially all of the subsidiaries of RNS.  RNS may redeem the senior subordinated notes, in whole or in part, at a redemption price equal to 105.188% of face value on or after September 1, 2009, 103.458% on or after September 1, 2010, 101.729% on or after September 1, 2011, and 100% on or after September 1, 2012.  The notes are redeemable at the redemption price plus accrued and unpaid interest through the redemption date.

On July 24, 2007, RNS entered into an equity commitment agreement with its sole member, RPH), an indirect wholly-owned subsidiary of Rainbow Media Holdings, pursuant to which RPH agreed to purchase additional membership interests in RNS for an aggregate purchase price of $203,000.  RNS used the proceeds of the investment by RPH to redeem $175,000 in aggregate principal amount of its senior subordinated notes due 2014, representing 35% of the outstanding notes, at the redemption price of 110.375% of the principal amount of the notes plus accrued and unpaid interest to August 31, 2007, the redemption date.  In connection with the redemption, the Company recognized a loss on extinguishment

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

of debt of $19,113, representing primarily the redemption premium, and wrote-off the related unamortized deferred financing costs of $2,919.  The carrying value of these notes at December 31, 2007 was $323,311.

In June 2006, the Company redeemed its CSC Holdings 10 1/2% senior subordinated debentures due May 2016 at a redemption price of 105.25%.  In connection with the redemption, the Company recognized a loss on extinguishment of debt of $13,125, representing the redemption premiums paid and wrote-off the remaining deferred financing costs of $3,412.

The indentures under which the senior subordinated notes and debentures were issued contain various covenants, which are generally less restrictive than those contained in the credit agreement of the issuer.

Summary of Five Year Debt Maturities

Total amounts payable by the Company under its various debt obligations outstanding as of December 31, 2007, including collateralized indebtedness (see Note 10) and capital leases (including interest), during the five years subsequent to December 31, 2007, are as follows:

Years Ending December 31,

2008	$843,378
2009	1,886,322
2010	318,867
2011	1,493,867
2012	3,331,517

NOTE 10.              COLLATERALIZED INDEBTEDNESS AND DERIVATIVES

To manage interest rate risk, the Company has from time to time entered into interest rate swap contracts to adjust the proportion of total debt that is subject to variable and fixed interest rates.  Such contracts fix the borrowing rates on floating rate debt to provide an economic hedge against the risk of rising rates and/or convert fixed rate borrowings to variable rates to provide an economic hedge against the risk of higher borrowing costs in a declining interest rate environment.  On December 31, 2007, all of the Company’s interest rate swap agreements to pay floating rates of interest with a total notional amount of $450,000 matured.  At December 31, 2006, the fair value of such contracts was $6,568, a net liability position.  These agreements were not designated as hedges for accounting purposes.

In addition, the Company has entered into prepaid interest rate swap agreements in connection with its monetization of certain of its stock holdings, discussed below.  These contracts require the Company to pay a floating rate of interest in exchange for fixed rate interest payments, the net present value of which was paid to the Company at the contract’s inception.  As of December 31, 2007 and 2006, the total notional value of such contracts was $105,061, and the fair values of such contracts aggregated $5,009 and $10,340, a net liability position, respectively.  These agreements have not been designated as hedges for accounting purposes.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

In April 2006, CSC Holdings entered into several interest rate swap contracts in the notional amount of $3,700,000 to effectively fix borrowing rates on floating rate debt.  As a result of these transactions, the interest rate paid on approximately 84% of the Company’s debt as of December 31, 2007 is fixed.  The table below summarizes certain terms of these interest rate swap contracts as of December 31, 2007:

Maturity Date	Notional Amount	Weighted Average Fixed Rate Paid by the Company	Weighted Average Effective Floating Rate Received by the Company as of December 31, 2007

April 2008	$500,000	5.24%	5.09%
April 2009	$600,000	5.25%	5.09%
June 2010	$2,600,000	5.34%	4.83%

As of December 31, 2007 and 2006, the interest rate swap contracts noted above had a fair value and carrying value of $108,141 and $31,398, a net liability position, respectively, as reflected under derivative contracts in the Company’s consolidated balance sheets.

The changes in the fair value of the Company’s swap agreements and the net realized losses as a result of net cash interest expense for the years ended December 31, 2007, 2006 and 2005 aggregating $(76,568), $(39,360) and $(16,497), respectively, are reflected in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

The Company has also entered into various transactions to provide an economic hedge against equity price risk on certain of its stock holdings.  The Company had monetized all of its stock holdings in Charter Communications, Inc., AT&T Inc., Comcast Corporation, General Electric Company and Leapfrog Enterprises, Inc. through the execution of prepaid forward contracts, collateralized by an equivalent amount of the respective underlying stock.  The contracts set a floor and cap on the Company’s participation in the changes in the underlying stock prices and at maturity are expected to offset declines in the fair values of the underlying stock below the hedge price per share, while allowing the Company to retain upside appreciation from the hedge price per share to the cap price.  At maturity, the contracts provide for the option to deliver cash or shares of AT&T, Comcast, Charter Communications, General Electric or Leapfrog stock (as the case may be) with a value determined by reference to the applicable stock price at maturity.

The Company received cash proceeds upon execution of the prepaid forward contracts discussed above which has been reflected as collateralized indebtedness in the accompanying consolidated balance sheets.  In addition, the Company separately accounts for the equity derivative component of the prepaid forward contracts.  These equity derivatives have not been designated as hedges for accounting purposes.  Therefore, the fair values of the equity derivatives of $51,162 and $(82,009), at December 31, 2007 and 2006, respectively, have been reflected in the accompanying consolidated balance sheets as an asset (liability) and the net increases (decreases) in the fair value of the equity derivative component of the prepaid forward contracts of $214,712, $(214,352) and $135,677, for the years ended December 31, 2007, 2006 and 2005, respectively, are included in gain (loss) on derivative contracts in the accompanying consolidated statements of operations.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

For the years ended December 31, 2007, 2006 and 2005, the Company recorded a gain (loss) on investments of $(213,754), $284,096 and $(135,082) respectively, representing the net increases or decreases in the fair values of all investment securities pledged as collateral for the period.

2007 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2007.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications and Leapfrog common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.

	Charter	Leapfrog	Total

Number of shares	3,724,460	800,000

Collateralized indebtedness settled	$(83,231)	$(19,238)	$(102,469)
Prepaid forward contracts	70,903	10,638	81,541
Fair value of underlying securities delivered	12,328	8,600	20,928
Net cash payment	$—	$—	$—

2006 Settlements of Collateralized Indebtedness

The following table summarizes the settlement of the Company’s collateralized indebtedness for the year ended December 31, 2006.  The Company’s collateralized indebtedness obligations relating to shares of Charter Communications and AT&T common stock were settled by delivering the underlying securities and proceeds from the related equity derivative contracts.  The Company’s collateralized indebtedness obligations relating to Comcast and General Electric shares were settled by delivering the cash equal to the collateralized loan value, net of the value of the related equity derivative contracts.  The cash was obtained from the proceeds of new monetization contracts covering an equivalent number of Comcast and General Electric shares, proceeds from a prepaid interest rate swap executed in conjunction with the equity derivative contract related to the Comcast shares and, in certain instances, cash from CSC Holdings.  The terms of the new contracts allow the Company to retain upside participation in both Comcast and General Electric shares up to each respective contract’s upside appreciation limit with downside exposure limited below the respective hedge price.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Charter	AT&T	Comcast	General Electric	Total
Number of shares	5,586,687	3,449,785	7,159,206	12,742,033

Collateralized indebtedness settled	$(125,907)	$(165,036)	$(266,224)	$(314,028)	$(871,195)
Prepaid forward contracts	119,177	63,974	31,385	(50,864)	163,672
Fair value of underlying securities delivered	6,730	101,062	—	—	107,792
Net cash payment	—	—	(234,839)	(364,892)	(599,731)

Proceeds from new monetization contracts	—	—	212,774	382,261	595,035
Proceeds from prepaid interest rate swap contract	—	—	6,496	—	6,496
	—	—	219,270	382,261	601,531
Net cash receipt (payment)	$—	$—	$(15,569)	$17,369	$1,800

At December 31, 2007, the Company has principal collateralized indebtedness obligations of $219,073 relating to shares of Comcast and General Electric common stock that mature during the next twelve months.  The Company intends to settle such obligations by either delivering shares of the applicable stock and proceeds of the equity derivative contracts or delivering cash from the proceeds of new monetization transactions.  In the event of an early termination of any of these contracts, the Company would be obligated to repay the fair value of the collateralized indebtedness less the sum of the fair values of the underlying stock and equity collar, calculated at the termination date.  As of December 31, 2007, this settlement amount totaled $492.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 11.              INCOME TAXES

The Company and its 80% or more owned subsidiaries were included in the consolidated federal income tax returns of Cablevision for the years presented herein.  The income tax provision for the Company is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns.

Income tax expense (benefit) attributable to the Company’s continuing operations consists of the following components:

	Years Ended December 31,
	2007	2006	2005
Current expense:
Federal	$13,962	$—	$—
State and other	3,957	9,546	9,493
	17,919	9,546	9,493
Deferred expense (benefit):
Federal	62,124	(43,432)	(23,724)
State	42,253	(53,745)	(16,995)
	104,377	(97,177)	(40,719)
Tax expense, including accrued interest, recognized pursuant to FIN 48	12,333	—	—

Income tax expense (benefit)	$134,629	$(87,631)	$(31,226)

The income tax benefit attributable to the Company’s continuing operations for 2005 excludes deferred federal and state tax benefits of $1,256, resulting from the exercise of stock options, which were credited directly to paid-in capital.   No income tax benefit has been recognized as an increase to paid in capital with regard to excess tax benefits occurring during 2007 and 2006.

The income tax expense attributable to the Company’s discontinued operations was classified as deferred income tax expense for all periods presented (see Note 6).

In connection with the tax allocation policy between the Company and Cablevision, the Company has recorded a payable due to Cablevision and Cablevision has recorded a receivable due from the Company, both in the amount of $13,969, representing the estimated federal income tax liability of the Company for the year ended December 31, 2007 as determined on a stand-alone basis as if the Company filed separate federal consolidated income tax returns.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The income tax expense (benefit) attributable to the Company’s continuing operations differs from the amount derived by applying the statutory federal rate to pretax income principally due to the effect of the following items:

	Years Ended December 31,
	2007	2006	2005

Federal tax expense (benefit) at statutory federal rate	$81,843	$(53,783)	$(33,105)
State income taxes, net of federal benefit	17,200	(17,489)	(5,769)
Changes in the valuation allowance	(536)	(10,404)	6,459
Change in the state rate used to determine deferred taxes, net of federal benefit	10,352	1,706	(6,701)
Tax expense, including accrued interest, recognized pursuant to FIN 48, net of deferred tax benefits	8,849	—	—
Reduction of a tax contingency liability	—	(16,356)	—
Favorable settlement of an issue with a taxing authority	—	(5,013)	—
Nondeductible officers’ compensation	9,355	4,443	6,226
Other nondeductible expenses	6,285	6,768	10,637
Other	1,281	2,497	(8,973)
Income tax expense (benefit)	$134,629	$(87,631)	$(31,226)

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

For the Company, the tax effects of temporary differences which give rise to significant portions of deferred tax assets or liabilities and the corresponding valuation allowance at December 31, 2007 and 2006 are as follows:

	December 31,
	2007	2006
Deferred Tax Asset (Liability)
Current
Benefits of tax loss carryforwards	$285,155	$121,047
Compensation and benefit plans	21,516	62,201
Allowance for doubtful accounts	3,285	4,416
Restructuring liabilities	943	1,723
Investments	—	14,694
Other liabilities	42,554	37,368
Deferred tax asset	353,453	241,449
Valuation allowance	(9,778)	(5,412)
Net deferred tax asset, current	343,675	236,037
Investments	(60,192)	—
Deferred tax liability, current	(60,192)	—
Net deferred tax asset, current	283,483	236,037

Noncurrent
Benefits of tax loss and credit carryforwards	483,787	912,845
Compensation and benefit plans	109,819	87,992
Other	22,771	32,895
Deferred tax asset	616,377	1,033,732
Valuation allowance	(17,052)	(23,076)
Net deferred tax asset, noncurrent	599,325	1,010,656
Fixed assets and intangibles	(435,167)	(461,372)
Investments	(118,959)	(221,902)
Partnership investments	(596,827)	(573,744)
Other assets	(17,985)	(16,481)
Deferred tax liability, noncurrent	(1,168,938)	(1,273,499)
Net deferred tax liability, noncurrent	(569,613)	(262,843)
Total net deferred tax liability	$(286,130)	$(26,806)

At December 31, 2007, the Company had consolidated federal tax net operating loss carryforwards (“NOLs”) of $1,811,214, expiring on various dates through 2026.  The Company has recorded a deferred tax asset for such NOLs.

The Company’s NOLs expire as follows:

2019	$276,052
2020	87,952
2021	364,501
2022	171,492
2023	338,904
2024	507,547
2026	64,766
Total	$1,811,214

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The tax deduction resulting from the exercise and issuance of certain share-based awards exceeded the aggregate compensation expense for such awards by $79,588 and $11,866 in 2007 and 2006, respectively.  These ‘windfall’ deductions result in excess tax benefits that must be analyzed to determine whether realization has occurred.  The Company uses the ‘with-and-without’ approach to determine whether an excess tax benefit has been realized.  Upon realization, such excess tax benefits will be recognized as an increase to paid-in capital.  Given the Company’s NOL position, no income tax benefit has been recognized for such excess tax benefits.  Accordingly, the NOLs for the Company disclosed above exclude such windfall tax deductions occurring in 2007 and 2006.

As of December 31, 2007, the Company has $14,062 of alternative minimum tax credit carry forwards, which do not expire.

Deferred tax assets have resulted primarily from the Company’s future deductible temporary differences and NOLs.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized.  The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income and tax planning strategies to allow for the utilization of its NOLs and deductible temporary differences.  If such estimates and related assumptions change in the future, the Company may be required to record additional valuation allowances against certain of its deferred tax assets resulting in additional income tax expense in the Company’s consolidated statement of operations.  Management evaluates the realizability of the deferred tax assets and the need for additional valuation allowances quarterly.  Management believes that it is more likely than not that the Company will realize benefit for its gross deferred tax assets, except for certain of its deferred tax assets against which a valuation allowance has been recorded relating to certain state NOLs.

The Company adopted the provisions of FIN 48 on January 1, 2007.  The cumulative effect of applying the provisions of FIN 48 resulted in a charge of $442 to the opening balance of the accumulated deficit.  A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 1, 2007	$10,353
Increases related to prior year tax positions	9,532
Decreases related to prior year tax positions	(12)
Increases related to current year tax positions	811
Settlements	(13,780)
Lapse of statute of limitations	(182)
Balance at December 31, 2007	$6,722

As of December 31, 2007, if all uncertain tax positions were sustained at the amounts reported or expected to be reported in the Company’s tax returns, the Company’s income tax expense attributable to continuing operations would decrease by $5,599.

Interest expense related to income tax liabilities recognized in accordance with the provisions of FIN 48 is included in income tax expense, consistent with the Company’s historical policy.  Interest expense of $2,184 and the associated deferred tax benefit of $893 have been recognized during the year ended December 31, 2007 and are included in income tax expense attributable to continuing operations in the consolidated statement of operations.  At December 31, 2007, accrued interest on uncertain tax positions was $581 and was included in other noncurrent liabilities in the consolidated balance sheet.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Management does not believe that it is reasonably possible that the total amount of unrecognized tax benefit for uncertain tax positions existing as of December 31, 2007, based on information available as of that date, will significantly increase or decrease within twelve months of December 31, 2007.

As of January 1, 2007, the Company had a liability recorded with regard to the Ohio income tax audit for the year ended December 31, 2000 of $10,937, including accrued interest.  In April 2007, the Company settled the Ohio income tax audit for the tax year ended December 31, 2000 for $18,000, inclusive of interest.  In 2007, the Company recognized additional income tax expense of $7,063, excluding the related deferred tax benefit.

In July 2007, the IRS completed its audit of the Company’s consolidated federal income tax returns for 2002 and 2003.  The completion of this audit did not have a significant effect on the Company’s consolidated financial statements.  In October 2007, the IRS began an audit of the Company’s consolidated federal income tax returns for 2004 and 2005.

With a few exceptions, the Company is no longer subject to state and local income tax audits by taxing authorities for years prior to 2003.  The most significant jurisdictions in which the Company is required to file income tax returns include the state of New York, New Jersey and Connecticut and the city of New York.  In September 2007, the state of New York started an audit of 2003 through 2005.

Management does not believe that the resolution of the ongoing income tax examinations described above will have a material adverse impact on the financial position of the Company.  Changes in the liabilities for uncertain tax positions will be recognized in the interim period in which the positions are effectively settled or there is a change in factual circumstances.

NOTE 12.              OPERATING LEASES

The Company leases certain office, production, transmission, theater and event facilities under terms of leases expiring at various dates through 2027.  The leases generally provide for escalating rentals over the term of the lease plus certain real estate taxes and other costs or credits.  Costs associated with such operating leases are recognized on a straight-line basis over the initial lease term.  The difference between rent expense and rent paid is recorded as deferred rent.  Rent expense for the years ended December 31, 2007, 2006 and 2005 amounted to $92,522, $81,642 and $78,984, respectively.

In addition, the Company rents space on utility poles for its operations.  The Company’s pole rental agreements are for varying terms, and management anticipates renewals as they expire.  Pole rental expense for the years ended December 31, 2007, 2006 and 2005 amounted to $14,467, $13,777 and $12,325, respectively.

Madison Square Garden operates Radio City Music Hall under a long-term lease.  Under the terms of the lease agreement, Madison Square Garden is required to meet certain net worth, cash flow, and building utilization requirements.  In the event Madison Square Garden were to fail to meet the lease requirements and was unable to remedy such defaults, the landlord could have the option of terminating the lease.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The minimum future annual payments for all operating leases for continuing operations (with initial or remaining terms in excess of one year) during the next five years and thereafter, including pole rentals from January 1, 2008 through December 31, 2012, at rates now in force are as follows:

2008	$106,626
2009	104,258
2010	99,033
2011	93,744
2012	88,852
Thereafter	502,041

NOTE 13.              AFFILIATE AND RELATED PARTY TRANSACTIONS

Equity Method Investments

The following table reflects the Company’s ownership percentages and balances of equity method investments as of December 31, 2007 and 2006:

	Ownership Percentages		Investment Balances
	December 31,
	2007	2006	2007	2006

Fox Sports Net New England (a)	—	50.0%	$—	$47,656
Other	22.2%	22.2%	—	2,294

Net investment in affiliates			$—	$49,950

The Company’s share of the net income (loss) of these affiliates for the years ended December 31, 2007, 2006 and 2005 is as follows:

	Years Ended December 31,
	2007	2006	2005

Fox Sports Net New England (a)	$4,467	$6,698	$6,645
National Sports Partners (b)	—	—	(3,379)
National Advertising Partners (b)	—	—	(47)
Other	(90)	—	—
	$4,377	$6,698	$3,219

(a)   See Note 3 for a discussion regarding the sale of the Company’s ownership interest in Fox Sports Net New England in June 2007.

(b)         See Note 3 for a discussion of the Regional Programming Partners restructuring in 2005 which eliminated the Company’s ownership interest in these entities.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The following table includes certain unaudited financial information for Fox Sports Net New England as of December 31, 2006:

December 31, 2006
(unaudited)

Total assets (a)	$85,861
Total liabilities	13,502

(a)   Includes $477 due to Fox Sports New England from the Company at December 31, 2006.

Prior to sale of the Company’s interest in Fox Sports Net New England in 2007 and National Sports Partners and National Advertising Partners in 2005, the Company had provided certain transmission and production services to these affiliates.  For the years ended December 31, 2007, 2006 and 2005, $741, $1,358 and $1,608, respectively, of revenues were earned from services provided to these entities.  Costs incurred by the Company for these programming, entertainment and advertising services provided by these affiliates and included in operating expenses for the years ended December 31, 2007, 2006 and 2005 amounted to $325, $342 and $3,509, respectively.

Other Affiliates and Related Parties

During 2007, 2006 and 2005, the Company provided services to or incurred costs on behalf of other affiliates, primarily with the Company’s parent, Cablevision and, including from time to time, members of the Dolan family or to entities owned by members of the Dolan family.  All costs incurred on behalf of these affiliates are reimbursed to the Company.  Aggregate amounts due from and due to these affiliates at December 31, 2007 and 2006 are summarized below:

	December 31,
	2007	2006

Advances to affiliates	$361,770	$229,677
Accounts payable to affiliates	253	94

Dolan Family Group Transaction

On May 2, 2007, Cablevision entered into a merger agreement with Central Park Holding Company, LLC (“Dolan Family Acquisition Company”), an entity owned by the Dolan Family Group, and Central Park Merger Sub, Inc.  The terms of the merger agreement provided that Central Park Merger Sub, Inc. would be merged with and into Cablevision and, as a result, Cablevision would continue as the surviving corporation and a wholly-owned subsidiary of Dolan Family Acquisition Company (the “Proposed Merger”).

On October 24, 2007, the Proposed Merger was submitted to a vote of Cablevision’s shareholders and did not receive shareholder approval.  Subsequently, the parties terminated the merger agreement pursuant to its terms.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Rainbow DBS

In February 2005, the Company signed a letter of intent under which VOOM HD, LLC, a private company formed by two of the Company’s Class B shareholders, Charles F. Dolan and Thomas C. Dolan, had planned to acquire from the Company the business, assets and liabilities of the Company’s Rainbow DBS satellite business not included in the agreement with EchoStar (see Note 3).  The letter of intent between the Company and VOOM HD, LLC expired on February 28, 2005 without a definitive agreement being reached.

Following the expiration of the letter of intent, the Company began shutting down the Rainbow DBS satellite distribution operations.  In March 2005, the Company entered into an agreement with Charles F. Dolan and Thomas C. Dolan (“March 2005 Agreement”) pursuant to which the parties agreed to work cooperatively to finalize the separation of Rainbow DBS from the Company.  The Company agreed that no new shutdown activities would be undertaken at Rainbow DBS during the term of the agreement.  In accordance with the March 2005 Agreement, Charles F. Dolan deposited $15,000 with the Company to fund any expenditures above those contemplated in the shutdown budget, net of March 2005 revenue earned.  This agreement terminated on March 31, 2005 and, in accordance with its terms, the distribution business of Rainbow DBS was shutdown effective April 30, 2005 and the Board of Directors confirmed such shutdown decision at a meeting on April 7, 2005.

Cash deposited by Charles F. Dolan under the March 2005 Agreement that was not used to fund costs or segregated to pay costs associated with new commitments or other agreements of $8,663 was returned to him prior to December 31, 2005.  Cash of $6,337 deposited by Charles F. Dolan which was used to fund the incremental costs less March 2005 revenue earned related to the Rainbow DBS satellite distribution business, net of the related discounted income tax benefit to the Company, was recorded as a deemed net equity contribution in 2005.

NOTE 14.              BENEFIT PLANS

Adoption of Statement No. 158

Effective December 31, 2006, the Company adopted the recognition and disclosure provisions of Statement No. 158 which requires employers to recognize in their balance sheets the overfunded or underfunded status of defined benefit postretirement plans, measured as the difference between the fair value of plan assets and the benefit obligation (the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans).  Employers must recognize the change in the funded status of the plan in the year in which the change occurs through accumulated other comprehensive income. Statement No. 158 also requires plan assets and obligations to be measured as of the employers’ balance sheet date.  The measurement provision of Statement No. 158 will be effective on January 1, 2009 for the Company with early application encouraged.  This will not have an impact to the Company’s financial position or results of operations as its current measurement date is December 31 for all plans.

Prior to the adoption of the recognition provisions of Statement No. 158, the Company accounted for its defined benefit postretirement plans under Statement No. 87 and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“Statement No. 106”). Statement No. 87 required that a liability (additional minimum pension liability or “AML”) be recorded when the accumulated benefit

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

obligation (“ABO”) liability exceeded the fair value of plan assets.  Any adjustment was recorded as a non-cash charge to accumulated other comprehensive income in shareholders’ equity (deficit). Statement No. 106 required that the liability recorded should represent the actuarial present value of all future benefits attributable to an employee’s service rendered to date.  Under both Statement No. 87 and Statement No. 106, changes in the funded status were not immediately recognized, rather they were deferred and recognized ratably over future periods.

Upon adoption of the recognition provisions of Statement No. 158, the Company recognized the amounts of prior changes in the funded status of their postretirement benefit plans through accumulated other comprehensive loss.  As a result, the Company recognized the following adjustments in individual line items of its consolidated balance sheet as of December 31, 2006:

	Prior to AML and Statement No. 158 Adjustments	Pretax 2006 AML Adjustment	Pretax Effect of Adopting Statement No. 158	Post AML and Statement No. 158 Adjustments
Accrued employee related costs	$69,389	$—	$(69,389)	$—
Defined benefit obligations	—	2,516	81,092	83,608
Accumulated other comprehensive loss	(6,028)	(2,516)	(11,703)	(20,247)

Income tax benefits associated with the effect of adopting Statement No. 158 and the 2006 AML adjustment amounted to $4,799 and $1,032, respectively.

The adoption of Statement No. 158 had no effect on the Company’s consolidated statement of operations for the year ended December 31, 2006, or for any prior period presented and did not have a material impact to any of the Company’s debt covenants under its various credit agreements.

Plan Descriptions

Qualified and Non-qualified Defined Benefit Plans

Cablevision Retirement Plans (collectively, the “Cablevision Qualified and Non-qualified Defined Benefit Plans)

The Company sponsors a non-contributory qualified defined benefit Cash Balance Retirement Plan (the “Retirement Plan”) for the benefit of non-union employees other than those of the theater business.  Under the Retirement Plan, the Company credits a certain percentage of eligible base pay into an account established for each participant which is credited with a market based rate of return annually.

The Company also maintains an unfunded non-contributory non-qualified defined benefit excess cash balance plan (“Excess Cash Balance Plan”) covering certain employees of the Company who participate in the Retirement Plan, and an unfunded supplemental defined benefit plan (the “CSC Supplemental Benefit Plan”) for the benefit of certain officers and employees of the Company.  As part of the CSC Supplemental Benefit Plan, the Company established a nonqualified defined benefit pension plan, which provides that, upon attaining normal retirement age, a participant will receive a benefit equal to a

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

specified percentage of the participant’s average compensation, as defined.  All participants are 100% vested in the CSC Supplemental Benefit Plan.

Madison Square Garden Retirement Plans (collectively, the “Madison Square Garden Qualified and Non-qualified Defined Benefit Plans)

Madison Square Garden sponsors a non-contributory qualified defined benefit pension plan (“MSG Plan”) covering certain of its non-union employees hired prior to January 1, 2001.  Benefits payable to retirees under this plan are based upon years of service and participants’ compensation.

Madison Square Garden also maintains an unfunded, non-qualified defined benefit pension plan for the benefit of certain employees of Madison Square Garden who participate in the underlying qualified plan.  This plan provides that, upon retirement, a participant will receive a benefit based on a formula which reflects the participant’s compensation as defined by the plan.

As of December 31, 2007, both the MSG Plan and the non-qualified defined benefit pension plan for the benefit of certain employees of Madison Square Garden were amended.  The amendments “froze” all benefits earned through December 31, 2007 and eliminated the ability of participants to earn benefits for future service under these plans.  Effective January 1, 2008, the Retirement Plan and the Excess Cash Balance Plan were amended to permit affected MSG Plan participants to earn benefits under these plans.  The Retirement Plan and Excess Cash Balance Plan will provide incremental, but reduced benefits to affected participants for future services, from what they would have received under the MSG Plan and the Madison Square Garden non-qualified defined benefit pension plan. Accordingly, the Company has accounted for this transaction as a negative plan amendment which reduced the liability relating to these plans by $18,803 with the offset to accumulated other comprehensive income.  This amount will be amortized into income as a reduction of future periodic pension expense over the estimated remaining work lives of affected participants.

In addition, Madison Square Garden sponsors two non-contributory qualified defined benefit pension plans covering certain of its union employees (“MSG Union Plans”).  Benefits payable to retirees under these plans are based upon years of service and, for one plan, participants’ compensation, and are funded through trusts established under the plans.

Other Postretirement Benefit Plan

Madison Square Garden sponsors a contributory welfare plan (“Madison Square Garden Postretirement Benefit Plan”) which provides certain postretirement health care benefits to certain of its employees hired prior to January 1, 2001 and their dependents.

Defined Contribution Benefit Plans

The Company also maintains the Cablevision CHOICE 401(k) savings plan, a contributory qualified defined contribution plan for the benefit of non-union employees of the Company.  The Company also has four additional 401(k) plans covering various union employees, as well as employees of certain businesses.  Employees can contribute a percentage of eligible annual compensation and the Company will make a matching cash contribution or discretionary contribution, as defined in the respective plan.  In addition, the Company maintains an unfunded non-qualified excess savings plan for which the Company

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

provides a matching contribution similar to the Cablevision CHOICE 401(k) Savings Plan.  The cost associated with these plans was $18,155, $16,850 and $13,511 for the years ended December 31, 2007, 2006 and 2005, respectively.

Multi-employer Plans

Madison Square Garden also contributes to various multiemployer pension plans.  Contributions made to these multiemployer plans for the years ended December 31, 2007, 2006 and 2005 amounted to $6,323, $6,966 and $5,846, respectively.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Plan Results for Defined Benefit Plans

Summarized below is the funded status and the amounts recorded on the Company’s consolidated balance sheets for all of the Company’s qualified and non-qualified defined benefit pension and other postretirement benefit plans at December 31, 2007 and 2006:

	Cablevision Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Qualified and Non-qualified Defined Benefit Plans		Madison Square Garden Postretirement Benefit Plan
	2007	2006	2007	2006	2007	2006
Change in benefit obligation:
Benefit obligation at beginning of year	$177,656	$142,922	$99,809	$93,670	$6,907	$7,494
Service cost	31,615	29,378	4,805	4,988	367	399
Interest cost	10,045	8,212	5,919	5,441	380	361
Amendments	207	—	(18,803)	—	—	—
Actuarial loss (gain)	2,911	3,776	(10,241)	(2,718)	(1,170)	(1,086)
Benefits paid	(8,844)	(6,632)	(1,688)	(1,572)	(238)	(261)
Benefit obligation at end of year	213,590	177,656	79,801	99,809	6,246	6,907

Change in plan assets:
Fair value of plan assets at beginning of year	146,220	116,604	54,544	45,198	—	—
Actual return on plan assets	9,551	10,737	3,841	5,091	—	—
Employer contributions	28,447	25,511	12,216	5,827	—	—
Benefits paid	(8,844)	(6,632)	(1,688)	(1,572)	—	—
Fair value of plan assets at end of year	175,374	146,220	68,913	54,544	—	—

Unfunded status at end of year*	(38,216)	(31,436)	(10,888)	(45,265)	(6,246)	(6,907)
Unrecognized actuarial loss	12,811	7,697	3,183	12,806	(579)	580
Unrecognized prior service cost (credit)	207	—	(18,569)	258	(1,050)	(1,182)
Unrecognized transition asset	—	—	(2)	(5)	—	—
Net amount recognized	$(25,198)	$(23,739)	$(26,276)	$(32,206)	$(7,875)	$(7,509)

*                 The aggregate unfunded status at December 31, 2007 relating to the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans was $14,766, net of aggregated plan assets in excess of plan obligations of $3,878.

The accumulated benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans and Madison Square Garden Qualified and Non-qualified Defined Benefit Plans aggregated $292,562 and $252,952 for the years ended December 31, 2007 and 2006, respectively.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The amounts in accumulated other comprehensive loss that are expected to be recognized as components of net periodic benefit cost (credit) during the next fiscal year relating to the defined benefit and other post retirement benefit plans are as follows:

Prior service credit recognition	$(1,726)
Actuarial loss	116
Transition asset recognition	(2)
Total	$(1,612)

The Company’s net unfunded liability relating to its defined benefit and other postretirement benefit plans at December 31, 2007 is as follows:

Cablevision Qualified and Non-qualified Defined Benefit Plans	$(38,216)
Madison Square Garden Qualified and Non-qualified Defined Benefit Plans	(14,766)
Madison Square Garden Postretirement Benefit Plan	(6,246)
(59,228)
Less: Current portion	1,632
Long-term defined benefit plan and other postretirement plan obligations	$(57,596)

Long-term defined benefit plan asset	$3,878

Components of the net periodic pension cost, recorded primarily in selling, general and administrative expenses, for the Company’s qualified and non-qualified defined benefit and other postretirement plans for the years ended December 31, 2007, 2006 and 2005, are as follows:

	Cablevision Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Qualified and Non-qualified Defined Benefit Plans			Madison Square Garden Postretirement Benefit Plan
	2007	2006	2005	2007	2006	2005	2007	2006	2005

Service cost	$31,615	$29,378	$26,593	$4,805	$4,988	$4,205	$367	$399	$415

Interest cost	10,045	8,212	6,727	5,919	5,441	4,508	380	361	361
Expected return on plan assets	(11,745)	(9,882)	(8,046)	(4,569)	(3,686)	(3,032)	—	—	—
Recognized prior service cost (credit)	—	11	62	25	25	29	(133)	(133)	(156)
Recognized actuarial loss (gain)	—	—	93	111	627	117	(10)	(4)	17
Recognized transition asset	—	—	—	(3)	(3)	(3)	—	—	—
Net periodic benefit cost	$29,915	$27,719	$25,429	$6,288	$7,392	$5,824	$604	$623	$637

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Plan Assumptions for Defined Benefit Plans

Weighted-average assumptions used to determine net periodic cost and benefit obligations for the Cablevision Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2007	2006	2005	2007	2006

Discount rate	5.80%	5.80%	6.05%	5.75%	5.80%
Rate of increase in future compensation levels	4.40%	4.15%	4.12%	4.50%	4.40%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2007	2006	2005	2007	2006

Discount rate	6.14%	5.75%	6.00%	6.15%	6.14%
Rate of increase in future compensation levels	4.39%	4.00%	3.16%	3.00%	4.39%
Rate of return on plan assets (qualified plans only)	8.00%	8.00%	8.00%	N/A	N/A

In 2007, 2006 and 2005, the discount rate used by the Company was determined (based on the expected duration of the benefit payments for the pension plan) by referring to applicable bond yields (such as Moody’s Aaa Corporate Bonds) and the Buck Consultants’ Discount Rate Model (which is developed by examining the yields on selected highly rated corporate bonds), to select a rate at which the Company believed the pension benefits could be effectively settled.  The Company’s expected long-term return on plan assets is based on a periodic review and modeling of the plan’s asset allocation structure over a long-term horizon.  Expectations of returns for each asset class are the most important of the assumptions used in the review and modeling and are based on comprehensive reviews of historical data and economic/financial market theory.  The expected long-term rate of return was selected from within the reasonable range of rates determined by (a) historical real returns, net of inflation, for the asset classes covered by the investment policy, and (b) projections of inflation over the long-term period during which benefits are payable to plan participants.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Weighted-average assumptions used to determine net periodic benefit cost and benefit obligations for the Madison Square Garden Postretirement Benefit Plan are as follows:

	Weighted-Average Assumptions
	Net Periodic Benefit Cost for the Years Ended December 31,			Benefit Obligations at December 31,
	2007	2006	2005	2007	2006

Discount rate	6.05%	5.75%	6.00%	6.05%	6.05%
Health care trend rate assumed for next year	9.00%	9.00%	8.00%	10.00%	9.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.00%	5.00%	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2013	2012	2009	2014	2013

Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plans.  A one-percentage point change in the assumed health care cost trend rates would have the following effects:

	Increase (Decrease) in net Periodic Benefit Cost for the Years Ended December 31,			Increase (Decrease) in Benefit Obligations at December 31,
	2007	2006	2005	2007	2006
One percentage point increase	$121	$129	$137	$772	$1,001
One percentage point decrease	$(101)	$(107)	$(114)	$(663)	$(840)

Plan Assets and Investment Policy

The weighted average asset allocation of Cablevision’s Retirement Plan at December 31, 2007 and 2006 was as follows:

	Plan Assets at December 31,
	2007	2006
Asset Category:

Equity securities	64%	57%
Fixed income securities	28	34
Other	8	9
	100%	100%

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The weighted average asset allocation of the MSG Plan at December 31, 2007 and 2006 was as follows:

	Plan Assets at December 31,
	2007	2006
Asset Category:

Equity securities	64%	62%
Fixed income securities	28	29
Other	8	9
	100%	100%

On January 1, 2007, the Cablevision and MSG qualified defined benefit plan assets were pooled together into the Cablevision Retirement Plan Master Trust (“Master Trust”).  Although assets of these plans are commingled in the Master Trust, the trustee maintains supporting records for the purpose of allocating the net gain or loss of the investment account to the participating plans.  The net investment income or loss of the investment assets is allocated by the trustee to each participating plan based on the relationship of the interest of each plan to the total of the interests of the plans.

The Master Trust’s investment objectives are to invest in portfolios that would obtain a market rate of return throughout economic cycles, commensurate with the investment risk and cash flow needs of the plans.  This requires the Master Trust to subject a portion of its assets to increased risk to generate a greater rate of return.  The investments held in the Master Trust are readily marketable and can be sold to fund benefit payment obligations of the plans as they become payable.

Benefit Payments and Contributions for Defined Benefit Plans

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to Cablevision’s Qualified and Non-qualified Defined Benefit Plans:

2008	$20,141
2009	27,401
2010	34,778
2011	29,223
2012	31,245
2013-2017	171,545

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid relating to the Madison Square Garden Qualified and Non-qualified Defined Benefit Plans:

2008	$2,311
2009	2,574
2010	2,722
2011	2,816
2012	2,921
2013-2017	18,219

Of the amounts expected to be paid in 2008, the Company has recorded $1,632 as a current liability in its consolidated balance sheets at December 31, 2007, since this amount represents the aggregate benefit payment obligation payable in the next twelve months that exceeds the fair value of aggregate plan assets at December 31, 2007.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company makes contributions to the Retirement Plan, the MSG Plan and MSG Union Plans, which are all qualified defined benefit plans.  The Company currently expects to contribute approximately $34,200 and $294 to the Retirement Plan and to the MSG Union Plans in 2008, respectively.

NOTE 15.              EQUITY AND LONG-TERM INCENTIVE PLANS

Equity Plans

Cablevision has employee stock plans under which it is authorized to grant incentive stock options, nonqualified stock options, restricted shares, stock appreciation rights, and bonus awards.  The exercise price of stock options cannot be less than the fair market value per share of Cablevision’s Class A common stock on the date the option is granted and the options expire no later than ten years from date of grant (or up to one additional year in the case of the death of a holder of nonqualified options).  Stock appreciation rights provide for the employee to receive a cash payment in an amount equal to the difference between the fair market value of the stock as of the date the right is exercised, and the exercise price.  Options and stock appreciation rights granted in 2006 and, 2005 and 2004 typically vest in 33-1/3 annual increments beginning one year from the date of grant.  Restricted shares granted in 2006, 2005 and 2004 were typically subject to four year cliff vesting.  Performance based options granted in 2007 and 2005 were typically subject to approximately three year or two year cliff vesting, with exercisability subject to performance criteria.

Cablevision adopted Statement No. 123R on January 1, 2006, using the modified prospective method.  The modified prospective method requires that share-based compensation expense be recorded for the unvested portion of the restricted shares, stock options and stock appreciation rights outstanding at December 31, 2005, over the remaining service periods related to such awards.  Cablevision will continue using the Black-Scholes valuation model in determining the fair value of share-based payments.  In accordance with the pro forma disclosure requirements of Statement No. 123, Cablevision recognized the majority of the share-based compensation costs using the accelerated recognition method.  Subsequent to January 1, 2006, Cablevision will continue to recognize the cost of previously granted share-based awards under the accelerated recognition method and will recognize the cost for new share-based awards on a straight-line basis over the requisite service period.  In connection with Cablevision’s adoption of Statement No. 123R, the Company recorded $862 as a cumulative change in accounting principle, net of taxes on the Company’s consolidated statement of operations.  Share-based compensation allocated to the Company by Cablevision for the years ended December 31, 2007, 2006 and, 2005 was $52,039, $80,587 and $26,706, respectively, and has been recorded as a component of selling, general and administrative expense.

Long-Term Incentive Plans

In April 2006, Cablevision’s Board of Directors approved the Cablevision Systems Corporation 2006 Cash Incentive Plan, which was approved by Cablevision’s stockholders at its annual stockholders meeting in May 2006.

Prior to the Cash Incentive Plan, Cablevision had a Long-Term Incentive Plan, under which certain executives had been granted cash awards, some of which were performance based, that vested over varying required service periods and were typically payable at the end of the vesting period or on specified dates.  One form of award received by certain executives under this plan was a performance

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

retention award, vesting over 7 years.  The terms of the performance retention awards provided that the executive could have requested a loan from the Company in the amount of the award prior to its vesting, subject to certain limitations, provided that such loan was secured by a lien in favor of the Company on property owned by the executive.  Effective July 30, 2002, such requests for advances on amounts of awards are no longer permitted.  Imputed interest to those executives on these interest free loans amounted to $687, $900 and $911, respectively for the years ended December 31, 2007, 2006 and 2005.  As of December 31, 2007 and 2006, $6,745 and $23,850 was outstanding in respect of advances made pursuant to this plan.

In connection with long-term incentive awards granted under the two plans, the Company has recorded expenses of $69,767, $59,144 and $41,857 for the years ended December 31, 2007, 2006 and 2005, respectively.  At December 31, 2007, the Company had accrued $47,562 for performance-based awards for which the performance criteria had not yet been met as of December 31, 2007 as such awards are based on achievement of certain performance criteria through December 31, 2009.  The Company has accrued the amount that it currently believes will ultimately be paid based upon the performance criteria established for these performance-based awards.  If the Company subsequently determines that the performance criteria for such awards is not probable of being achieved, the Company would reverse the accrual in respect of such award at that time.  In addition, as of December 31, 2007, the Company had approximately $53,500 accrued in connection with the 2005 awards discussed below.

On February 25, 2008, the Compensation Committee of the Company’s Board of Directors approved an amendment of the terms of the 2005 three-year cash performance awards (“2005 Awards”) awarded by the Company in 2005 to each of the Company’s executive officers at that time and 110 other members of management under the Company’s Long-Term Incentive Plan.  The 2005 Awards, which aggregated approximately $53,500, are payable in March 2008 if the Company has met certain compounded annual growth rate targets (“CAGR”) for both net revenues (“Net Revenue”) and adjusted operating cash flow (“AOCF”) over the 2005-2007 period.  The terms of the 2005 Awards required adjustment for divestitures of any operating entities during the plan period to eliminate the impact of such sales from the actual performance as well as the CAGR targets.  During the plan period, the Company sold and shutdown several businesses.  The original Net Revenue CAGR target, when adjusted for the dispositions, was achieved.  The original AOCF CAGR target, when adjusted for the dispositions, would have resulted in a 1.3 percentage point upward adjustment of the AOCF CAGR target causing the Company’s actual performance to fall short of the adjusted AOCF target.  The Compensation Committee approved the amendment of the 2005 Awards so that the original AOCF CAGR target for the 2005 Awards continued to apply without adjusting the target for the dispositions.  Accordingly, it is expected that payment of the 2005 Awards will be made in early March 2008.

As a result of this amendment, awards payable to the Company’s four most highly compensated executive officers will not be deemed to be performance based compensation and therefore not deductible for income tax purposes.  This will result in a loss of approximately $10,000 of deductible expense.  The Company’s NOL for federal income tax purposes was $1,811,214 at December 31, 2007.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 16.              CONTRACTUAL OBLIGATIONS

Future cash payments required under unconditional purchase obligations pursuant to contracts entered into by the Company in the normal course of business are as follows as of December 31, 2007:

	Payments Due by Period
	Total	Year 1	Years 2-3	Years 4-5	More than 5 years	Other
Off balance sheet arrangements:
Programming obligations (1)	$2,652,556	$869,731	$1,151,002	$605,136	$26,687	$—
Purchase obligations (2)	1,814,466	394,123	340,679	169,182	910,482	—
Guarantees (3)	518	518	—	—	—	—
Letters of credit (4)	55,199	3,367	559	—	51,273	—
Total	4,522,739	1,267,739	1,492,240	774,318	988,442	—

Contractual obligations reflected on the balance sheet:
Contract obligations (5)	37,065	12,993	4,019	6,283	13,770	—
Taxes (6)	3,763	—	—	—	—	3,763
Total	$4,563,567	$1,280,732	$1,496,259	$780,601	$1,002,212	$3,763

(1)   Programming obligations represent contractual commitments with various programming vendors to provide video services to the Company’s video subscribers.  Future fees under such contracts are based on numerous factors, including the number of subscribers receiving the programming.  Amounts reflected above are based on the number of subscribers receiving the programming as of December 2007 multiplied by the per subscriber rates contained in the executed agreements in effect as of December 31, 2007.

(2)   Purchase obligation amounts not reflected on the balance sheet consist primarily of (i) long-term rights agreements which provide Madison Square Garden with exclusive broadcast rights to certain live sporting events in exchange for minimum contractual payments, (ii) payments under employment agreements that the Company has with professional sports teams’ personnel that are generally guaranteed regardless of employee injury or termination, and (iii) minimum purchase requirements incurred in the normal course of to the Company’s operations.

(3)   Consists principally of outstanding guarantees primarily by CSC Holdings in favor of certain financial institutions in respect of ongoing interest expense obligations and potential early termination events in connection with the monetization of the Company’s holdings of shares of Comcast Corporation common stock.

(4)   Consists primarily of letters of credit obtained by CSC Holdings in favor of insurance providers and certain governmental authorities for the Telecommunications Services segment.

(5)   Consist principally of amounts earned under employment agreements that the Company has with professional sports teams’ personnel.

(6)   This amount represents tax liabilities, including accrued interest, recognized pursuant to FIN 48.

The future cash payments reflected above do not include the impact of potential insurance recoveries or amounts which may be due to the National Basketball Association (“NBA”) for luxury tax payments.

In addition, the future cash payments reflected above do not include the payments required under the Company’s agreements with EchoStar relating to VOOM, the Company’s high-definition television programming service.  EchoStar was issued a 20% interest in VOOM HD Holdings, the Company’s subsidiary operating VOOM, and that 20% interest will not be diluted until $500,000 in cash has been invested in VOOM HD Holdings by the Company.  The affiliation agreement with EchoStar providing for distribution of VOOM for a 15-year term provides that if VOOM HD fails to spend $100,000 per year (subject to reduction to the extent that the number of offered channels is reduced to fewer than 21), up to a maximum of $500,000 in the aggregate, on VOOM, EchoStar may seek to terminate the agreement

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

under certain circumstances (see Note 3).  VOOM HD also has the right to terminate the affiliation agreement if VOOM is discontinued in the future.  On the fifth or eighth anniversary of the effective date (April 2005) of the investment agreement, the termination of the affiliation agreement by EchoStar, or other specified events, EchoStar has a put right to require a wholly-owned subsidiary of Rainbow Media Holdings to purchase all of its equity interests in VOOM HD Holdings at fair value.  On the seventh or tenth anniversary of the effective date of the investment agreement, or the second anniversary date of the termination of the affiliation agreement by EchoStar, a wholly-owned subsidiary of Rainbow Media Holdings has a call right to purchase all of EchoStar’s ownership in VOOM HD Holdings at fair value.

An indirect subsidiary of Rainbow Media Holdings owns a 90% interest in DTV Norwich LLC.  The other investor has the right, for ten years, to put its remaining 10% interest to the Company at fair value to be determined by a process involving independent valuation experts.  The table above does not include any future payments that would be required upon the exercise of this put right.

Many of the Company’s franchise agreements and utility pole leases require the Company to remove its cable wires and other equipment upon termination of the respective agreements.  The Company has concluded that the fair value of these asset retirement obligations cannot be reasonably estimated since the range of potential settlement dates is not determinable.

NOTE 17.              LEGAL MATTERS

Tracking Stock Litigation

In August 2002, purported class actions naming as defendants Cablevision and each of its directors were filed in the Delaware Chancery Court.  The actions, which allege breach of fiduciary duties and breach of contract with respect to the exchange of the Rainbow Media Group tracking stock for Cablevision NY Group common stock, were purportedly brought on behalf of all holders of publicly traded shares of Rainbow Media Group tracking stock.  The actions sought to (i) enjoin the exchange of Rainbow Media Group tracking stock for Cablevision NY Group common stock, (ii) enjoin any sales of “Rainbow Media Group assets,” or, in the alternative, award rescissory damages, (iii) if the exchange is completed, rescind it or award rescissory damages, (iv) award compensatory damages, and (v) award costs and disbursements.  The actions were consolidated into one action on September 17, 2002, and on October 3, 2002, Cablevision filed a motion to dismiss the consolidated action.  The action was stayed by agreement of the parties pending resolution of a related action brought by one of the plaintiffs to compel the inspection of certain books and records of Cablevision.  On October 26, 2004, the parties entered into a stipulation dismissing the related action, and providing for Cablevision’s production of certain documents. On December 13, 2004, plaintiffs filed a consolidated amended complaint.  Cablevision filed a motion to dismiss the amended complaint.  On April 19, 2005, the court granted that motion in part, dismissing the breach of contract claim but declining to dismiss the breach of fiduciary duty claim on the pleadings.

In August 2003, a purported class action naming as defendants Cablevision, directors and officers of Cablevision and certain current and former officers and employees of the Company’s Rainbow Media Holdings and American Movie Classics subsidiaries was filed in New York Supreme Court by the Teachers Retirement System of Louisiana (“TRSL”).  The actions relate to the August 2002 Rainbow Media Group tracking stock exchange and allege, among other things, that the exchange ratio was based upon a price of the Rainbow Media Group tracking stock that was artificially deflated as a result of the improper recognition of certain expenses at the national services division of Rainbow Media Holdings.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The complaint alleges breaches by the individual defendants of fiduciary duties.  The complaint also alleges breaches of contract and unjust enrichment by Cablevision.  The complaint seeks monetary damages and such other relief as the court deems just and proper.  On October 31, 2003, Cablevision and other defendants moved to stay the action in favor of the previously filed actions pending in Delaware or, in the alternative, to dismiss for failure to state a claim.  On June 10, 2004, the court stayed the action on the basis of the previously filed action in Delaware.  TRSL subsequently filed a motion to vacate the stay in the New York action, and simultaneously filed a motion to intervene in the Delaware action and to stay that action.  Cablevision opposed both motions.  On April 19, 2005, the court in the Delaware action denied the motion to stay the Delaware action and granted TRSL’s motion to intervene in that action.  On June 22, 2005, the court in the New York action denied TRSL’s motion to vacate the stay in that action.

Cablevision reached an agreement in principle with respect to the settlement of the Delaware action in the quarter ended June 30, 2007.  In connection with the anticipated settlement, Cablevision expects to seek dismissal of the New York action as well as the Delaware action.  A hearing on the proposed settlement is scheduled to take place in April 2008.

The Wiz Bankruptcy

TW, Inc. (“TW”), a former subsidiary of the Company and operator of The Wiz consumer retail electronics business, is the subject of a Chapter 11 bankruptcy proceeding in the U.S. Bankruptcy Court for the District of Delaware.  In February 2005, TW filed a complaint in the bankruptcy proceeding against Cablevision and certain of its affiliates seeking recovery of alleged preferential transfers in the aggregate amount of $193,457.  Also in February 2005, the Official Committee of Unsecured Creditors of TW (the “Committee”) filed a motion seeking authority to assume the prosecution of TW’s alleged preference claims and to prosecute certain other causes of action.  The bankruptcy court granted the Committee’s motion on or about March 10, 2005, thereby authorizing the Committee, on behalf of TW, to continue the preference suit and to assert other claims.  On March 12, 2005, the Committee filed a complaint in the bankruptcy court against Cablevision, certain of its affiliates, and certain present and former officers and directors of Cablevision and of its former subsidiary Cablevision Electronics Investments, Inc. (“CEI”).  The Committee’s complaint, as amended, asserts preferential transfer claims allegedly totaling $193,858, breach of contract, promissory estoppel, and misrepresentation claims allegedly totaling $310,000, and fraudulent conveyance, breach of fiduciary duty, and other claims seeking unspecified damages.  On June 30, 2005, Cablevision filed a motion to dismiss several of the claims in the amended complaint.  On October 31, 2005, the bankruptcy court denied the motion to dismiss.  The bankruptcy court’s ruling on the motion to dismiss allowed the Committee to proceed with its claims against Cablevision and the other defendants.  A hearing on solvency issues was held November 29 and 30, 2007.  At that hearing, the court ruled that the Committee had failed to prove that CEI was insolvent at any point before 2003, a ruling that the Company believes will have the effect of significantly limiting many of the Committee’s claims.  Cablevision believes that the claims asserted by the Committee are without merit and is contesting them vigorously.

Dolan Family Group 2006 Proposal

In October 2006, a number of shareholder class action lawsuits (the “Transactions Lawsuits”) were filed against Cablevision and its individual directors in New York Supreme Court, Nassau County, relating to the October 8, 2006 offer by the Dolan Family Group to acquire all of the outstanding shares of Cablevision’s common stock, except for the shares held by the Dolan Family Group.  These lawsuits

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

allege breaches of fiduciary duty and seek injunctive relief to prevent consummation of the proposed transaction and compensatory damages.  (In addition, a similar claim was added to a shareholder derivative action involving claims for alleged options backdating that was pending in the District Court for the Eastern District of New York, which is described below under “Stock Option Related Matters.”)  The New York Supreme Court ordered expedited discovery, which began in November 2006.  On January 12, 2007, the Special Transaction Committee of the Board (“Special Transaction Committee”) received a revised proposal from the Dolan Family Group to acquire all of the outstanding shares of common stock of Cablevision, except for the shares held by the Dolan Family Group.  On January 16, 2007, the Special Transaction Committee delivered a letter to Charles F. Dolan and James L. Dolan, rejecting as inadequate the revised proposal.  As discussed in Note 18, on May 2, 2007, Cablevision entered into a merger agreement pursuant to which, if the merger contemplated thereby was consummated, the Dolan Family Group would obtain ownership of all of the common stock equity of Cablevision (the “Proposed Merger”).  Lawyers representing shareholders in certain of the Transactions Lawsuits, in consultation with lead counsel for the plaintiffs in the Nassau County Supreme Court options backdating litigations, participated in the negotiations to improve the financial terms of the Proposed Merger as well as to add certain contractual provisions designed to protect the rights of shareholders. Based upon the above events and circumstances, and the role that the lead counsel for the plaintiffs in the Transactions Lawsuits played in connection with the Proposed Merger, the parties subsequently reached a memorandum of understanding for the dismissal of the Transactions Lawsuits (and of the going-private claim in the cases pending in the U.S. District Court for the Eastern District of New York), subject to approval of a settlement by the Nassau County Supreme Court, and for the transfer to Cablevision, if the Proposed Merger were to be consummated, of the options-related derivative claims pending in the Nassau County Supreme Court and in the U.S. District Court for the Eastern District of New York.  Pursuant to the memorandum of understanding, the parties executed a stipulation of settlement as of September 18, 2007.  The stipulation of settlement was conditioned on, among other things, consummation of the Proposed Merger, and provided that the stipulation would become null and void and of no further force and effect in the event that this condition was not satisfied.  This condition was not satisfied.

Director Litigation

Cablevision was named as a nominal defendant in a purported shareholder derivative complaint filed in the Court of Chancery of the State of Delaware.  The action was brought derivatively on behalf of Cablevision and named as additional defendants Charles F. Dolan, the Chairman of Cablevision, and Rand Araskog, Frank Biondi, John Malone and Leonard Tow, each of whom was appointed as a director on March 2, 2005 by Mr. Dolan and certain other holders of the Company’s NY Group Class B common stock.  The complaint alleges that Charles F. Dolan, as the controlling Class B shareholder of Cablevision, by purporting to remove three Cablevision Board members (William J. Bell, Sheila Mahony and Steven Rattner) and replace them with the four new directors, wrongfully interfered with the Board’s role in managing the affairs of Cablevision and sought to substitute his judgment of how to proceed with the VOOM service of Cablevision’s Rainbow DBS subsidiary above that of the Board.  The action seeks, among other things, to preliminarily and permanently enjoin Charles F. Dolan from interfering with the managerial prerogatives of Cablevision’s Board; rescinding the purported appointment of the new directors; rescinding the removal of Mr. Bell, Ms. Mahony and Mr. Rattner as directors and restoring them to their positions as directors and directing Charles F. Dolan to account to Cablevision for its damages.  There have been no developments in the case since May 2005, when the parties agreed that defendants need not respond to the complaint until further notice from the plaintiff.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Patent Litigation

Cablevision is named as a defendant in certain lawsuits claiming infringement of various patents relating to various aspects of the Company’s businesses.  In certain of these cases other industry participants are also defendants.  In certain of these cases the Company expects that any potential liability would be the responsibility of the Company’s equipment vendors pursuant to applicable contractual indemnification provisions.  To the extent that the allegations in these lawsuits have been analyzed by the Company at the current stage of their proceedings, the Company believes that the claims are without merit and intend to defend the actions vigorously.  The final disposition of these actions is not expected to have a material adverse effect on the Company’s consolidated financial position.

Contract Dispute

In September 2005, Loral filed an action against Cablevision and Rainbow DBS for breach of contract based on a letter agreement dated March 23, 2001 (“the Letter Agreement”) between Loral and Rainbow DBS.  Loral alleged that the sale of the Rainbow-1 satellite and related assets to EchoStar constituted a sale of “substantially all of the assets of Rainbow DBS” triggering a “Make Whole Payment” under the Letter Agreement of $33,000 plus interest.  A trial in this matter took place in January 2007 in New York Supreme Court for New York County.  On January 24, 2007, the jury returned a verdict finding that the EchoStar sale had triggered a Make Whole Payment under the Letter Agreement, requiring a payment to Loral of $50,898, including interest, which was accrued for in 2006 and reflected as an expense in discontinued operations.  On March 12, 2007, judgment was entered against Cablevision and Rainbow DBS in the amount of $52,159.  Cablevision and Rainbow DBS filed a motion for judgment as a matter of law, or in the alternative for a new trial, which was denied by the court on March 30, 2007.  The Company has posted a cash collateralized bond in the amount of $52,159, which is reflected as restricted cash in the Company’s consolidated balance sheet at December 31, 2007.  The Company filed an appeal with the New York Supreme Court Appellate Division, First Department, which affirmed the judgment on February 19, 2008.

Accounting Related Investigations

In June 2003, the Company reported that it had discovered certain improper expense accruals primarily at the national programming services of the Company’s Rainbow segment.  The improper expense recognition matter has been the subject of investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.  The SEC is continuing to investigate the improper expense recognition matter and the Company’s timing of recognition of launch support, marketing and other payments under affiliation agreements.  The Company continues to fully cooperate with such investigations.

Stock Option Related Matters

The Company announced on August 8, 2006 that, based on a voluntary review of its past practices in connection with grants of stock options and stock appreciation rights (“SARs”), it had determined that the grant date and exercise price assigned to a number of its stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the fair market value of Cablevision’s common stock on the actual grant date.  The review was conducted with a law firm that was not previously involved with the Company’s stock option plans.  The Company has advised the SEC and the U.S. Attorney’s Office for the Eastern District of New York of these matters and each has commenced an

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

investigation.  The Company received a grand jury subpoena from the U.S. Attorney’s Office for the Eastern District of New York seeking documents related to the stock options issues.  The Company received a document request from the SEC relating to its informal investigation into these matters.  The Company continues to fully cooperate with such investigations.

In addition, in August, September and October 2006, purported derivative lawsuits (including one purported combined derivative and class action lawsuit) relating to the Company’s past stock option and SAR grants were filed in New York State Supreme Court for Nassau County, the United States District Court for the Eastern District of New York, and Delaware Chancery Court for New Castle County, by parties identifying themselves as shareholders of Cablevision purporting to act on behalf of Cablevision.  These lawsuits named as defendants certain present and former members of Cablevision’s Board of Directors and certain present and former executive officers, alleging breaches of fiduciary duty and unjust enrichment relating to practices with respect to the dating of stock options, recordation and accounting for stock options, financial statements and SEC filings, and alleged violation of IRC 162(m).  In addition, certain of these lawsuits asserted claims under Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 and Section 304 of the Sarbanes-Oxley Act.  The lawsuits sought damages from all defendants, disgorgement from the officer defendants, declaratory relief, and equitable relief, including rescission of the 2006 Employee Stock Plan and voiding of the election of the director defendants.  On October 27, 2006, the Board of Directors of Cablevision appointed Grover C. Brown and Zachary W. Carter as directors and, on the same date, appointed Messrs. Brown and Carter to a newly formed Special Litigation Committee (“SLC”) of the Board.  The SLC was directed by the Board to review and analyze the facts and circumstances surrounding these claims, which purport to have been brought derivatively on behalf of the Company, and to consider and determine whether or not prosecution of such claims is in the best interests of the Company and its shareholders, and what actions the Company should take with respect to the cases.  The SLC, through its counsel, filed motions in all three courts to intervene and to stay all proceedings until completion of the SLC’s independent investigation of the claims raised in these actions.  The Delaware action subsequently was voluntarily dismissed without prejudice by the plaintiff.  The actions pending in Nassau County have been consolidated and a single amended complaint has been filed in that jurisdiction. Similarly, the actions pending in the Eastern District of New York have been consolidated and a single amended complaint has been filed in that jurisdiction.  Both the Nassau County action and the Eastern District of New York action assert derivative claims on behalf of the Company as well as direct claims on behalf of Cablevision shareholders relating to the Company’s past stock option and SAR grants.  On November 14, 2006, the trial court in the Nassau County action denied the SLC’s motion for a stay of proceedings and ordered expedited discovery.  The Appellate Division of the New York State Supreme Court subsequently stayed all proceedings in the Nassau County action (including all discovery) pending the SLC’s appeal of the denial of its stay motion.  On October 9, 2007, the Appellate Division affirmed the trial court’s denial of the SLC’s motion to stay proceedings. The U.S. District Court for the Eastern District of New York granted the SLC’s motion for a stay and stayed the cases pending in that court.  That stay expired following the determination that the transaction contemplated by the Dolan Family Group 2006 Proposal would not close.  There have been a series of extensions and/or stays in the Nassau County and Eastern District actions, and both actions are currently stayed until March 14, 2008.

The Company has continued to incur substantial expenses for legal services in connection with the Company’s stock option related litigation and the investigations by the SEC and the U.S. Attorney’s Office for the Eastern District of New York.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Antitrust Lawsuit

On September 20, 2007, an antitrust lawsuit was filed in the U.S. District Court for the Central District of California against Cablevision and several other defendants, including other cable and satellite providers and programming content providers.  The complaint alleges that the defendants have violated Section 1 of the Sherman Antitrust Act by agreeing to the sale and licensing of programming on a “bundled” basis and by offering programming in packaged tiers rather than on an “a la carte” basis.  The plaintiffs, purportedly on behalf of a nationwide class of cable and satellite subscribers, seek unspecified treble monetary damages and injunctive relief to compel the offering of channels to subscribers on an “a la carte” basis.  The Company intends to defend against this lawsuit vigorously.

Other Matters

In addition to the matters discussed above, the Company is party to various lawsuits, some involving claims for substantial damages.  Although the outcome of these other matters cannot be predicted with certainty and the impact of the final resolution of these other matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these other lawsuits will have a material adverse effect on the financial position of the Company or the ability of the Company to meet its financial obligations as they become due.

NOTE 18.          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and Cash Equivalents, Restricted Cash, Accounts Receivable, Trade, Notes and Other Receivables, Prepaid Expenses and Other Assets, Advances to Affiliates, Accounts Payable, Accounts Payable to Affiliates and Accrued Liabilities.

The carrying amount approximates fair value due to the short-term maturity of these instruments.

Derivative Contracts and Liabilities Under Derivative Contracts

Derivative contracts are carried on the accompanying consolidated balance sheets at fair value based on dealer quotes.

Investment Securities and Investment Securities Pledged as Collateral

Marketable securities are carried on the accompanying consolidated balance sheets at their fair value based upon quoted market prices.

Bank Debt, Collateralized Indebtedness, Notes Payable, Senior Notes and Debentures and Senior Subordinated Notes

The fair values of each of the Company’s debt instruments are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for instruments of the same remaining maturities.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Interest Rate Swap Agreements

Interest rate swap agreements are carried on the accompanying consolidated balance sheets at fair value based on valuations provided by a derivative valuation system using current market interest rate data.  These values represent the estimated amount the Company would receive or pay to terminate agreements, taking into consideration current interest rates.

The fair value of the Company’s debt instruments are summarized as follows:

	December 31, 2007
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$4,888,750	$4,888,750
Collateralized indebtedness	847,154	847,581
Senior notes and debentures	3,995,148	3,933,500
Senior subordinated notes	323,311	341,250
Notes payable	1,017	1,017
	$10,055,380	$10,012,098

	December 31, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$4,992,500	$4,992,500
Collateralized indebtedness	921,574	901,035
Senior notes and debentures	4,493,956	4,545,089
Senior subordinated notes and debentures	497,011	551,682
Notes payable	18,843	19,165
	$10,923,884	$11,009,471

Fair value estimates related to the Company’s debt instruments and interest rate swap agreements discussed above are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

NOTE 19.         SEGMENT INFORMATION

The Company classifies its business interests into three reportable segments: Telecommunications Services, consisting principally of its video, high-speed data, Voice over Internet Protocol and its commercial data and voice services operations; Rainbow, consisting principally of interests in national and regional cable television programming networks, including AMC, IFC, WE tv, News 12 and the VOOM HD Networks; and Madison Square Garden, consisting principally of its professional sports teams, a regional sports programming business and an entertainment business, as well as the operations of Fuse, a national programming network effective January 1, 2008.  Prior to January 1, 2008, Fuse was included in the Rainbow segment.  Prior period segment information has been reclassified and reported on a comparable basis.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

The Company’s reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization (including impairments), stock plan income or expense and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income (loss), an accepted GAAP measure.  Information as to the operations of the Company’s business segments is set forth below.

	Years Ended December 31,
	2007	2006	2005
Revenues, net from continuing operations
Telecommunications Services	$4,721,169	$4,237,707	$3,606,765
Rainbow	843,548	736,887	692,915
Madison Square Garden	1,002,182	905,196	847,552
All other (a)	77,873	84,391	85,385
Inter-segment eliminations	(160,291)	(135,688)	(150,572)
	$6,484,481	$5,828,493	$5,082,045

Inter-segment eliminations are primarily affiliate revenues recognized by the Company’s Rainbow and Madison Square Garden segments from the sale of cable network programming to the Company’s Telecommunication Services segment.

	Years Ended December 31,
	2007	2006	2005
Inter-segment revenues
Telecommunications Services	$1,839	$1,529	$2,420
Rainbow	53,408	39,248	49,280
Madison Square Garden	105,034	94,911	98,872
Other	10	—	—
	$160,291	$135,688	$150,572

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income (Loss) from Continuing Operations

	Years Ended December 31,
	2007	2006	2005
Adjusted operating cash flow from continuing operations
Telecommunications Services	$1,828,407	$1,668,554	$1,412,199
Rainbow	193,382	137,653	133,239
Madison Square Garden	136,286	61,259	110,640
All other (b)	(71,347)	(81,642)	(80,632)
	$2,086,728	$1,785,824	$1,575,446

	Years Ended December 31,
	2007	2006	2005
Depreciation and amortization (including impairments) included in continuing operations
Telecommunications Services	$(929,606)	$(915,724)	$(843,177)
Rainbow	(89,117)	(92,561)	(100,221)
Madison Square Garden	(62,399)	(65,171)	(67,110)
All other (c)	(37,766)	(46,373)	(64,203)
	$(1,118,888)	$(1,119,829)	$(1,074,711)

	Years Ended December 31,
	2007	2006	2005
Stock expense included in continuing operations
Telecommunications Services	$(24,325)	$(39,485)	$(14,657)
Rainbow	(14,734)	(23,553)	(5,937)
Madison Square Garden	(11,715)	(15,817)	(4,323)
All other (c)	(1,265)	(1,732)	(1,789)
	$(52,039)	$(80,587)	$(26,706)

	Years Ended December 31,
	2007	2006	2005
Restructuring credits (charges) included in continuing operations
Telecommunications Services	$—	$17	$(295)
Rainbow	(2,820)	—	—
Madison Square Garden	(221)	(143)	(366)
All other (c)	(1,692)	3,610	1,198
	$(4,733)	$3,484	$537

	Years Ended December 31,
	2007	2006	2005
Operating income (loss) from continuing operations
Telecommunications Services	$874,476	$713,362	$554,070
Rainbow	86,711	21,539	27,081
Madison Square Garden	61,951	(19,872)	38,841
All other (b)	(112,070)	(126,137)	(145,426)
	$911,068	$588,892	$474,566

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Years Ended December 31,
	2007	2006	2005
Operating income (loss) from continuing operations before income taxes
Total operating income for reportable segments	$1,023,138	$715,029	$619,992
Other operating loss (b)	(112,070)	(126,137)	(145,426)
Operating income	911,068	588,892	474,566

Items excluded from operating income:
Interest expense	(806,406)	(795,418)	(640,041)
Interest income	36,701	32,570	15,785
Equity in net income of affiliates	4,377	6,698	3,219
Gain on sale of programming and affiliate interests, net	183,286	––	64,968
Gain (loss) on investments, net	(214,257)	290,052	(138,312)
Gain (loss) on derivative contracts, net	138,144	(253,712)	119,180
Write-off of deferred financing costs	(2,919)	(14,083)	—
Loss on extinguishment of debt	(19,113)	(13,125)	—
Minority interests	321	1,614	5,221
Miscellaneous, net	2,636	2,845	827
Income (loss) from continuing operations before income taxes	$233,838	$(153,667)	$(94,587)

(a)          Represents net revenues of Clearview Cinemas and PVI Virtual Media.

(b)         Principally includes unallocated corporate general and administrative costs, in addition to the operating results of Clearview Cinemas and PVI Virtual Media.  It also includes costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not eliminated as a result of the disposition or shut down of these businesses.

(c)          Includes expenses and/or credits relating to Clearview Cinemas, PVI Virtual Media, certain corporate expenses/credits and certain costs allocated to Fox Sports Net Bay Area, Fox Sports Net Ohio, Fox Sports Net Florida, Fox Sports Net Chicago and Rainbow DBS (distribution operations) that were not eliminated as a result of the disposition or shut down of these businesses.

	December 31,
	2007	2006
Assets
Telecommunications Services	$7,671,965	$6,636,723
Rainbow (a)	2,194,370	2,239,141
Madison Square Garden	1,971,496	1,864,117
Corporate, other and inter-segment eliminations	(2,327,802)	(895,054)
Assets held for sale	––	128,301
	$9,510,029	$9,973,228

(a)          Rainbow assets include amounts due from the Rainbow DBS distribution business of $266,210 and $276,245 at December 31, 2007 and 2006, respectively, which are eliminated in consolidation.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2007	2006	2005
Capital Expenditures
Telecommunications Services	$678,384	$819,747	$695,327
Rainbow	26,172	20,281	27,037
Madison Square Garden	50,800	23,761	22,379
Corporate and other	25,950	22,044	23,909
	$781,306	$885,833	$768,652

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States and are primarily concentrated in the New York metropolitan area.

NOTE 20.         INTERIM FINANCIAL INFORMATION (Unaudited)

The following is a summary of the Company’s selected quarterly financial data for the years ended December 31, 2007 and 2006:

	March 31,	June 30,	September 30,	December 31,	Total
	2007	2007	2007	2007	2007
2007:
Revenues, net	$1,562,633	$1,567,984	$1,511,799	$1,842,065	$6,484,481
Operating expenses	(1,392,315)	(1,359,595)	(1,309,731)	(1,511,772)	(5,573,413)
Operating income	$170,318	$208,389	$202,068	$330,293	$911,068

Income (loss) from continuing operations	$(14,656)	$147,278	$(41,667)	$8,254	$99,209
Income (loss) from discontinued operations, net of taxes	7,597	190,018	(440)	(1,940)	195,235
Income (loss) before cumulative effect of a change in accounting principle	(7,059)	337,296	(42,107)	6,314	294,444
Cumulative effect of a change in accounting principle, net of taxes	(443)	––	––	––	(443)
Net income (loss)	$(7,502)	$337,296	$(42,107)	$6,314	$294,001

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

	March 31,	June 30,	September 30,	December 31,	Total
	2006	2006	2006	2006	2006
2006:
Revenues, net	$1,387,668	$1,396,789	$1,381,716	$1,662,320	$5,828,493
Operating expenses	(1,288,221)	(1,237,068)	(1,254,744)	(1,459,568)	(5,239,601)
Operating income	$99,447	$159,721	$126,972	$202,752	$588,892

Income (loss) from continuing operations	$(37,520)	$(10,586)	$(40,815)	$22,885	$(66,036)
Income (loss) from discontinued operations, net of taxes	(824)	43,113	2,578	(28,439)	16,428
Income (loss) before cumulative effect of a change in accounting principle	(38,344)	32,527	(38,237)	(5,554)	(49,608)
Cumulative effect of a change in accounting principle, net of taxes	(862)	––	––	––	(862)
Net income (loss)	$(39,206)	$32,527	$(38,237)	$(5,554)	$(50,470)

NOTE 21.            OTHER MATTERS

Settlement with Time Warner

On September 29, 2005, AMC and Time Warner Entertainment, L.P. settled existing litigation whereby the Company simultaneously entered into 11 separate affiliation agreements with Time Warner.  These agreements included amendments and enhancements to existing affiliation agreements for some of the Company’s programming services and new affiliation agreements and new distribution for other programming services of the Company.  The amendments included a long-term extension of Time Warner’s affiliation agreement with AMC with rate and positioning terms that are favorable to AMC.  Because of the long-term benefits to the Company from the extension and enhancement of the AMC agreement, the $74,000 of required payments, all of which have been paid to Time Warner over the 2005-2007 period, attributable to AMC were capitalized as deferred carriage fees and are being amortized as a reduction to revenue over the approximate 13 year life of the extended AMC affiliation agreement.

Resolutions of Contract Disputes

In June 2006, the Company collected $26,500 related to the resolution of a contractual programming dispute, $19,476 of which was due in periods prior to 2006 but not recognized as a reduction to programming costs because it was being disputed and was not being paid by the affiliate.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

In connection with the resolution of another contract dispute, Fox Sports Net Chicago, which was shut down in June 2006, recorded $77,996 of affiliate revenue in June 2006 including $71,396, relating to periods prior to 2006, that had not been previously recognized due to the dispute.  Such affiliate revenue has been reported in discontinued operations.  The underlying contract was terminated in June 2006 and no further payments will be received under the contract.

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

NOTE 22.                               SUBSEQUENT EVENTS (Unaudited)

Sundance Channel L.L.C.

On May 6, 2008, Rainbow Media Holdings entered into an agreement to acquire Sundance Channel L.L.C. (“Sundance”) from General Electric Company’s NBC Universal, CBS Corporation’s Showtime Networks, and entities controlled by Robert Redford.  The purchase price of $496,000 (subject to customary working capital adjustments) will be paid through an exchange of approximately 12.7 million shares of common stock of General Electric Company held by Rainbow Media Holdings, with a cash adjustment at closing based upon the value of the General Electric Company shares in relation to the total purchase price.  Under the transaction structure, General Electric Company will receive all of the General Electric Company common stock and the CBS and Redford entities will receive cash in exchange for their interest in Sundance.  The transaction is expected to be an exchange of the General Electric Company shares that is tax free to the Company.  The Company also expects to receive a full step up in the tax basis of Sundance.  In connection with the exchange of the General Electric Company shares, the Company will repay the fair value of the monetization debt and settle the related equity derivative contracts associated with those shares.  The cash portion of the purchase price and the repayment of the monetization indebtedness and the settlement of the associated equity derivative contracts are expected to be satisfied with cash on hand and/or borrowings under either the Rainbow National Services LLC or CSC Holdings revolving credit agreements.

Consummation of the transaction is subject to customary closing conditions, including receipt of regulatory approvals.

Newsday LLC

On May 11, 2008, CSC Holdings entered into a Formation Agreement with Tribune Company to form a new limited liability company (“Newsday LLC”).  Under the terms of the Formation Agreement, Tribune Company, through its subsidiaries, will contribute the Newsday business (the “Newsday Media Group Business”) and CSC Holdings will contribute newly issued Senior Notes of Cablevision with a fair market value of $650,000 on the contribution date.

Also on the contribution date, Newsday LLC will borrow $650,000 under a new secured credit facility, and Tribune Company will receive $630,000 in cash from the proceeds of that financing (which includes the $18,000 of prepaid rent mentioned below).  CSC Holdings will provide funds to Newsday LLC to pay certain transaction costs.

As a result of these transactions, CSC Holdings, through a wholly-owned subsidiary, will own approximately 97% and Tribune Company, through a wholly-owned subsidiary, will own approximately 3% of the equity in Newsday LLC.  CSC Holdings will have operational control of Newsday LLC.

The Newsday Media Group Business was valued at $632,000 in the transaction, and Tribune Company will also receive $18,000 at closing as prepaid rent under certain leases of property used in the business, bringing the total transaction value to $650,000.

The debt securities contributed by CSC Holdings will have terms which mirror Cablevision’s 8% Senior Notes due 2012.  Bank of America has provided a firm financing commitment with respect to the $650,000 of financing to be raised by Newsday LLC.  Under the commitment letter from Bank of

CSC HOLDINGS, INC. AND SUBSIDIARIES

(a wholly-owned subsidiary of Cablevision Systems Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(Dollars in thousands, except per share amounts)

America, borrowings by Newsday LLC will be guaranteed by CSC Holdings and secured by a lien on the assets of Newsday LLC, including the Cablevision Senior Notes contributed by CSC Holdings.  Tribune Company has agreed to indemnify CSC Holdings with respect to any payments that CSC Holdings makes under its guarantee of the Newsday LLC financing.  Newsday LLC will generally be prohibited from using the proceeds received from any repayment of the Cablevision Senior Notes contributed by CSC Holdings to acquire non-publicly traded notes or debt instruments of Cablevision or CSC Holdings, and Newsday LLC will be required under the financing agreements to maintain cash or cash equivalents or publicly traded notes or debt instruments of Cablevision or CSC Holdings with an aggregate principal amount that exceeds the then-outstanding borrowings by Newsday LLC.

CSC Holdings and Tribune Company will enter into a Tax Matters Agreement pursuant to which, among other things, CSC Holdings will agree that it will indemnify Tribune Company for certain taxes incurred by Tribune Company if, prior to January 1, 2018, Newsday LLC sells or otherwise disposes of the Newsday Media Group Business contributed by Tribune Company or fails to maintain outstanding indebtedness in specified minimum amounts over time (reducing to $335,000 on January 1, 2018).

At any time after the tenth anniversary of the closing of the transaction and prior to the thirteenth anniversary of the closing, CSC Holdings will have the right to purchase Tribune Company’s entire interest in Newsday LLC.  At any time after the thirteenth anniversary of the closing and on or prior to the date that is six months after such anniversary, Tribune Company will have the right to require CSC Holdings to purchase Tribune Company’s entire interest in Newsday LLC.  In either case, the purchase price will be the fair market value of the interest.

Consummation of the transaction is subject to customary closing conditions, including receipt of regulatory approvals.